UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934
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☑	Definitive Proxy Statement
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☐	Soliciting Material Pursuant to §240.14a-12
EMDEON CORPORATION
(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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EMDEON CORPORATION
669 River Drive, Center 2
Elmwood Park, New Jersey 07407-1361

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD SEPTEMBER 12, 2006

To The Stockholders of Emdeon Corporation:
      NOTICE IS HEREBY GIVEN that an Annual Meeting of Stockholders of Emdeon Corporation will be held at 10:00 a.m., Eastern time, on September 12, 2006, at The Marriott at Glenpointe, 100 Frank W. Burr Boulevard, Teaneck, New Jersey 07666, for the following purposes:

1. To elect three Class II directors of Emdeon, each to serve a three-year term, or until his successor has been elected and qualified or until his earlier resignation or removal; and

2. To consider and vote on a proposal to ratify and approve an amendment to Emdeon’s 2000 Long-Term Incentive Plan to increase the number of shares of Emdeon Common Stock issuable under that Plan by 3,000,000 shares, to a total of 32,500,000 shares; and

3. To consider and vote on a proposal to ratify the appointment of Ernst & Young LLP as the independent registered public accounting firm to serve as Emdeon’s independent auditor for the fiscal year ending December 31, 2006; and

4. To consider and transact such other business as may properly be brought before the Annual Meeting or any adjournment or postponement thereof.
      None of the proposals requires the approval of any other proposal to become effective.
      Only stockholders of record at the close of business on July 25, 2006 will be entitled to vote at this meeting. The stock transfer books will not be closed.
      All stockholders are cordially invited to attend the Annual Meeting in person. However, to ensure your representation at the Annual Meeting, you are urged to complete, sign, date and return the enclosed proxy card in the enclosed postage-prepaid envelope as promptly as possible.

By Order of the Board of Directors
of Emdeon Corporation

Charles A. Mele
Executive Vice President,
General Counsel and Secretary
Elmwood Park, New Jersey
August 14, 2006
YOUR VOTE IS IMPORTANT.
WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING,
PLEASE COMPLETE, SIGN, DATE AND RETURN YOUR PROXY.

FORWARD-LOOKING STATEMENTS
PROXY STATEMENT
ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON SEPTEMBER 12, 2006
PROPOSALS TO BE CONSIDERED AT THE ANNUAL MEETING
VOTING RIGHTS AND RELATED MATTERS
SECURITY OWNERSHIP BY PRINCIPAL STOCKHOLDERS AND MANAGEMENT
PROPOSAL 1: ELECTION OF DIRECTORS
EXECUTIVE OFFICERS
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
EXECUTIVE COMPENSATION
PERFORMANCE GRAPH
REPORT OF THE COMPENSATION COMMITTEE
COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
REPORT OF THE AUDIT COMMITTEE
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
PROPOSAL 2: AMENDMENT TO THE 2000 LONG-TERM INCENTIVE PLAN TO INCREASE THE NUMBER OF SHARES ISSUABLE UNDER THE PLAN
PROPOSAL 3: RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
STOCKHOLDER PROPOSALS FOR 2007 ANNUAL MEETING
WHERE YOU CAN FIND MORE INFORMATION
MISCELLANEOUS
ANNEX A
ANNEX B
ANNEX C

FORWARD-LOOKING STATEMENTS
      This Proxy Statement contains both historical and forward-looking statements. All statements other than statements of historical fact are, or may be, forward-looking statements. For example, statements concerning projections, predictions, expectations, estimates or forecasts and statements that describe our objectives, plans or goals are, or may be, forward-looking statements. These forward-looking statements reflect management’s current expectations concerning future results and events and can generally be identified by the use of expressions such as “may,” “will,” “should,” “could,” “would,” “likely,” “predict,” “potential,” “continue,” “future,” “estimate,” “believe,” “expect,” “anticipate,” “intend,” “plan,” “foresee,” and other similar words or phrases, as well as statements in the future tense.
      Forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to be different from any future results, performance and achievements expressed or implied by these statements. Information about important risks and uncertainties that could affect future results, causing those results to differ materially from those expressed in our forward-looking statements, can be found in our other Securities and Exchange Commission filings. Other unknown or unpredictable factors also could have material adverse effects on our future results.
      The forward-looking statements included in this Proxy Statement are made only as of the date of this Proxy Statement. We expressly disclaim any intent or obligation to update any forward-looking statements to reflect subsequent events or circumstances.

EMDEON CORPORATION
669 River Drive, Center 2
Elmwood Park, New Jersey 07407-1361

PROXY STATEMENT

ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON SEPTEMBER 12, 2006
      This Proxy Statement and the enclosed form of proxy are furnished to stockholders of Emdeon Corporation, a Delaware corporation, in connection with the solicitation of proxies by our Board of Directors from holders of outstanding shares of our Common Stock, par value $0.0001 per share, and holders of outstanding shares of our Convertible Redeemable Exchangeable Preferred Stock, par value $0.0001 per share, for use at our Annual Meeting of Stockholders to be held on September 12, 2006, at 10:00 a.m., Eastern time, at The Marriott at Glenpointe, 100 Frank W. Burr Boulevard, Teaneck, New Jersey 07666, and at any adjournment or postponement thereof. The date of this Proxy Statement is August 14, 2006 and it and a form of proxy are first being mailed or otherwise delivered to stockholders on or about August 17, 2006.
PROPOSALS TO BE CONSIDERED AT THE ANNUAL MEETING
      The following proposals will be considered and voted on at the Annual Meeting:

•	Proposal 1: Election of three Class II directors of Emdeon, each to serve a three-year term, or until his successor has been elected and qualified or until his earlier resignation or removal. The three nominees are:

Paul A. Brooke
James V. Manning
Martin J. Wygod

•	Proposal 2: A proposal to ratify and approve an amendment to Emdeon’s 2000 Long-Term Incentive Plan to increase the number of shares of Emdeon Common Stock issuable under that Plan by 3,000,000 shares, to a total of 32,500,000 shares.

•	Proposal 3: A proposal to ratify the appointment of Ernst & Young LLP as the independent registered public accounting firm to serve as Emdeon’s independent auditor for the fiscal year ending December 31, 2006.
      Our Board of Directors recommends a vote “FOR” the election of each the nominees for director listed in Proposal 1 and “FOR” each of Proposals 2 and 3.
VOTING RIGHTS AND RELATED MATTERS
      Please complete, date and sign the accompanying proxy and promptly return it in the enclosed envelope or otherwise mail it to us. All properly signed proxies that we receive prior to the vote at the Annual Meeting and that are not revoked will be voted (or withheld from voting, as the case may be) at the Annual Meeting according to the instructions indicated on the proxies or, if no direction is indicated, as follows:

•	FOR the election of each of the nominees for director listed below in Proposal 1;

•	FOR the amendment to Emdeon’s 2000 Long-Term Incentive Plan (which we sometimes refer to, in this Proxy Statement, as the 2000 Plan) described in Proposal 2;

•	FOR the ratification of the appointment of Ernst & Young LLP as the independent registered public accounting firm to serve as Emdeon’s independent auditor for the fiscal year ending December 31, 2006.
None of the proposals requires the approval of any other proposal to become effective.
      A stockholder may revoke a proxy at any time before it is exercised at the Annual Meeting by taking any of the following actions:

•	delivering to the Secretary of Emdeon, at the address set forth above, prior to the vote at the Annual Meeting, a written notice, bearing a date later than the date of the proxy, stating that the proxy is revoked;

•	signing and so delivering a proxy relating to the same shares and bearing a later date prior to the vote at the Annual Meeting; or

•	attending the Annual Meeting and voting in person, although attendance at the meeting will not, by itself, revoke a proxy.
      Please note, however, that if a stockholder’s shares are held of record by a broker, bank or other nominee and that stockholder wishes to vote at the Annual Meeting, the stockholder must bring to the meeting a letter from the broker, bank or other nominee confirming the stockholder’s beneficial ownership of the shares.
      Our Board of Directors does not know of any matter that is not referred to herein to be presented for action at the Annual Meeting. If any other matters are properly brought before the meeting, the persons named in the proxies will have discretion to vote on these matters in accordance with their judgment.
Record Date and Outstanding Shares
      Our Board of Directors has fixed the close of business on July 25, 2006 as the record date for the determination of our stockholders entitled to notice of and to vote at our Annual Meeting. Only holders of record of our stock at the close of business on the record date are entitled to notice of and to vote at the meeting. Votes may be cast either in person or by properly executed proxy.
      As of the close of business on the record date, there were 277,496,851 shares of our Common Stock outstanding and entitled to vote held of record by approximately 4,000 stockholders, although we believe that there are approximately 55,000 beneficial owners of our Common Stock. Unvested shares of restricted Common Stock granted under our equity compensation plans (which we refer to as Emdeon Restricted Stock) are entitled to vote at the Annual Meeting and are included in the above number of outstanding shares of Common Stock. As of the close of business on the record date, there were 10,000 shares of our Convertible Preferred Stock outstanding and entitled to vote held of record by one stockholder. The 10,000 shares of Convertible Preferred Stock outstanding as of the record date are convertible into 10,638,297 shares of our Common Stock in the aggregate. No other voting securities of Emdeon are outstanding.

Vote and Quorum Required
      On all matters to be considered at the Annual Meeting:

•	the holders of our Common Stock and the holders of our Convertible Preferred Stock vote together as a single class and their votes are counted and totaled together;

•	each share of our Common Stock is entitled to one vote per share; and

•	the aggregate voting power of the outstanding shares of our Convertible Preferred Stock is equal to the 10,638,297 shares of Common Stock into which those shares of Convertible Preferred Stock are convertible.
Accordingly, the aggregate voting power of the outstanding shares of our Common Stock is equal to the 277,496,851 votes that the shares of Common Stock are entitled to cast plus the 10,638,297 votes that the 10,000 shares of Convertible Preferred Stock are entitled to cast, which totals 288,135,148.
      The presence, in person or by properly executed proxy, of the holders of a majority of the voting power of the outstanding shares entitled to vote at the Annual Meeting is necessary to constitute a quorum at the meeting. Abstentions will be counted as shares that are present and entitled to vote for purposes of determining whether a quorum is present. Shares held by nominees for beneficial owners will also be counted for purposes of determining whether a quorum is present if the nominee has the discretion to vote on at least one of the matters presented and even though the nominee may not exercise discretionary voting power with respect to other matters and voting instructions have not been received from the beneficial owner (sometimes referred to as a broker non-vote). If a quorum is not present, the Annual Meeting may be adjourned from time to time until a quorum is obtained.
      Proposal 1 (Election of Directors). Election of directors is by a plurality of the votes cast at the Annual Meeting with respect to such election. Accordingly, the three nominees receiving the greatest number of votes for their election will be elected. Abstentions, broker non-votes and instructions on the accompanying proxy card to withhold authority to vote for a nominee will result in that nominee receiving fewer votes for election.
      Proposal 2 (Proposal for Plan Amendment). The affirmative vote of the holders of a majority of the voting power of the outstanding shares present or represented at the meeting and entitled to vote is required to ratify and approve the amendment to the 2000 Plan described in Proposal 2. Abstentions with respect to Proposal 2 will be treated as shares that are present or represented at the meeting, but will not be counted in favor of that proposal. Accordingly, an abstention from voting on Proposal 2 will have the same effect as a vote against that proposal. Broker non-votes with respect to Proposal 2 will not be considered as present or represented at the meeting for purposes of that Proposal and, accordingly, will have no impact on the outcome of the vote with respect to Proposal 2.
      Proposal 3 (Ratification of Appointment of Independent Registered Public Accounting Firm). The affirmative vote of the holders of a majority of the votes cast at the meeting is required to ratify the appointment of Ernst & Young LLP as the independent registered public accounting firm to serve as Emdeon’s independent auditor described in Proposal 3. Abstentions and broker non-votes with respect to Proposal 3 will not be considered votes cast for or against such ratification and, accordingly, will have no impact on the outcome of the vote with respect to Proposal 3.
Expenses of Proxy Solicitation
      We will pay the expenses of soliciting proxies from our stockholders to be voted at the Annual Meeting and the cost of preparing and mailing this Proxy Statement to our stockholders. Following the original mailing of this Proxy Statement and other soliciting materials, we and our agents also may solicit proxies by mail, telephone, facsimile or in person. In addition, proxies may be solicited from our stockholders by our directors, officers and employees in person or by telephone, facsimile or other means of communication. These officers, directors and employees will not be additionally compensated but may be reimbursed for reasonable out-of-pocket expenses in connection with the solicitation. Following the original mailing of this Proxy Statement and other soliciting materials, we will request brokers, custodians, nominees and other record holders of our Common Stock to forward copies of this Proxy Statement and other soliciting materials to persons for whom they hold shares of our Common Stock and to request authority for the exercise of proxies. In these cases, we will, upon the request of the record holders, reimburse these holders for their reasonable expenses. We have retained Innisfree M&A Incorporated, a proxy solicitation firm, for assistance in connection with the solicitation of proxies for our Annual Meeting and will pay customary fees plus reimbursement of out-of-pocket expenses.
No Appraisal Rights
      Holders of our Common Stock and Convertible Preferred Stock are not entitled to appraisal rights with respect to the proposals to be considered at the Annual Meeting.

SECURITY OWNERSHIP BY PRINCIPAL STOCKHOLDERS AND MANAGEMENT
      The following table sets forth information with respect to the beneficial ownership of our Common Stock, as of July 25, 2006 (except where otherwise indicated), by each person or entity known by us to beneficially own more than 5% of our Common Stock, by each of our directors, by each of our named executive officers, as described below under “Executive Compensation,” and by all of our directors and executive officers as a group. Except as indicated in the footnotes to this table, and subject to applicable community property laws, the persons listed in the table below have sole voting and investment power with respect to all shares of our Common Stock shown as beneficially owned by them. Unless otherwise indicated, the address of each of the beneficial owners identified is c/o Emdeon Corporation, 669 River Drive, Center 2, Elmwood Park, New Jersey 07407-1361.
      All of the outstanding shares of our Convertible Preferred Stock are held by CalPERS/ PCG Corporate Partners, LLC, which has sole voting and investment power with respect to all such shares. Holders of our Convertible Preferred Stock have the right to vote, together with the holders of our Common Stock on an as converted to Common Stock basis, on matters that are put to a vote of the holders of our Common Stock. The 10,000 shares of Convertible Preferred Stock outstanding as of July 25, 2006 are convertible into 10,638,297 shares of our Common Stock in the aggregate. The address of CalPERS/ PCG Corporate Partners, LLC is c/o Pacific Corporate Group LLC, 1200 Prospect Street, Suite 200, La Jolla, California 92037.

	Common				Percent of
Name and Address of Beneficial Owner	Stock(1)		Other(2)	Total Shares	Outstanding(2)

FMR Corp.	44,292,576	(3)	—	44,292,576	16.0%
82 Devonshire Street Boston, Massachusetts 02109
Manning & Napier Advisors, Inc.	27,954,380	(4)	—	27,954,380	10.1%
190 Woodcliff Drive Fairport, NY 14450
Mark J. Adler, M.D.	32,600	(5)	175,166	207,766	*
Paul A. Brooke	371,667	(6)	149,166	520,833	*
Kevin M. Cameron	325,155	(7)	1,850,501	2,175,656	*
Andrew C. Corbin	69,176	(8)	300,000	369,176	*
Neil F. Dimick	—		58,749	58,749	*
David Gang	91,550	(9)	100,000	191,550	*
Wayne T. Gattinella	23,554	(10)	686,366	709,920	*
James V. Manning	859,047	(11)	187,166	1,046,213	*
Charles A. Mele	143,075	(12)	2,684,666	2,827,741	1.0%
Herman Sarkowsky	533,494	(13)	449,166	982,660	*
Joseph E. Smith	29,250		175,166	204,416	*
Martin J. Wygod	8,912,395	(14)	3,685,000	12,597,395	4.5%
All executive officers and directors as a group (12 persons)	11,229,257		10,727,778	21,957,035	7.6%

*	Less than 1%.

(1)	The Emdeon Corporation Performance Incentive Plan was merged into our 401(k) Savings Plan in March 2006, which was renamed the Emdeon Corporation 401(k) Savings and Employee Stock Ownership Plan (which we refer to in this Proxy Statement as the KSOP or 401(k) Plan), a retirement plan intended to be qualified under Section 401(a) of the Internal Revenue Code. The amounts set forth below include 155, 236, 1,858 and 236 shares of Emdeon Common Stock held in the respective accounts of each of Messrs. Cameron, Gattinella, Mele and Wygod in the KSOP (which we refer to in this table as KSOP Shares), all of which are vested in accordance with terms of the KSOP. The amount set forth below for “All executive officers and directors as a group” includes 2,485 KSOP Shares and 2,401 shares held by Mr. Midgette in the Porex 401(k) Savings Plan, all of which are vested in accordance with the terms of the applicable Plan. All of the KSOP Shares listed in this table were shares previously held in the Performance Incentive Plan prior to the merger of the plans, except for 1,622 shares held for the account of Mr. Mele in the 401(k) Savings Plan.

Messrs. Cameron, Corbin, Gang, Gattinella, Mele and Wygod are beneficial owners of shares of Common Stock of Emdeon subject to vesting requirements based on continued employment by Emdeon (which we refer to as Emdeon Restricted Stock) in the respective amounts stated in the footnotes below. Holders of Emdeon Restricted Stock have voting power, but not dispositive power, with respect to unvested shares of Emdeon Restricted Stock. For information regarding the vesting schedules of the Emdeon Restricted Stock, see “Executive Compensation — Summary Compensation Table” below.

(2)	Beneficial ownership is determined under the rules and regulations of the SEC, which provide that shares of Common Stock that a person has the right to acquire within 60 days are deemed to be outstanding and beneficially owned by that person for the purpose of computing the total number of shares beneficially owned by that person and the percentage ownership of that person. However, those shares are not deemed to be outstanding for the purpose of computing the percentage ownership of any other person. Accordingly, we have set forth, in the column entitled “Other,” with respect to each person listed, the number of shares of Emdeon Common Stock that such person has the right to acquire pursuant to options that are currently exercisable or that will be exercisable within 60 days of July 25, 2006. We have calculated the percentages set forth in the column entitled “Percent of Outstanding” based on the number of shares outstanding as of July 25, 2006 (which was 277,496,851, including unvested shares of Emdeon Restricted Stock) plus, for each listed person or group, the number of additional shares deemed outstanding, as set forth in the column entitled “Other.”

(3)	The information shown is as of December 31, 2005 and is based upon information disclosed by FMR Corp., Fidelity Management and Research Company, Fidelity Growth Company Fund and Edward C. Johnson, 3d in a Schedule 13G filed with the SEC. Such persons reported that FMR Corp. and the other members of the filing group had, as of December 31, 2005, sole power to dispose of or to direct the disposition of 44,292,576 shares of Emdeon Common Stock and sole power to vote or to direct the vote of 3,414,607 shares of Emdeon Common Stock. Sole power to vote the other shares of Emdeon Common Stock beneficially owned by the filing group resides in the respective boards of trustees of the funds that have invested in the shares. The interest of Fidelity Growth Company Fund, an investment company registered under the Investment Company Act of 1940, amounted to 23,729,200 shares of Emdeon Common Stock as of December 31, 2005.

(4)	The information shown is as of December 31, 2005 and is based upon information disclosed by Manning & Napier Advisors, Inc. in a Schedule 13G filed with the SEC. Manning & Napier reported that, as of December 31, 2005 it had sole power to vote or direct the vote of 25,619,130 shares of Emdeon Common Stock and sole power to dispose of or to direct the disposition of 2,335,250 shares of Emdeon Common Stock.

(5)	Represents 10,000 shares held by Dr. Adler, 22,000 shares held by the Adler Family Trust and 600 shares held by Dr. Adler’s son.

(6)	Represents 170,000 shares held by Mr. Brooke and 201,667 shares held by PMSV Holdings LLC, of which Mr. Brooke is the managing member.

(7)	Represents 86,750 shares held by Mr. Cameron, 155 PIP Shares and 238,250 unvested shares of Emdeon Restricted Stock.

(8)	Represents 16,676 shares held by Mr. Corbin and 52,500 unvested shares of Emdeon Restricted Stock.

(9)	Represents 16,550 shares held by Mr. Gang and 75,000 unvested shares of Emdeon Restricted Stock.

(10)	Represents 10,818 shares held by Mr. Gattinella, 236 KSOP Shares and 12,500 unvested shares of Emdeon Restricted Stock.

(11)	Represents 787,800 shares held by Mr. Manning and 71,247 shares held by Synetic Foundation, Inc. (d/b/a Emdeon Charitable Fund), a charitable foundation of which Messrs. Manning and Wygod are trustees and share voting and dispositive power.

(12)	Represents 111,733 shares held by Mr. Mele, 1,858 KSOP Shares, 12,500 unvested shares of Emdeon Restricted Stock and 16,984 shares held by the Rose Foundation, a private charitable foundation of which Messrs. Mele and Wygod are trustees and share voting and dispositive power.

(13)	Represents 437,662 shares held by Mr. Sarkowsky and 95,832 shares held by Sarkowsky Family L.P.

(14)	Represents 8,504,996 shares held by Mr. Wygod, 236 KSOP Shares, 150,000 shares of unvested Emdeon Restricted Stock, 7,600 shares held by Mr. Wygod’s spouse, 161,332 shares held by SYNC, Inc., which is controlled by Mr. Wygod, 16,984 shares held by Synetic Foundation, Inc. (d/b/a Emdeon Charitable Fund), a charitable foundation of which Messrs. Wygod and Manning are trustees and share voting and dispositive power, and 71,247 shares held by the Rose Foundation, a private charitable foundation of which Messrs. Wygod and Mele are trustees and share voting and dispositive power.

PROPOSAL 1:
ELECTION OF DIRECTORS
      Board of Directors. Our Board of Directors has eight members. Two of the members are also employees of Emdeon: Mr. Cameron, our Chief Executive Officer; and Mr. Wygod, Chairman of the Board. Six of the members are non-employee directors: Dr. Adler and Messrs. Brooke, Dimick, Manning, Sarkowsky and Smith. Our Board of Directors has determined that each of the non-employee directors is also an independent director under applicable SEC rules and NASDAQ Global Market listing standards. The non-employee directors meet regularly without any employee directors or other Emdeon employees present.
      Our Board of Directors is divided into three classes, two of which currently have three directors and one of which has two directors. At each Annual Meeting, the term of one of the classes of directors expires and Emdeon stockholders vote to elect nominees for the directorships in that class for a new three-year term.
      At this year’s Annual Meeting, the terms of the three Class II directors, Paul A. Brooke, James V. Manning and Martin J. Wygod, will expire. The Board of Directors, based on the recommendation of the Nominating Committee of the Board, has nominated Messrs. Brooke, Manning and Wygod for re-election at the Annual Meeting, to serve for a three-year term expiring at our Annual Meeting in 2009 and until his successor is elected and has qualified or until his earlier resignation or removal.
      The persons named in the enclosed proxy intend to vote for the election of Messrs.Brooke, Manning and Wygod, unless you indicate on the proxy card that your vote should be withheld.
      Our Board of Directors recommends a vote “FOR” the election of these nominees as directors.
      We have inquired of each nominee and have determined that each will serve if elected. While our Board of Directors does not anticipate that any of the nominees will be unable to serve, if any nominee is not able to serve, proxies will be voted for a substitute nominee unless the Board of Directors chooses to reduce the number of directors serving on the Board.
Information Regarding the Nominees and Continuing Directors
      Biographical information regarding the nominees for election as Class II directors at the Annual Meeting and the incumbent Class I and Class III directors is included below.

Nominees for election as Class II directors for a term expiring 2009:
Paul A. Brooke	60	Paul A. Brooke has been a director of our company since November 2000. Mr. Brooke is Chairman and Chief Executive Officer of Ithaka Acquisition Corporation, a development stage company, and has been the Managing Member of PMSV Holdings LLC, a private investment firm, since 1993 and a Venture Partner of MPM Capital, a venture capital firm specializing in the healthcare industry, since 1997. Mr. Brooke has also been an Advisory Director to Morgan Stanley since April 2000. From 1983 until April 1999, Mr. Brooke was a Managing Director and the Global Head of Healthcare Research and Strategy at Morgan Stanley. From April 1999 until May 2000, he was a Managing Director at Tiger Management LLC. He serves as a member of the Boards of Directors of the following other public companies: Incyte Corporation, a drug discovery company; and Viropharma Incorporated, a pharmaceutical company.

James V. Manning	59	James V. Manning has been a director of our company since September 2000 and, prior to that, was a member of a predecessor company’s Board of Directors for more than five years. Since September 2005, he has also served as a member of the Board of Directors of our WebMD Health Corp. subsidiary.
Martin J. Wygod	66	Martin J. Wygod has served as Chairman of the Board of Directors of our company since March 2001 and as a director since September 2000. Since May 2005, he has also served as Chairman of the Board of our WebMD Health Corp. subsidiary. From October 2000 until May 2003, Mr. Wygod also served as our Chief Executive Officer. From September 2000 until October 2000, Mr. Wygod served as Co-Chief Executive Officer of our company. Mr. Wygod is also engaged in the business of racing, boarding and breeding thoroughbred horses, and is President of River Edge Farm, Inc.
Incumbent Class I directors with a term expiring 2008:
Neil F. Dimick	57	Neil F. Dimick has been a director of our company since December 2002. Since September 2005, he has also served as a member of the Board of Directors of our WebMD Health Corp. subsidiary. Mr. Dimick served as Executive Vice President and Chief Financial Officer of AmerisourceBergen Corporation, a wholesale distributor of pharmaceuticals, from 2001 to 2002 and as Senior Executive Vice President and Chief Financial Officer and as a director of Bergen Brunswig Corporation, a wholesale distributor of pharmaceuticals, for more than five years prior to its merger in 2001 with AmeriSource Health Corporation to form AmerisourceBergen. He also serves as a member of the Boards of Directors of the following companies: Alliance Imaging Inc., a provider of outsourced diagnostic imaging services to hospitals and other healthcare companies; Global Resources Professionals, an international professional services firm that provides outsourced services to companies on a project basis; Mylan Laboratories, Inc., a pharmaceutical manufacturer; and Thoratec Corporation, a developer of products to treat cardiovascular disease.
Joseph E. Smith	67	Joseph E. Smith has been a director of our company since September 2000. Mr. Smith served in various positions with Warner-Lambert Company, a pharmaceutical company, from March 1989 to September 1997, the last of which was Corporate Executive Vice President and a member of the Office of the Chairman and the firm’s Management Committee. Mr. Smith serves on the Board of Directors of Par Pharmaceutical Companies, Inc., a manufacturer and distributor of generic and branded pharmaceuticals, and on the Board of Trustees of the International Longevity Center, a non-profit organization. He also serves as a director of two privately-held companies: Esprit Pharma, Inc., a specialty pharmaceutical firm; and Symphony Neuro Development Company, a biopharmaceutical firm.

Incumbent Class III directors with a term expiring 2007:
Mark J. Adler, M.D	49	Mark J. Adler, M.D., has been a director of our company since September 2000. Since September 2005, he has also served as a member of the Board of Directors of our WebMD Health Corp. subsidiary. Dr. Adler is an oncologist and has, for more than five years, been CEO and Medical Director of the San Diego Cancer Center and a director of the San Diego Cancer Research Institute. Until April 2006, he had also been, for more than five years, the Chief Executive Officer of the internal medicine and oncology group of Medical Group of North County, which is based in San Diego, California, and he continues to be a member of that Medical Group. He also serves on the Scientific Advisory Board of Red Abbey Venture Partners, a private investment firm.
Kevin M. Cameron	40	Kevin M. Cameron has served as a director and as Chief Executive Officer of our company since October 2004. Since November 2005, Mr. Cameron has also served as Acting CEO of our Emdeon Business Services segment. Mr. Cameron has held senior executive positions at our company and its predecessors since April 2000. From January 2002 until October 2004, Mr. Cameron was Special Advisor to the Chairman. From September 2000 to January 2002, he served as Executive Vice President, Business Development of our company and, in addition, from September 2001 through January 2002, was a member of the Office of the President. From April 2000 until its merger with our company in September 2000, Mr. Cameron served as Executive Vice President, Business Development of a predecessor to Emdeon. Prior to April 2000, Mr. Cameron was a Managing Director of the Health Care Investment Banking Group of UBS and held various positions at Salomon Smith Barney, which is now part of Citigroup.
Herman Sarkowsky	81	Herman Sarkowsky has been a director of our company since November 2000 and, prior to that, was a member of a predecessor company’s Board of Directors for more than five years. Mr. Sarkowsky has been President of Sarkowsky Investment Corporation, a private investment company, for more than five years.
      No family relationship exists among any of our directors or executive officers. No arrangement or understanding exists between any director or executive officer of Emdeon and any other person pursuant to which any of them were selected as a director or executive officer.
Communications with Our Directors
      Our Board of Directors encourages our security holders to communicate in writing to our directors. Security holders may send written communications to our Board of Directors or to specified individual directors by sending such communications care of the Corporate Secretary’s Office, Emdeon Corporation, 669 River Drive, Center 2, Elmwood Park, New Jersey 07407-1361. Such communications will be reviewed by our Legal Department and, depending on the content, will be:

•	forwarded to the addressees or distributed at the next scheduled Board meeting; or

•	if they relate to financial or accounting matters, forwarded to the Audit Committee or discussed at the next scheduled Audit Committee meeting; or

•	if they relate to the recommendation of the nomination of an individual, forwarded to the Nominating Committee or discussed at the next scheduled Nominating Committee meeting; or

•	if they relate to the operations of Emdeon, forwarded to the appropriate officers of Emdeon, and the response or other handling reported to the Board at the next scheduled Board meeting.
Meetings and Committees of the Board of Directors
      Our Board of Directors met 15 times during 2005. During 2005, each of our current directors attended 75% or more of the meetings held by our Board and the Board committees on which he served. In addition to meetings, our Board and its committees reviewed and acted upon matters by unanimous written consent. Emdeon’s Board of Directors encourages its members to attend our Annual Meetings of Stockholders. All but one of our directors attended our 2005 Annual Meeting and all of our directors attended our 2004 Annual Meeting.
      Our Board of Directors currently has six standing committees: an Executive Committee, a Compensation Committee, an Audit Committee, a Governance & Compliance Committee, a Nominating Committee and a Related Parties Committee. The Compensation Committee, the Audit Committee, the Governance & Compliance, the Nominating Committee and the Related Parties Committee each have the authority to retain such outside advisors as they may determine to be appropriate.
      Executive Committee. The Executive Committee, which met seven times during 2005, is currently comprised of Messrs. Brooke, Cameron, Manning, Smith and Wygod. The Executive Committee has the power to exercise, to the fullest extent permitted by law, the powers of the entire Board.
      Audit Committee. The Audit Committee, which met 13 times during 2005, is currently comprised of Messrs. Brooke, Manning and Smith; Mr. Manning is its Chairman. Each of the members of the Audit Committee meets the standards of independence applicable to audit committee members under applicable SEC rules and NASDAQ Global Market listing standards and is financially literate, as required under applicable NASDAQ Stock Market listing standards. In addition, the Board of Directors of Emdeon has determined that Mr. Manning qualifies as an “audit committee financial expert,” as that term is used in applicable SEC regulations implementing Section 407 of the Sarbanes-Oxley Act of 2002, based on his training and experience as a certified public accountant, including as a partner of a major accounting firm, and based on his service as a senior executive and chief financial officer of public companies.
      The Audit Committee operates under a written charter adopted by the Board of Directors, which sets forth the responsibilities and powers delegated by the Board to the Audit Committee. A copy of the Audit Committee Charter, as amended through July 27, 2006, is included as Annex A to this Proxy Statement. The Audit Committee’s responsibilities are summarized below in “Report of the Audit Committee” and include oversight of the administration of Emdeon’s Code of Business Conduct. A copy of the joint Emdeon and WebMD Code of Business Conduct, as amended, was filed as Exhibit 14.1 to the Current Report on Form 8-K that we filed on February 9, 2006. The Code of Business Conduct applies to all directors and employees of Emdeon and its subsidiaries. Any waiver of applicable requirements in the Code of Business Conduct that is granted to any of our directors, to our principal executive officer, to any of our senior financial officers (including our principal financial officer, principal accounting officer or controller) or to any other person who is an executive officer of Emdeon requires the approval of the Audit Committee and waivers will be disclosed on our corporate Web site, www.emdeon.com in the “About Emdeon” section, or in a Current Report on Form 8-K.
      Compensation Committee. The Compensation Committee, which met 13 times during 2005, is currently comprised of Dr. Adler and Messrs. Sarkowsky and Smith; Dr. Adler is its Chairman. Each of these directors is a non-employee director within the meaning of Section 16 of the Securities Exchange Act, an outside director within the meaning of Section 162(m) of the Internal Revenue Code and an independent director under applicable NASDAQ Global Market listing standards.
      The Compensation Committee operates under a written charter adopted by the Board of Directors, which sets forth the responsibilities and powers delegated by the Board to the Compensation Committee.

A copy of the Compensation Committee Charter, as amended through July 27, 2006, is included as Annex B to this Proxy Statement. The Compensation Committee’s responsibilities are summarized below in “Report of the Compensation Committee.”
      Nominating Committee. The Nominating Committee, which met twice during 2005, is currently comprised of Messrs. Brooke, Dimick and Sarkowsky; Mr. Dimick is its Chairman. Each of these directors is an independent director under applicable NASDAQ Global Market listing standards. The responsibilities delegated by the Board to the Nominating Committee include:

•	identifying individuals qualified to become Board members;

•	recommending to the Board the director nominees for each Annual Meeting of Stockholders; and

•	recommending to the Board candidates for filling vacancies that may occur between Annual Meetings.
The Nominating Committee operates pursuant to a written charter adopted by the Board of Directors, which sets forth the responsibilities and powers delegated by the Board to the Nominating Committee. A copy of the Nominating Committee Charter, as amended through July 27, 2006, is included as Annex C to this Proxy Statement. The Nominating Committee has not adopted specific objective requirements for service on the Emdeon Board. Instead, the Nominating Committee considers various factors in determining whether to recommend to the Board potential new Board members, or the continued service of existing members, including:

•	the amount and type of the potential nominee’s managerial and policy-making experience in complex organizations and whether any such experience is particularly relevant to Emdeon;

•	any specialized skills or experience that the potential nominee has and whether such skills or experience are particularly relevant to Emdeon;

•	in the case of non-employee directors, whether the potential nominee has sufficient time to devote to service on the Emdeon Board and the nature of any conflicts of interest or potential conflicts of interest arising from the nominee’s existing relationships;

•	in the case of non-employee directors, whether the nominee would be an independent director and would be considered a “financial expert” or “financially literate” under applicable listing standards of The NASDAQ Global Market and applicable law;

•	in the case of potential new members, whether the nominee assists in achieving a mix of Board members that represents a diversity of background and experience, including with respect to age, gender, race, areas of expertise and skills; and

•	in the case of existing members, the nominee’s contributions as a member of the Board during his or her prior service.
      The Nominating Committee will consider candidates recommended by stockholders in the same manner as described above. Any such recommendation should be sent in writing to the Nominating Committee, care of Secretary, Emdeon Corporation, 669 River Drive, Center 2, Elmwood Park, New Jersey 07407-1361. To facilitate consideration by the Nominating Committee, the recommendation should be accompanied by a full statement of the qualifications of the recommended nominee, the consent of the recommended nominee to serve as a director of Emdeon if nominated and to be identified in Emdeon’s proxy materials and the consent of the recommending stockholder to be named in Emdeon’s proxy materials. The recommendation and related materials will be provided to the Nominating Committee for consideration at its next regular meeting.
      Governance & Compliance Committee. On October 28, 2004, our Board of Directors established, effective as of November 15, 2004, the Governance & Compliance Committee. The Governance & Compliance Committee is currently comprised of Dr. Adler and Messrs. Dimick and Manning;

Mr. Dimick is its Chairman. The Governance & Compliance Committee met four times in 2005. The responsibilities delegated by the Board to the Governance & Compliance Committee include:

•	evaluating and making recommendations to the Board regarding matters relating to the governance of Emdeon;

•	assisting the Board in coordinating the activities of the Board’s other standing committees, including with respect to Emdeon’s compliance programs and providing additional oversight of those compliance programs; and

•	providing oversight of senior executive recruitment and management development.
      As part of its responsibilities relating to corporate governance, the Governance & Compliance Committee evaluates and make recommendations to the Board regarding any proposal for which a stockholder has provided required notice that such stockholder intends to make at an Annual Meeting of Stockholders, including recommendations regarding the Board’s response and regarding whether to include such proposal in Emdeon’s proxy statement.
      The Governance & Compliance Committee operates pursuant to a written charter adopted by the Board of Directors. A copy of the Governance & Compliance Committee Charter, as amended through July 27, 2006, is included as Annex D to this Proxy Statement. Pursuant to that Charter, the membership of the Governance & Compliance Committee consists of the Chairpersons of the Nominating, Audit and Compensation Committees and the Chairperson of the Nominating Committee serves as the Chairperson of the Governance & Compliance Committee, unless otherwise determined by the Governance & Compliance Committee.
      Related Parties Committee. In September 2005, our Board of Directors established the Related Parties Committee. The Related Parties Committee is currently comprised of Messrs. Brooke, Sarkowsky and Smith. Each of the members of the Related Parties Committee is an independent director and none of its members serves as a director of our WebMD Health Corp. subsidiary (which we refer to as WHC). The Related Parties Committee did not meet in 2005. The responsibilities delegated by the Board to the Related Parties Committee include:

•	oversight of transactions between Emdeon and WHC; and

•	oversight of other matters in which the interests of Emdeon and WHC conflict or may potentially conflict.
      Other Committees. From time to time, our Board of Directors forms additional committees to make specific determinations or to provide oversight of specific matters or initiatives. For example,

•	Messrs. Brooke, Manning, Sarkowsky and Smith and Dr. Adler are members of a special committee of the Board to oversee matters relating to the investigations described in “Legal Proceedings — Investigations by United States Attorney for the District of South Carolina and the SEC;”

•	Messrs. Dimick, Manning and Wygod were members during 2005 and part of 2006 of a special committee of the Board that provides oversight with respect to information technology matters relating to Emdeon Business Services (which we refer to as the Business Services IT Committee); and

•	Dr. Adler and Messrs. Dimick and Wygod were members, during 2005, of a special committee of the Board to provide oversight of the preparations for WHC’s initial public offering (which we refer to as the WebMD Health Transaction Committee); and

•	Messrs. Wygod, Manning and Smith are members of a special committee of the Board authorized to make determinations relating to our stock repurchase program.

Compensation of Non-Employee Directors
      Our non-employee directors each receive an annual retainer of $30,000. The following additional annual retainers are paid to non-employee directors for service on standing committees:

•	Audit Committee — $15,000;

•	Compensation Committee and Nominating Committee — $5,000;

•	Governance & Compliance Committee — $10,000; and

•	Related Parties Committee — $10,000.
The following additional annual retainers are paid to the chairpersons of the following standing committees for their services as chairperson:

•	Compensation Committee and Nominating Committee — $2,500; and

•	Audit Committee and Governance & Compliance Committee — $10,000.
Our non-employee directors do not receive per meeting fees for service on the Board or any of its standing committees, but they are entitled to reimbursement for all reasonable out-of-pocket expenses incurred in connection with their attendance at Board and Board committee meetings.
      Messrs. Brooke, Manning, Sarkowsky and Smith and Dr. Adler were each paid $60,000 for their service, during 2005, as members of a special committee of the Board to oversee matters relating to the investigations described in “Legal Proceedings — Investigations by United States Attorney for the District of South Carolina and the SEC” in Part I of our Annual Report on Form 10-K for the year ended December 31, 2005. Members of this special committee will continue to receive compensation for their service on the committee.
      Mr. Dimick and Dr. Adler were each paid $30,000 for their service, during 2005, as members of the WebMD Health Transaction Committee. Service on this Committee terminated at the end of the third quarter of 2005 and no further compensation will be payable with respect to this Committee.
      Messrs. Dimick and Manning were each paid $10,000 for their service, during 2005, as members of the Business Services IT Committee. Members of this Committee continued to receive compensation for their services on the Committee during the first two quarters of 2006.
      Our non-employee directors are eligible to receive discretionary grants of stock options under the 2000 Plan and our 1996 Stock Plan. No such grants were made during 2005. In addition, all non-employee directors receive options to purchase 20,000 shares of Emdeon Common Stock pursuant to automatic annual grants of stock options under our 2000 Plan made on each January 1. The vesting schedule for each automatic annual grant is as follows: 1/4 of the grant on the first anniversary of the date of grant and 1/48 of the grant on a monthly basis over the next three years (full vesting on the fourth anniversary of the date of grant). Each of our non-employee directors received automatic annual grants of options to purchase 20,000 shares of Emdeon Common Stock on January 1, 2006 (with an exercise price of $8.46 per share) and January 1, 2005 (with an exercise price of $8.16 per share). Under the 2000 Plan, all stock options held by non-employee directors would automatically vest upon a “Change in Control” of Emdeon, which is defined as described below under “— Proposal 2: Amendment to 2000 Long-Term Incentive Plan to Increase the Number of Shares Issuable under the Plan.”

EXECUTIVE OFFICERS

Name	Age	Positions

Kevin M. Cameron	40	Chief Executive Officer; and Acting CEO of our Emdeon Business Services segment
Andrew C. Corbin	43	Executive Vice President and Chief Financial Officer; and CEO of our Emdeon Practice Services segment
Wayne T. Gattinella	54	Chief Executive Officer and President of our WebMD segment
Charles A. Mele	50	Executive Vice President, General Counsel and Secretary
William G. Midgette	50	CEO of our Porex segment
Martin J. Wygod	66	Chairman of the Board
      Biographical information regarding our executive officers who are not also nominees or continuing directors is set forth below:
      Andrew C. Corbin has served as Chief Executive Officer of our Emdeon Practice Services segment since November 2005 and as Executive Vice President and Chief Financial Officer of our company since October 2003. From January 2005 until July 2005, Mr. Corbin also served as interim President of our Emdeon Practice Services segment. For the seven years prior to joining our company, Mr. Corbin served in senior financial positions at The Bisys Group, Inc., a provider of business process outsourcing services to the financial services industry, the last of which was as its Executive Vice President and Chief Financial Officer. Prior to October 1996, Mr. Corbin held various financial positions with the following: The Limited, Inc., a retailer; General Motors Corporation, an automobile manufacturer; and Ernst & Young LLP, an accounting firm.
      Wayne T. Gattinella has served as President of our WebMD segment since August 2001 and as its Chief Executive Officer since April 2005. Since May 2005, he has held the same positions at our WebMD Health Corp. subsidiary and has also served as a member of its Board of Directors. Prior to joining our company, Mr. Gattinella was Executive Vice President and Chief Marketing Officer for PeoplePC, an Internet service provider, from April 2000 to August 2001. Prior to April 2000, Mr. Gattinella held executive management positions with: MemberWorks, Inc., a marketing services company; Merck-Medco (now known as Medco Health Solutions, Inc.), a prescription benefits management company; and MCI Telecommunications.
      Charles A. Mele has been Executive Vice President, General Counsel and Secretary of our company since January 2001 and has served in senior executive positions for our company and predecessor companies since 1995.
      William G. Midgette has been Chief Executive Officer of our Porex segment since August 2002. For more than five years prior to that, Mr. Midgette served in senior management positions at C. R. Bard, Inc., a healthcare products company, the last of which was President, Bard International.
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
      Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our executive officers and directors, and persons who beneficially own more than ten percent of a registered class of our equity securities, to file reports of ownership and changes in ownership of these securities with the SEC. Officers, directors and greater than ten percent beneficial owners are required by applicable regulations to furnish us with copies of all Section 16(a) forms they file. Based solely upon a review of the forms furnished to us during or with respect to our most recent fiscal year, all of our directors and officers subject to the reporting requirements and each beneficial owner of more than ten percent of our Common Stock satisfied all applicable filing requirements under Section 16(a).

EXECUTIVE COMPENSATION
      The following table sets forth information concerning the compensation paid by Emdeon and its subsidiaries to Emdeon’s “Named Executive Officers,” which is defined under SEC rules to include a company’s chief executive officer and other specified highly compensated executive officers.
Summary Compensation Table

								Long-Term Compensation
		Annual Compensation(1)						Awards

										Securities
						Other Annual		Restricted Stock		Underlying		All Other
Name and Principal Position	Year	Salary($)		Bonus($)		Compensation($)		Awards($)(2)		Options(#)(3)		Compensation($)

Kevin M. Cameron	2005	660,000		450,000		—		—		55,000	W	17,176	(5)
Chief Executive	2004	502,500		402,000		—		2,179,950	E(6)	1,700,000	E	—
Officer(4)	2003	270,000		—		—		—		—		588,580	(7)
Andrew C. Corbin	2005	450,000		375,000		—		313,600	E(8)	200,000	E	17,033	(9)
Executive VP and	2004	450,000		415,000	(10)	—		322,125	E(11)	—		—
Chief Financial	2003	100,385	(12)	122,917	(13)	—		—		600,000	E	—
Officer and CEO of our Emdeon Practice Services segment
David Gang	2005	295,000	(14)	921,000	(15)	17,487	(16)	770,000	W(17)	176,000	W	30,000	(18)
Executive VP, Product &								952,000	E(17)	400,000	E
Programming and Chief Technology Officer of our WebMD segment(19)
Wayne T. Gattinella	2005	525,000		280,000		—		962,500	W(20)	220,000	W	5,042	(21)
CEO and President of our	2004	450,000		300,000		—		322,125	E(22)	250,000	E	—
WebMD segment	2003	450,000		125,000		—		—		—		—
Charles A. Mele	2005	450,000		325,000		—		—		44,000	W	15,421	(23)
Executive VP, General	2004	450,000		300,000		—		322,125	E(24)	250,000	E	—
Counsel and Secretary	2003	450,000		—		—		—		—		—
Martin J. Wygod	2005	1,195,000		450,000		—		962,500	W(25)	220,000	W	3,989	(26)
Chairman of the Board	2004	1,260,000		402,000		—		—		—		—
	2003	1,308,900		—		—		—		—		—

(1)	Reflects all amounts paid by Emdeon and its subsidiaries (including WHC and its subsidiaries). WHC was formed in May 2005 to be the holding company for Emdeon’s WebMD segment and to conduct an initial public offering. All cash compensation paid to Messrs. Gattinella and Gang was paid by WHC or was an expense allocated to WHC in the preparation of its financial statements. None of the other Named Executive Officers’ cash compensation in 2005 was paid by or allocated to WHC.

(2)	Grants by Emdeon are noted with an “E” and grants by WHC are noted with a “W.” Holders of restricted shares of Emdeon Common Stock (which we refer to as Emdeon Restricted Stock) and holders of restricted shares of WHC’s Class A Common Stock (which we refer to as WHC Restricted Stock and which, together with Emdeon Restricted Stock, we refer to as Restricted Stock) have voting power and the right to receive dividends, if any that are declared on those shares, but their ability to sell shares of Restricted Stock is subject to vesting requirements based on continued employment, as described in the footnotes below. The dollar value of Restricted Stock listed in this column is calculated by multiplying the number of shares granted by the closing market price on the date of each grant, as described in the footnotes below.

(3)	All grants reflected in this column prior to 2005 are grants of options to purchase Emdeon Common Stock. All grants reflected in this column in 2005 are grants of options to purchase WHC Class A Common Stock, except the grant of options to purchase 400,000 shares of Emdeon Common Stock to Mr. Gang and the grant of options to purchase 200,000 shares of Emdeon Common Stock to Mr. Corbin. Grants by Emdeon are noted with an “E” and grants by WHC are noted with a “W.”

(4)	Mr. Cameron became our Chief Executive Officer in October 2004.

(5)	Consists of: (a) $3,150 in company matching contributions under Emdeon’s 401(k) and Employee Stock Ownership Plan (which we refer to as the Emdeon 401(k) Plan); (b) $1,712 of company-paid supplemental disability insurance; and (c) an automobile allowance of $12,314.

(6)	The dollar value listed in the table is for 305,000 shares of Emdeon Restricted Stock granted during 2004 and is based on: (a) $8.59 per share, the closing market price of Emdeon Common Stock on March 17, 2004, the date of grant of 30,000 shares of Emdeon Restricted Stock, of which (i) 10,000 shares vested on March 17, 2005, (ii) 10,000 shares vested on March 17, 2006 and (iii) 10,000 shares are scheduled to vest on March 17, 2007; and (b) $6.99 per share, the closing market price of Emdeon Common Stock on October 1, 2004, the date 275,000 shares of Restricted Stock were granted to Mr. Cameron upon becoming Chief Executive Officer of Emdeon, of which (i) 46,750 shares vested on October 1, 2005, (ii) 50,875 shares are scheduled to vest on October 1, 2006, (iii) 55,000 shares are scheduled to vest on October 1, 2007, (iv) 59,125 shares are scheduled to vest on October 1, 2008 and (v) 63,250 shares are scheduled to vest on October 1, 2009. As of December 31, 2005, the aggregate value of the 248,250 unvested shares of Emdeon Restricted Stock then held by Mr. Cameron was $2,100,195, based on the closing market price of $8.46 per share of Emdeon Common Stock on the last trading day of 2005.

(7)	Consists of: (a) $500,000 for the forgiveness, in January 2003, of the then outstanding principal amount of a loan that we made to Mr. Cameron in September 2000 and (b) $88,580 in long-term disability payments made to Mr. Cameron by insurance companies.

(8)	The dollar value listed in the table is based on $7.84 per share, the closing market price of Emdeon Common Stock on November 4, 2005, the date of grant of 40,000 shares of Emdeon Restricted Stock, of which (i) 8,800 shares are scheduled to vest on November 4, 2006, (ii) 9,600 shares are scheduled to vest on November 4, 2007, (iii) 10,400 shares are scheduled to vest on November 4, 2008, and (iv) 11,200 shares are scheduled to vest on November 4, 2008. As of December 31, 2005, the aggregate value of the 40,000 shares of Emdeon Restricted Stock, all of which were unvested at that date, was $338,400, based on the closing market price of $8.46 per share of Emdeon Common Stock on the last trading day of 2005.

(9)	Consists of: (a) $2,112 in company matching contributions under the Emdeon 401(k) Plan; (b) $2,921 of company-paid supplemental disability insurance; and (c) an automobile allowance of $12,000.

(10)	Consists of: (a) a bonus for 2004 of $270,000 and (b) a one-time bonus payment of $145,000 made on the first anniversary of Mr. Corbin’s employment and included in the terms of his employment agreement as an inducement to enter into the employ of Emdeon.

(11)	The dollar value listed in the table is based on $8.59 per share, the closing market price on March 17, 2004, the date of grant of 37,500 shares of Emdeon Restricted Stock, of which (i) 12,500 shares vested on March 17, 2005, (ii) 12,500 shares vested on March 17, 2006 and (iii) 12,500 shares are scheduled to vest on March 17, 2007. As of December 31, 2005, the aggregate value of the 25,000 unvested shares of Emdeon Restricted Stock then held by Mr. Corbin was $211,500, based on the closing market price of $8.46 per share of Emdeon Common Stock on that date.

(12)	Mr. Corbin was not employed by Emdeon prior to October 13, 2003. As a result, only compensation that we paid to Mr. Corbin beginning on that date is reflected in this table.

(13)	Consists of: (a) a bonus for 2003 of $56,250 and (b) a one-time bonus payment of $66,667 made as an inducement to enter into the employ of Emdeon, pursuant to the terms of Mr. Corbin’s employment agreement.

(14)	Mr. Gang began employment in May 2005. The amount of salary listed in the table for 2005 reflects amounts paid from that time until the end of 2005. His annual base salary is $450,000.

(15)	Consists of: (a) a bonus for 2005 of $421,000; and (b) a one-time bonus payment of $500,000 made as an inducement to enter the employ of WHC pursuant to the terms of Mr. Gang’s employment agreement.

(16)	The amount under “Other Annual Compensation” reflects reimbursement by WHC of amounts required to pay income taxes in connection with reimbursement by WHC of relocation expenses in the amount under “All Other Compensation.”

(17)	The total dollar value is $1,722,000 for 44,000 shares of WHC Restricted Stock granted on September 28, 2005 in connection with its initial public offering and for 100,000 shares of Emdeon Restricted Stock granted on May 16, 2005 in connection with Mr. Gang’s initial employment. The value of the WHC Restricted Stock is based on $17.50 per share, the initial public offering price of WHC Class A Common Stock. The value of the Emdeon Restricted Stock is based on $9.52 per share, the closing market price of Emdeon Common Stock on the date of grant. The vesting schedule for the WHC Restricted Stock grant is as follows: 11,000 shares on September 28, 2006; 11,000 shares on September 28, 2007; 11,000 shares on September 28, 2008; and 11,000 shares on September 28, 2009. The vesting schedule for the Emdeon Restricted Stock grant is as follows: 25,000 shares on May 16, 2006; 25,000 shares on May 16, 2007; 25,000 shares on May 16, 2008; and 25,000 shares on May 16, 2009. As of December 31, 2005, the aggregate value of the 44,000 shares of WHC Restricted Stock and the 100,000 shares of Emdeon Restricted Stock, all of which were unvested at that date, was $2,124,200, based on the closing market prices on the last trading day of 2005 of $29.05 per share of WHC Class A Common Stock and $8.46 per share of Emdeon Common Stock.

(18)	Represents reimbursement of relocation expenses.

(19)	As of July 13, 2005, Mr. Gang no longer served as an executive officer of Emdeon; he continues to serve as an executive officer of WHC.

(20)	The dollar value listed in the table is for 55,000 shares of WHC Restricted Stock granted in connection with WHC’s initial public offering and is based on $17.50 per share, the initial public offering price of WHC Class A Common Stock. The vesting schedule for this grant is as follows: (a) 13,750 shares on September 28, 2006, (b) 13,750 shares on September 28, 2007, (c) 13,750 shares on September 28, 2008, and (d) 13,750 shares on September 28, 2009. As of December 31, 2005, the aggregate value of the 55,000 shares of WHC Restricted Stock, all of which were unvested at that date, was $1,597,750, based on the closing market price of $29.05 per share of WHC Class A Common Stock on the last trading day of 2005.

(21)	Consists of: (a) $1,056 in company matching contributions under the Emdeon 401(k) Plan; and (b) $3,986 of company-paid supplemental disability insurance.

(22)	The dollar value listed in the table is based on $8.59 per share, the closing market price of Emdeon Common Stock on March 17, 2004, the date of grant of 37,500 shares of Emdeon Restricted Stock, of which (a) 12,500 shares vested on March 17, 2005, (b) 12,500 shares vested on March 17, 2006 and (c) 12,500 shares are scheduled to vest on March 17, 2007. As of December 31, 2005, the aggregate value of the 25,000 unvested shares of Emdeon Restricted Stock then held by Mr. Gattinella was $211,500, based on the closing market price of $8.46 per share of Emdeon Common Stock on the last trading day of 2005.

(23)	Consists of: (a) $3,421 of company-paid supplemental disability insurance; and (b) an automobile allowance of $12,000.

(24)	The dollar value listed in the table is based on $8.59 per share, the closing market price of Emdeon Common Stock on March 17, 2004, the date of grant of 37,500 shares of Emdeon Restricted Stock, of which (a) 12,500 shares vested on March 17, 2005, (b) 12,500 shares vested on March 17, 2006 and (c) 12,500 shares are scheduled to vest on March 17, 2007. As of December 31, 2005, the aggregate value of the 25,000 unvested shares of Emdeon Restricted Stock then held by Mr. Mele was $211,500, based on the closing market price of $8.46 per share of Emdeon Common Stock on the last trading day of 2005.

(25)	The dollar value listed in the table is for 55,000 shares of WHC Restricted Stock granted in connection with WHC’s initial public offering and is based on $17.50 per share, the initial public offering price of WHC Class A Common Stock. The vesting schedule for this grant is as follows:

(a) 13,750 shares on September 28, 2006, (b) 13,750 shares on September 28, 2007, (c) 13,750 shares on September 28, 2008, and (d) 13,750 shares on September 28, 2009. As of December 31, 2005, the aggregate value of the 55,000 shares of WHC Restricted Stock, all of which were unvested at that date, was $1,597,500, based on the closing market price of $29.05 per share of WHC Class A Common Stock on the last trading day of 2005.

(26)	Represents company-paid supplemental disability insurance.

      In accordance with SEC rules, for years prior to 2005, the above table does not include certain perquisites and other benefits received by the Named Executive Officers, which do not exceed the lesser of $50,000 and 10% of any officer’s salary and bonus disclosed in this table. None of the Named Executive Officers received more than $15,000 in perquisites or other benefits in the years prior to 2005 covered by the table and most of such benefits consisted of automobile allowances.

      The following table presents information concerning the options to purchase Emdeon Common Stock (noted with an “E”) and options to purchase WHC Class A Common Stock (noted with a “W”) granted during the fiscal year ended December 31, 2005 to our Named Executive Officers.
Option Grants in Fiscal 2005

Individual Grants

	Number of
	Securities		Percent of Total
	Underlying		Options Granted	Exercise or		Grant Date
	Options		to Employees in	Base Price	Expiration	Present
Name	Granted(#)		2005(1)	($/Share)	Date	Value($)(2)

Kevin M. Cameron	55,000	W(3)	1.2	17.50	9/28/2015	543,830
Andrew C. Corbin	200,000	E(4)	6.3	7.84	11/4/2015	774,364
David Gang	176,000	W(3)	3.8	17.50	9/28/2015	1,748,230
	400,000	E(5)	12.6	9.52	5/16/2015	1,880,090
Wayne T. Gattinella	220,000	W(3)	4.8	17.50	9/28/2015	2,185,288
Charles A. Mele	44,000	W(3)	1.0	17.50	9/28/2015	435,064
Martin J. Wygod	220,000	W(3)	4.8	17.50	9/28/2015	2,185,288

(1)	Percent is calculated, with respect to grants by Emdeon, based upon the total number of options that Emdeon granted during 2005 and is calculated, with respect to grants by WHC, based upon the total number of options that WHC granted during 2005.

(2)	The estimated grant date present value for options to purchase Emdeon Common Stock reflected in the above table was determined using the Black-Scholes model and the following data and assumptions: (a) the applicable option exercise prices; (b) the exercise of options within three years of the date that they become exercisable; (c) a risk-free interest rate of (i) 3.6% per annum with respect to options granted on May 16, 2005 and (ii) 4.4% per annum with respect to options granted on November 4, 2005; (d) volatility of (i) 0.5 for Emdeon Common Stock with respect to options granted on May 16, 2005 and (ii) 0.45 for Emdeon Common Stock with respect to options granted on November 4, 2005; and (e) that no dividends are paid on Emdeon Common Stock.

The estimated grant date present value for options to purchase WHC Class A Common Stock reflected in the above table was determined using the Black-Scholes model and the following data and assumptions: (a) the option exercise price of $17.50; (b) the exercise of options within three years of the date that they become exercisable; (c) a risk-free interest rate of 4.0% per annum for options granted to Messrs. Cameron and Mele and 4.2% for options granted to Messrs. Gang, Gattinella and Wygod; (d) volatility of 0.6; and (e) that no dividends are paid on WHC Class A Common stock.

The ultimate values of the options will depend on the future market price of the underlying Common Stock, which cannot be forecast with reasonable accuracy. The actual value, if any, an optionee will realize upon exercise of an option will depend on the excess of the market value of the underlying Common Stock over the exercise price on the date the option is exercised. We cannot predict whether the value realized by an optionee will be at or near the value estimated by the Black-Scholes model or any other model applied to value the options.

(3)	These options to purchase WHC Class A Common Stock were granted on September 28, 2005 and are scheduled to vest and become exercisable in equal installments over four years upon each anniversary of the grant date.

(4)	These options to purchase Emdeon Common Stock were granted on November 4, 2005 and are scheduled to vest and become exercisable as follows: 44,000 on May 1, 2007; 48,000 on May 1, 2008; 52,000 on May 1, 2009; and 56,000 on May 1, 2010.

(5)	These options to purchase Emdeon Common Stock were granted on May 16, 2005 and are scheduled to vest and become exercisable in equal installments over four years upon each anniversary of the grant date.

      The following table sets forth information with respect to our Named Executive Officers concerning exercises of options to purchase Emdeon Common Stock during 2005 and exercisable and unexercisable options to purchase Emdeon Common Stock (noted with an “E”) and options to purchase WHC Class A Common Stock (noted with a “W”) held as of December 31, 2005.
Aggregated Option Exercises in Last Fiscal Year and Fiscal Year-End Option Values

			Number of
			Securities Underlying		Value of Unexercised
			Unexercised Options at		In-the-Money Options at
	Shares		December 31, 2005(#)		December 31, 2005($)(2)
	Acquired on	Value
Name	Exercise(#)	Realized($)(1)	Exercisable	Unexercisable	Exercisable	Unexercisable

Kevin M. Cameron	—	—	1,783,834	1,378,334	1,316,305	1,830,150	(E)
	—	—	—	55,000	—	635,250	(W)
Andrew C. Corbin	—	—	300,000	500,000	99,000	223,000	(E)
David Gang	—	—	—	400,000	—	—	(E)
	—	—	—	176,000	—	2,032,800	(W)
Wayne T. Gattinella	80,300	335,960	603,033	166,667	1,896,905	—	(E)
	—	—	—	220,000	—	2,541,000	(W)
Charles A. Mele	—	—	2,601,333	166,667	2,515,000	—	(E)
	—	—	—	44,000	—	508,200	(W)
Martin J. Wygod	—	—	3,685,000	—	—	—	(E)
	—	—	—	220,000	—	2,541,000	(W)

(1)	The value realized is calculated based on the amount by which the aggregate market price, on the date of exercise, of the shares received exceeded the aggregate exercise price paid, regardless of whether such shares were sold or retained by the optionholder on that date.

(2)	The value of unexercised in-the-money options to purchase Emdeon Common Stock is calculated based on the closing market price per share of Emdeon Common Stock as of December 31, 2005 which was $8.46, net of the applicable option exercise price per share. The value of unexercised in-the-money options to purchase WHC Class A Common Stock is calculated based on the closing market price per share of WHC Class A Common Stock as of December 31, 2005 which was $29.05, net of the applicable option exercise price per share.

(E)	All information on this line relates to options to purchase shares of Emdeon Common Stock.

(W)	All information on this line relates to options to purchase shares of WHC Class A Common Stock.

Compensation Arrangements with Named Executive Officers

Arrangements with Kevin M. Cameron
      We are party to an employment agreement with Kevin M. Cameron entered into in September 2004, at the time he was elected by the Board to be our Chief Executive Officer, and amended on February 1, 2006. The following is a description of Mr. Cameron’s employment agreement, as amended:

•	The agreement provides for an employment period through October 1, 2009.

•	The agreement provides for an annual base salary of $660,000 and an annual bonus of up to 100% of base salary. For the fiscal year ended December 31, 2005, Mr. Cameron received a bonus of $450,000, determined by the Compensation Committee in its discretion, based on both his own and our company’s performance. The agreement provides that, for the fiscal year ending December 31, 2006 and subsequent years, the amount of the bonus will be based upon performance goals to be approved by the Compensation Committee with respect to each such year.

•	In connection with his election as Chief Executive Officer, Mr. Cameron received grants, effective October 1, 2004, of: (a) options to purchase 1,500,000 shares of Emdeon Common Stock at an exercise price of $6.99, the closing market price on that date; and (b) 275,000 shares of Emdeon Restricted Stock. The vesting schedule for the options and the Emdeon Restricted Stock is as follows: 17% on the first anniversary of the grant date (which vested on October 1, 2005); 18.5% on the second anniversary; 20% on the third anniversary; 21.5% on the fourth anniversary; and 23% on the fifth anniversary.

•	In the event of the termination of Mr. Cameron’s employment by us without “Cause” or by Mr. Cameron for “Good Reason,” prior to a “Change in Control” (as those terms are described below), he would be entitled to:

(a) continue to receive his base salary at the rate in effect at the time of termination for a period of time equal to the length of his employment after October 1, 2004, rounded down to the nearest six months, but not longer than three years; and

(b) continue to participate in our benefit plans (or comparable plans) for the duration of the severance period.

In addition, (i) all options to purchase Emdeon Common Stock and all Emdeon Restricted Stock granted to Mr. Cameron at or prior to the date of the employment agreement would remain outstanding and continue to vest, and would otherwise be treated as if Mr. Cameron remained employed by Emdeon through the same period as his salary is continued (but not less than two years) and (ii) the portion of the options to purchase WHC Class A Common Stock granted to Mr. Cameron by WHC on September 28, 2005 that would have vested on the next vesting date following the date of termination will vest on the date of termination and the vested portion of those options will remain exercisable for 90 days plus an additional period of 2 1/2 months or, if longer, through the remainder of the calendar year during which the termination occurred, but not beyond the expiration of the original 10 year term (we refer to this period of extension, which is the period permitted by Section 409A of the Internal Revenue Code, as the “Permitted 409A Extension Period”).

•	For purposes of the employment agreement, (a) “Cause” includes (i) any willful misconduct relating, directly or indirectly, to Emdeon or any of its affiliates, that remains uncured, if susceptible to cure, after 30 days following written notice from Emdeon detailing such misconduct; (ii) any breach of any material provision contained in the employment agreement or any material policy, which breach remains uncured, if susceptible to cure, after 30 days following written notice from Emdeon detailing such breach; or (iii) conviction of a felony or crime involving moral turpitude; and (b) “Good Reason” includes any of the following which remains uncured 30 days after written notice is provided to Emdeon: (i) Emdeon’s material breach of the employment agreement, (ii) a material demotion of his position, and (iii) required relocation from his present residence or is required to commute, on a regular basis, to Emdeon’s headquarters and such headquarters is outside of the New York City metropolitan area.

•	For purposes of the employment agreement:

(a) a “Change in Control” of Emdeon includes (i) a change in the majority of the Board of Directors of Emdeon without the consent of the incumbent directors, (ii) any person or entity becoming the beneficial owner of 25% or more of the voting shares of Emdeon and the Compensation Committee determines that such transaction constitutes a change in control, taking into consideration all relevant facts, (iii) consummation of a reorganization, merger or similar transaction where Emdeon’s stockholders no longer represent 50% of the voting power and (iv) consummation of a sale of all or substantially all of Emdeon’s assets; and

(b) a “Change in Control” of WHC includes (i) a change in the majority of the Board of Directors of WHC without the consent of the incumbent directors, (ii) any person or entity becoming the beneficial owner of 50% or more of the voting shares of WHC, (iii) consummation of a reorganization, merger or similar transaction where WHC’s stockholders no longer represent 50% of the voting power and (iv) consummation of a sale of all or substantially all of WHC’s assets;

provided that no public offering nor any split-off, spin-off, stock dividend or similar transaction as a result of which the voting securities of WHC are distributed to Emdeon’s stockholders will constitute a Change in Control of WHC or Emdeon.

•	Mr. Cameron may terminate his employment upon 30 days notice after 11 months following a Change in Control of Emdeon and, if this occurs:

(a) Mr. Cameron would be entitled to continue to receive his base salary at his then current rate through October 1, 2009 (or, if longer, for three years following the termination);

(b) Mr. Cameron would be entitled to annual bonus payments for the period of salary continuance in an amount equal to the amount of his bonus for the year prior to the termination or, if higher, the bonus paid for the year immediately prior to the Change in Control;

(c) his participation in our benefit plans (or comparable plans) would continue for the duration of the salary continuation period;

(d) all options to purchase Emdeon Common Stock and Emdeon Restricted Stock granted to Mr. Cameron at or prior to the date of the employment agreement which have not vested prior to the date of termination would be vested as of the date of termination and all such options would remain exercisable as if he remained in our employ through the expiration date specified in the respective stock option plans and agreements; and

(e) any remaining unvested portion of the option to purchase WHC Class A Common Stock would be vested as of the date of termination and all such options would remain exercisable through the 90 day post-termination exercise period plus the Section 409A Extension Period.

•	In the event of a Change in Control of WHC or if WHC is no longer an affiliate of Emdeon, the options granted to Mr. Cameron by WHC on September 28, 2005 that have not vested prior to such event would be vested as of the date of such event and would remain exercisable for 90 days plus the Permitted 409A Extension Period.

•	If Mr. Cameron’s employment is terminated by us for Cause or by him without Good Reason, he (a) would not entitled to any further compensation or benefits and (b) would not be entitled to any additional rights or vesting with respect to his stock options following the date of termination.

•	In the event of the termination of Mr. Cameron’s employment as a result of his death or permanent disability, he (or his estate) would be entitled to three years of salary continuation, three years of benefit continuation and three years of vesting of the equity granted on or prior to October 1, 2004 and three years of continued exercisability of options to purchase Emdeon

Common Stock. In accordance with WHC’s Long-Term Incentive Plan, the options to purchase WHC Class A Common Stock would vest on the date of termination as a result of death or disability and remain outstanding for one year.

•	The employment agreement contains confidentiality obligations that survive indefinitely and non-solicitation and non-competition obligations that end on the second anniversary of the date of cessation of Mr. Cameron’s employment.

•	The employment agreement contains a tax gross-up provision relating to any excise tax that Mr. Cameron incurs by reason of his receipt of any payment that constitutes an excess parachute payment as defined in Section 280G of the Internal Revenue Code.

•	Severance payments, if any, will be made in accordance with Section 409A to avoid subjecting Mr. Cameron to adverse tax consequences.

•	The employment agreement is governed by the laws of New Jersey.

Arrangements with Andrew C. Corbin
      We are party to an employment agreement with Andrew C. Corbin entered into in September 2003 (the “Original Employment Agreement”) at the time he was initially hired by Emdeon to be its Chief Financial Officer. The agreement was amended in November 2005, when Mr. Corbin assumed the additional responsibility of CEO of our Emdeon Practice Services (“EPS”) segment and was granted options to purchase 200,000 shares of Emdeon Common Stock and 40,000 shares of Emdeon Restricted Stock. The options are scheduled to vest in annual installments as follows: 22% on May 1, 2007; 24% on May 1, 2008; 26% on May 1, 2009; and 28% on May 1, 2010. The shares of Emdeon Restricted Stock are scheduled to vest as follows: 22% on November 4, 2006; 24% on November 4, 2007; 26% on November 4, 2008; and 28% on November 4, 2009. The agreement was amended again in July 2006 in connection with our evaluation of various strategic alternatives for EPS, including a potential divestiture.
      The following is a description of Mr. Corbin’s employment agreement, as amended:

•	Mr. Corbin will remain as both Chief Financial Officer of Emdeon and Chief Executive Officer of EPS through the filing of Emdeon’s Form 10-K for the year ending December 31, 2006 (but not later than March 15, 2007); provided, however, that if we hire a successor Chief Financial Officer prior to such date, then Mr. Corbin will no longer be required to serve as Chief Financial Officer of Emdeon.

•	The employment agreement provides for an annual base salary of $450,000 and an annual bonus, with a target of up to 50% of his base salary; provided that during the period that Mr. Corbin is serving as both Chief Financial Officer of Emdeon and Chief Executive Officer of EPS, his target bonus will be 100% of his base salary, with the amount of any such bonus to be determined in the discretion of the Compensation Committee of Emdeon’s Board of Directors. Once Mr. Corbin is no longer serving in both positions, his target bonus will return to 50% of his base salary. For the fiscal year ended December 31, 2005, Mr. Corbin received a bonus of $375,000, determined by the Compensation Committee in its discretion, based upon both his own and our company’s performance.

•	In the event of the termination of Mr. Corbin’s employment by us without “Cause” or by Mr. Corbin for “Good Reason” (as those terms are described below), he would be entitled to:

(a) continue to receive his base salary at the rate in effect at the time of termination for one year;

(b) payment (at the time bonuses are paid to executive officers generally) of the bonus for the year of termination calculated based upon the bonus program in effect, provided that if no such bonus program is in effect, such bonus would be 50% (100% if such termination occurs at a time when he is serving as both Chief Financial Officer of Emdeon and Chief Executive Officer of EPS) of base salary; and

(c) continue to participate in our benefit plans (or comparable plans) for the duration of the severance period.

In addition, the option to purchase 600,000 shares granted to Mr. Corbin at the inception of his employment would remain outstanding and continue to vest, and would otherwise be treated as if Mr. Corbin remained employed by Emdeon through the next vesting date.

•	For purposes of the employment agreement, (a) “Cause” includes (i) willful failure to perform duties or bad faith in connection with the performance of duties that remains uncured for 30 days following written notice from the Emdeon Board detailing the specific acts, (ii) engaging in any misconduct, negligence, act of dishonesty, violence or threat of violence that is demonstrably injurious to Emdeon or any of its affiliates, (iii) material breach of the employment agreement or of a policy of Emdeon or any of its Affiliates, which breach is not remedied (if susceptible to remedy) within 30 days following written notice by the Board of Directors of Emdeon or its designee detailing the specific breach, and (iv) commission of a felony in respect of a dishonest or fraudulent act or other crime of moral turpitude; and (b) “Good Reason” includes (i) a material breach by Emdeon of its obligations under the employment agreement, (ii) a material demotion of Mr. Corbin’s position with Emdeon, and (iii) required relocation to a location that is more than 50 miles from the Company’s headquarters and such new headquarters is outside of the New York City metropolitan area; provided that Mr. Corbin has agreed that, while he is serving in the dual roles described above, he will report to both Elmwood Park, New Jersey and Tampa, Florida and that, at such time as he serves solely as Chief Executive Officer of EPS, he would report to Tampa, Florida.

•	In the event that a Change of Control of EPS (which is defined as the consummation of a transaction that results in Emdeon ceasing to own 50% of EPS or a sale of all or substantially all of the assets of EPS) occurs prior to January 1, 2007, Mr. Corbin has agreed to be employed, in the event that we so request, as the principal executive officer responsible for EPS for the purchaser for a period of one year from the closing date of the transaction. Mr. Corbin will be entitled to the following benefits from Emdeon if he accepts such employment with the purchaser:

(a) The portion of the option to purchase 600,000 shares of Emdeon’s common stock, at an exercise price of $8.13 per share, granted to Mr. Corbin on his first day of employment with Emdeon that would have vested during the period from the closing date of the Change of Control of EPS through and including October 13, 2007 will be deemed vested on the closing date and will remain exercisable for 90 days, the period specified in the applicable option agreement. At present, there are two remaining vestings applicable to this grant: options to purchase 150,000 shares are scheduled to vest on October 13, 2006 and the remaining 150,000 are scheduled to vest on October 13, 2007.

(b) The portion of the option to purchase 200,000 shares, at an exercise price of $7.84 per share, granted to Mr. Corbin on November 4, 2005 that would have vested during the period from the closing date of the Change of Control of EPS through and including May 1, 2008 will be deemed vested on the closing date and will remain exercisable for three months, the period specified in the applicable option agreement. The first two vesting dates applicable to this grant are: options to purchase 44,000 shares are scheduled to vest on May 1, 2007 and 48,000 shares are scheduled to vest on May 1, 2008.

(c) That portion of the Restricted Stock granted to Mr. Corbin that would have vested on the vesting date following the closing date (or if he remains employed for a transition following the closing date, following the date of termination of his employment with Emdeon) will be deemed vested on the dates on which such portion of Restricted Stock would have vested in accordance with its terms if Mr. Corbin remained in the employ of Emdeon so long as Mr. Corbin remains in the employ of EPS or its successor on the applicable vesting dates; provided, that if his employment is terminated by EPS or its successor after the closing date but prior to such vesting dates without cause, the vesting will be accelerated to the date of termination. The last vesting date applicable to the grant of 37,500 shares of restricted stock in March 2004 is scheduled to vest on March 17, 2007 with respect to the remaining 12,500 shares. The 40,000 shares of restricted stock granted to Mr. Corbin on November 4, 2005 are scheduled to vest on November 4, 2006 with respect to 8,800 shares and on November 4, 2007 with respect to 9,600 shares.

(d) Mr. Corbin’s bonus for the fiscal year ending December 31, 2006 will be $375,000 and will be payable within 10 business days of the closing date of the Change of Control of EPS; and

(e) Mr. Corbin will be eligible for a success bonus in the event of a Change of Control of EPS, the amount of which to be determined in the sole discretion of the Compensation Committee.

•	In the event there is a Change of Control of EPS and Emdeon does not request that Mr. Corbin be employed as the principal executive officer responsible for EPS following the closing date, Mr. Corbin would remain as Chief Financial Officer of Emdeon or hold another senior executive officer position with Emdeon.

•	In the event of a Change of Control of Emdeon (which includes (1) any person, entity or group, other than Mr. Wygod and his affiliates, acquiring at least 50% of the voting power of the outstanding voting securities of Emdeon; (2) a merger involving Emdeon in which Emdeon is not the surviving entity; (3) a sale or other disposition of all or substantially all of the assets of Emdeon; or (4) a complete liquidation or dissolution of Emdeon), Mr. Corbin may terminate his employment upon 30 days notice following the 12 month anniversary of the Change of Control of Emdeon and receive the following benefits:

(a) continuation of his base salary, as severance, for a period of three years;

(b) payment of the Bonus Upon Termination (as defined in the Employment Agreement) for the year in which Mr. Corbin’s employment is terminated payable at such time as executive officer bonuses are paid generally; provided, however; that if Mr. Corbin is serving as both Chief Financial Officer of Emdeon and Chief Executive Officer of EPS at the time of the Change of Control of Emdeon, such payment of the Bonus Upon Termination will be for the year of termination and for an additional two years thereafter, payable at such time as executive officer bonuses are paid generally for such years, provided, further, that if Mr. Corbin is serving in one such role at the time of the Change of Control of Emdeon and he remains employed for two years following the closing date, he may resign and receive the additional 2 years of bonus; and

(c) continued participation in our benefit plans (or comparable plans) for a period of three years, subject to the conditions in the Original Employment Agreement.

In addition so long as Mr. Corbin does not terminate his employment prior to the 12 month anniversary of the closing date of a Change of Control of Emdeon, (i) the shares of Emdeon restricted stock granted to Mr. Corbin on each of March 17, 2004 and November 4, 2005 and the option to purchase Emdeon common stock granted to Mr. Corbin on November 4, 2005 will be deemed vested on such 12 month anniversary and (ii) the option granted to Mr. Corbin on his first date of employment will continue to vest through October 13, 2007, its last vesting date (in each case, without a requirement that Mr. Corbin terminate his employment to receive such benefit).

•	If Mr. Corbin’s employment is terminated by us for Cause or by him without Good Reason, he (a) would not be entitled to any further compensation or benefits and (b) would not be entitled to any additional rights or vesting with respect to his stock options following the date of termination.

•	In the event of the termination of Mr. Corbin’s employment as a result of his death or permanent disability, he (or his estate) would be entitled to the same benefits as if his employment was terminated by Emdeon without Cause.

•	The employment agreement contains confidentiality obligations that survive indefinitely and non-solicitation and non-competition obligations that end on the eighteen-month anniversary of the date of cessation of Mr. Corbin’s employment.

•	The employment agreement contains a tax gross-up provision relating to any excise tax that Mr. Corbin incurs by reason of his receipt of any payment that constitutes an excess parachute payment as defined in Section 280G of the Internal Revenue Code.

•	The employment agreement is governed by the laws of the State of New Jersey.

Arrangements with David Gang
      A subsidiary of WHC is a party to an employment agreement dated as of April 28, 2005, as amended as of July 13, 2005 and March 9, 2006, with David Gang, who serves as Executive Vice President — Product and Programming and Chief Technology Officer of our WebMD segment. The following is a description of Mr. Gang’s employment agreement, as amended. In this description of Mr. Gang’s employment agreement, the terms “Change in Control,” “Cause” and “Good Reason” are used with the same meaning as in the description of Mr. Gattinella employment agreement, below.

•	The employment agreement provides that Mr. Gang will receive an annual base salary of $450,000 and is eligible to earn a bonus of up to 100% of his base salary. For 2005, Mr. Gang received a bonus of $421,000, determined by WHC’s Compensation Committee in its discretion, based on both his own and WHC’s performance. Mr. Gang also received a signing bonus of $500,000 in 2005 in connection with his initial employment by our company. The employment agreement provides that, in 2006 and subsequent years, achievement of 50% of Mr. Gang’s bonus will be based upon WHC’s attainment of corporate financial and strategic goals to be established by its Compensation Committee, with the financial goals generally related to revenue and/or other measures of operating results, and that achievement of the remaining 50% of Mr. Gang’s bonus will be based on performance goals to be established by WHC’s Compensation Committee.

•	Pursuant to the employment agreement, Mr. Gang was granted, on the first day of his employment, options to purchase 400,000 shares of Emdeon Common Stock. The exercise price is $9.52 per share, the closing price of Emdeon Common Stock on such date. The options will vest in equal annual installments over four years upon each anniversary of the grant date. In the event that WHC ceases to be a subsidiary of Emdeon, the unvested portion of the options would terminate while the vested portion would remain outstanding in accordance with its terms. If such an event occurs within the first twelve months from the grant date, the unvested portion would continue to vest through the first scheduled vesting date.

•	Mr. Gang also received 100,000 shares of Emdeon Restricted Stock on the first day of his employment. The Emdeon Restricted Stock is scheduled to vest in equal annual installments over four years upon each anniversary of the grant date. In the event that WHC ceases to be a subsidiary of Emdeon, the Emdeon Restricted Stock not yet vested at that time would be forfeited.

•	Pursuant to the employment agreement, Mr. Gang was granted 44,000 shares of WHC Restricted Stock and nonqualified options to purchase 176,000 shares of WHC’s Class A Common Stock in connection with WHC’s initial public offering. The per share exercise price of the options is the initial public offering price of $17.50. The WHC Restricted Stock and the options are scheduled to vest in equal installments over four years upon each anniversary of the grant date. In the event of a Change in Control of WHC, the unvested portion of the options to purchase WHC Class A Common Stock would continue to vest until the later of (a) two years from the date of grant and (b) the next scheduled vesting date following the Change in Control. The continued vesting applies only if Mr. Gang remains employed until six months following such Change in Control or is terminated by WHC’s successor without Cause or he resigns for Good Reason during such six-month period.

•	In the event of the termination of Mr. Gang’s employment, prior to the fourth anniversary of the start date, by WHC without Cause or by Mr. Gang for Good Reason, he would be entitled to continue to receive his base salary for one year from the date of termination, to receive any unpaid bonus for the year preceding the year in which the termination occurs and, to receive health coverage until the earlier of one year following his termination and the date upon which he receives comparable coverage under another plan. In the event that a termination of Mr. Gang’s employment by WHC without Cause or by Mr. Gang for Good Reason occurs before the fourth anniversary of Mr. Gang’s start date, 25% of the options to purchase WHC Class A Common Stock described above would continue to vest through the next vesting date following the date of termination.

•	The employment agreement and the related agreement described below are governed by the laws of the State of New York.

      In connection with Mr. Gang’s employment with WHC, he has entered into a related agreement that contains confidentiality obligations that survive indefinitely. The agreement also includes non-solicitation provisions that prohibit Mr. Gang from hiring WHC employees or soliciting any of WHC’s clients or customers that he had a relationship with during the time he was employed by WHC, and non-competition provisions that prohibit Mr. Gang from being involved in a business that competes with WHC’s business or that competes with any other business engaged in by any affiliates of WHC if he is directly involved in such business. The non-solicitation and non-competition obligations end on the first anniversary of the date employment has ceased.

Arrangements with Wayne T. Gattinella
      A subsidiary of WHC is party to an employment agreement with Wayne Gattinella, who serves as CEO and President of our WebMD segment and of WHC. The following is a description of Mr. Gattinella’s employment agreement:

•	Mr. Gattinella currently receives an annual base salary of $560,000 and is eligible to earn a bonus of up to 100% of his base salary. For 2005, Mr. Gattinella received a bonus of $280,000, determined by WHC’s Compensation Committee in its discretion, based on both his own and WHC’s performance. With respect to 2006 and subsequent years, the employment agreement provides that achievement of 50% of Mr. Gattinella’s bonus will be based upon WHC’s attainment of corporate financial and strategic goals to be established by its Compensation Committee, with the financial goals generally related to revenue and/or other measures of operating results and achievement of the remaining 50% of Mr. Gattinella’s bonus will be based on performance goals to be established by WHC’s Compensation Committee.

•	Pursuant to the employment agreement, Mr. Gattinella was granted 55,000 shares of WHC Restricted Stock and nonqualified options to purchase 220,000 shares of WHC’s Class A Common Stock in connection with our initial public offering. The per share exercise price of the options is the initial public offering price of $17.50. The WHC Restricted Stock and the options are scheduled to vest in equal installments over four years upon each anniversary of the grant date.

•	In the event of the termination of Mr. Gattinella’s employment, prior to April 30, 2009, by WHC without “Cause” or by Mr. Gattinella for “Good Reason” (as those terms are described below), he would be entitled to continue to receive his base salary for one year from the date of termination, to receive any unpaid bonus for the year preceding the year in which the termination occurs, and to receive healthcare coverage until the earlier of one year following his termination and the date upon which he receives comparable coverage under another plan. In the event that a termination of Mr. Gattinella’s employment by WHC without Cause or by Mr. Gattinella for Good Reason occurs before the fourth anniversary of the grant of the options to purchase WHC Class A Common

Stock, 25% of such options would continue to vest through the next vesting date following the date of termination.

•	In the event of a “Change in Control” of WHC (as that term is described below), the unvested portion of the options to purchase WHC Class A Common Stock would continue to vest until the later of (a) two years from the date of grant and (b) the next scheduled vesting date following the Change in Control. The continued vesting applies only if Mr. Gattinella remains employed until six months following such Change in Control or is terminated by our successor without Cause or he resigns for Good Reason during such six-month period. For purposes of the employment agreement, a “Change in Control” would occur when: (i) a person, entity or group acquires more than 50% of the voting power of WHC, (ii) there is a reorganization, merger or consolidation or sale involving all or substantially all of WHC’s assets, or (iii) there is a complete liquidation or dissolution of WHC.

•	For purposes of the employment agreement: (a) “Cause” includes (i) a continued willful failure to perform duties after 30 days written notice, (ii) willful misconduct or violence or threat of violence that would harm WHC, (iii) a material breach of WHC’s policies, the employment agreement, or the Trade Secret and Proprietary Information Agreement (as described below), that remains unremedied after 30 days written notice, or (iv) conviction of a felony in respect of a dishonest or fraudulent act or other crime of moral turpitude; and (b) “Good Reason” includes any of the following conditions or events remaining in effect after 30 days written notice: (i) a reduction in base salary, (ii) a material reduction in authority, or (iii) any material breach of the employment agreement by WHC.

•	The employment agreement and the related agreement described below are governed by the laws of the State of New York.

      Mr. Gattinella is also a party to a related Trade Secret and Proprietary Information Agreement that contains confidentiality obligations that survive indefinitely. The agreement also includes non-solicitation provisions that prohibit Mr. Gattinella from hiring WHC’s employees or soliciting any of WHC’s clients or customers that he had a relationship with during the time he was employed by WHC, and non-competition provisions that prohibit Mr. Gattinella from being involved in a business that competes with WHC’s business or that competes with any other business engaged in by any affiliates of WHC if he is directly involved in such business. The non-solicitation and non-competition obligations end on the first anniversary of the date his employment has ceased.

Arrangements with Charles A. Mele
      We are party to an employment agreement with Charles A. Mele, our Executive Vice President, General Counsel and Secretary. The following is a description of Mr. Mele’s employment agreement. In this description, the term “Change in Control” has the same meanings, as applied to Emdeon and WHC, as in the description of Mr. Cameron’s employment agreement, above.

•	The agreement provides for an employment period through February 1, 2011.

•	Mr. Mele receives an annual base salary of $450,000. The amount of any bonus will be in the discretion of the Compensation Committee of the Board of Emdeon. For 2005, Mr. Mele received a bonus of $325,000, determined by the Compensation Committee in its discretion, based on both his own and our company’s performance.

•	If Mr. Mele’s employment is terminated due to his death or disability, by us without “Cause” or by Mr. Mele for “Good Reason” (as those terms are described below), he would be entitled to: (a) continuation of his base salary, at the rate then in effect, for three years; (b) an amount for each of the three years equal to the greater of the average bonus he received in the three years prior to termination or the amount of the bonus he received in the last of those years; and (c) continued participation in our benefit plans (or comparable plans) for three years. If such termination occurs after the end of a fiscal year but before payment of the bonus for that year, he would also be entitled to receive the bonus, if any, earned for that fiscal year; provided, however, that if the termination is for Good Reason or without Cause following a Change in Control of Emdeon, the payments in (a) and (b) above will continue for the remainder of the term of the agreement, if longer. In addition:

–	all options to purchase Emdeon Common Stock and Emdeon Restricted Stock granted to Mr. Mele by Emdeon prior to the date of the agreement that have not vested prior to the date of termination would be vested as of the date of termination and the options would remain exercisable as if he remained in our employ through the expiration date specified in each applicable stock option agreement, except that the options granted to Mr. Mele on March 17, 2004 would remain exercisable only for 90 days plus the Permitted 409A Extension Period; and

–	the portion of the options to purchase WHC Class A Common Stock granted to Mr. Mele by WHC on September 28, 2005 that would have vested on the next vesting date following the date of termination will vest on the date of termination and the vested portion of those options will remain exercisable for 90 days plus the Permitted 409A Extension Period; provided, however, that, if termination is for Good Reason or without Cause following a Change in Control of Emdeon, all of the options that have not vested prior to the date of termination would be vested as of the date of termination.

•	In the event of a Change in Control of WHC or if WHC is no longer an affiliate of Emdeon, the options granted to Mr. Mele by WHC on September 28, 2005 that have not vested prior to such event would be vested as of the date of such event and would remain exercisable for 90 days plus the Permitted 409A Extension Period.

•	If Mr. Mele’s employment is terminated by us for Cause or by him without Good Reason, he (a) would not be entitled to any further compensation or benefits and (b) would not be entitled to any additional rights or vesting with respect to the stock options or restricted stock following the date of termination.

•	For purposes of Mr. Mele’s employment agreement: (a) “Cause” includes (i) a material breach of the employment agreement that remains unremedied after 30 days written notice, or (ii) conviction of a felony; and (b) “good reason” includes (i) a material reduction in title or responsibilities, (ii) requiring Mr. Mele to report to anyone other than the Chief Executive Officer of Emdeon, (iii) a reduction in base salary or material fringe benefits, (iv) a material breach of the employment agreement, (v) requiring Mr. Mele to relocate to a location that is more than 25 miles from his current residence, or (vi) a Change in Control of Emdeon occurs and he remains in the employ of Emdeon for six months after the Change in Control.

•	Payment of severance, if any, will be made in accordance with Section 409A to avoid subjecting Mr. Mele to adverse tax consequences.

•	Mr. Mele is subject to confidentiality obligations that survive indefinitely and non-solicitation and non-competition obligations that survive for two years or, if applicable, for the three year period in which severance is payable under the agreement.

•	There is a tax gross-up provision relating to any excise tax that Mr. Mele incurs by reason of his receipt of any payment that constitutes an excess parachute payment as defined in Section 280G of the Internal Revenue Code. Any excess parachute payments and related tax gross-up payments made to Mr. Mele will not be deductible by Emdeon for federal income tax purposes.

Arrangements with Martin J. Wygod
      On August 3, 2005, we amended and restated our original employment agreement, dated October 8, 2001, with Martin J. Wygod. The agreement was further amended on February 1, 2006. Under the amended agreement, Mr. Wygod serves as our Chairman of the Board, and also serves as the Chairman of the Board of WHC. In these positions, Mr. Wygod focuses on the overall strategy, strategic relationships and transactions intended to create long-term value for stockholders. The following is a description of Mr. Wygod’s amended employment agreement. In this description, the term “Change in Control” has the same meanings, as applied to Emdeon and WHC, as in the description of Mr. Cameron’s employment agreement, above.

•	The employment agreement provides for an employment period through August 3, 2010.

•	Under the employment agreement, Mr. Wygod received an annual base salary of $1.26 million until the completion of WHC’s initial public offering; when the initial public offering was completed in September 2005, Mr. Wygod’s base salary was reduced to $975,000 per year. For 2005, Mr. Wygod received a bonus of $450,000, determined by the Compensation Committee in its discretion, based on both his own and our company’s performance.

•	Pursuant to the employment agreement, Mr. Wygod was granted 55,000 shares of WHC Restricted Stock and nonqualified options to purchase 220,000 shares of WHC’s Class A Common Stock in connection with WHC’s initial public offering. The per share exercise price of the options is the initial public offering price of $17.50. The WHC Restricted Stock and the options are scheduled to vest in equal installments over four years upon each anniversary of the grant date.

•	In the event of termination of Mr. Wygod’s employment by us without “Cause” or by Mr. Wygod for “Good Reason” (as those terms are described below), Mr. Wygod would become a consultant for us and would be entitled to receive his salary, at the rate then in effect, and continuation of benefits until the later of (i) two years following such termination or (ii) August 3, 2010. In addition, all options, or other forms of equity compensation, granted to Mr. Wygod by us or any of our affiliates (which would include WHC) that have not vested prior to the date of termination would become vested as of the date of termination and, assuming there has not been a Change in Control of Emdeon or of WHC, would continue to be exercisable as long as he remains a consultant (or longer if the plan or agreement expressly provided). In the event that Mr. Wygod’s employment is terminated due to death or disability, he or his estate would receive the same benefits as described above.

•	The employment agreement provides that in the event there is Change in Control of Emdeon, all outstanding options and other forms of equity compensation (including equity compensation granted by WHC) would become immediately vested on the date of the Change in Control and, if following the Change in Control, Mr. Wygod’s employment terminates for any reason other than Cause, they would continue to be exercisable until the tenth anniversary of the applicable date of grant. A Change in Control of Emdeon is also an event that constitutes Good Reason for purposes of a termination by Mr. Wygod. In the event there is a Change in Control of WHC, any portion of Mr. Wygod’s equity that relates to WHC will fully vest and become exercisable on the date of such event, and if following such event, Mr. Wygod’s engagement with WHC is terminated for any reason other than Cause, such equity will remain outstanding until the expiration of its original term.

•	For purposes of the employment agreement: (a) “Cause” includes a final court adjudication that Mr. Wygod (i) committed fraud or a felony directed against our company relating to his employment, or (ii) materially breached any of the material terms of the employment agreement; (b) the definition of “Good Reason” includes the following conditions or events: (i) a material reduction in title or responsibility that remains in effect for 30 days after written notice, (ii) a final court adjudication that we materially breached any material provisions of the employment agreement, (iii) failure to serve on our Board or Executive Committee of our Board, or (iv) the occurrence of a Change in Control of Emdeon.

•	In the event Mr. Wygod terminates his engagement with WHC for “Good Reason” (as described in the following sentence), any portion of equity that relates to WHC will fully vest and become exercisable on the date his engagement terminates and will remain exercisable for the period beginning on such date and ending on the later of two years following such termination or

August 3, 2010. For the purposes of a termination of Mr. Wygod’s engagement with WHC by him, “Good Reason” means a material reduction in Mr. Wygod’s title or responsibilities as Chairman of the Board of WHC.

•	In the event that Mr. Wygod’s employment with Emdeon is terminated for any reason, but he remains Chairman of the Board of WHC, WHC will have no obligation to pay a salary to Mr. Wygod.

•	The employment agreement contains confidentiality obligations that survive indefinitely and non-solicitation and non-competition obligations that continue until the second anniversary of the date his employment has ceased.

•	The employment agreement contains a tax gross-up provision relating to any excise tax that Mr. Wygod incurs by reason of his receipt of any payment that constitutes an excess parachute payment as defined in Section 280G of the Internal Revenue Code. Any excess parachute payments and related tax gross-up payments made to Mr. Wygod will not be deductible for federal income tax purposes.

      Mr. Wygod was granted, on January 27, 2006, options to purchase 600,000 shares of Emdeon Common Stock at an exercise price of $8.77, the closing price of Emdeon Common Stock on the date of grant; and (b) 150,000 shares of Emdeon Restricted Stock. The options to purchase Emdeon Common Stock are scheduled to vest in equal annual installments of 25% over four years and the shares of Emdeon Restricted Stock are scheduled to vest in equal annual installments of 33 1/3 % over three years.
Other Compensation Information
      Emdeon does not offer any deferred compensation plans to its directors or executive officers.
      Emdeon does not offer any retirement plans to its directors and does not offer any retirement plans to its executive officers, other than the 401(k) plans generally available to employees. Subject to the terms of the Emdeon 401(k) Savings and Employee Stock Ownership Plan, Emdeon matches, in cash, 25% of amounts contributed to that Plan by each Plan participant, up to 6% of eligible pay. The matching contribution made by Emdeon is subject to vesting, based on continued employment, with 50% scheduled to vest on each of the first and second anniversaries of the employee’s date of hire. In addition, Porex, as plan sponsor of the Porex 401(k) Savings Plan, makes a matching contribution, in cash, equal to (a) 100% of amounts contributed to the Plan by each Plan participant, up to 3% of eligible pay plus (b) 50% of the next 2% of eligible pay contributed.

PERFORMANCE GRAPH
      The following graph compares the cumulative total stockholder return on our Common Stock with the comparable cumulative return of the NASDAQ Stock Market (U.S.) Index and a Peer Group Index (as described below) over the period of time from December 31, 2000 through December 31, 2005. The graph assumes that $100 was invested in our Common Stock and each index on December 31, 2000. The stock price performance on the following graph is not necessarily indicative of future stock price performance.
      Pursuant to applicable rules under the Securities Exchange Act of 1934 relating to proxy statements, we are required to include in the graph below an index of companies in our industry or line-of-business. We have included an index of a specific group of companies (which we refer to as the Peer Group Index) to meet this requirement. This group of companies consists of Allscripts Healthcare Solutions, Amicas, Inc. (formerly known as Vitalworks Inc.), Cerner Corporation, Drugstore.com, Inc., Eclipsys Corporation, First Consulting Group, Inc., IDX Systems Corporation, iVillage Inc., NDCHealth Corporation, Neoforma, Inc., Per-Se Technologies, Inc., ProxyMed, Inc., QuadraMed Corporation, Quality Systems, Inc., Quovadx, Inc. and TriZetto Group, Inc.
Comparison of Five Year Cumulative Total Return*
Among Emdeon Corporation, the
NASDAQ Stock Market (U.S.) Index and a Peer Group
* $100 invested on 12/31/00 in stock or index, including reinvestment of dividends.

REPORT OF THE COMPENSATION COMMITTEE
Introduction
      The Compensation Committee of our Board of Directors provides general oversight of Emdeon’s compensation practices and, pursuant to authority delegated to it by the Board, determines the compensation of our Chief Executive Officer and our other executive officers. Each of the members of the Compensation Committee is a non-employee director within the meaning of Section 16 of the Securities Exchange Act, an outside director within the meaning of Section 162(m) of the Internal Revenue Code and an independent director under applicable NASDAQ Global Market listing standards. In general, the responsibilities of the Compensation Committee include:

•	oversight of our executive compensation program and our incentive and equity compensation plans;

•	determination of compensation levels for and grants of incentive and equity-based awards to our executive officers and the other terms and conditions included in employment agreements to be entered into with our executive officers; and

•	review of and making recommendations regarding other matters relating to Emdeon’s compensation practices.
Prior to the formation of WHC’s Compensation Committee, Emdeon’s Compensation Committee was responsible for determining the compensation of WHC’s executive officers and performed certain related duties in connection with the preparations for WHC’s initial public offering in September 2005. The Compensation Committees of Emdeon and WebMD continue to coordinate their decision-making where they deem it to be appropriate and Mark J. Adler, M.D. serves as Chairman of the Compensation Committees of both Emdeon and WHC.
Summary of Compensation Policies
      The Compensation Committee’s guiding philosophy is to establish a compensation program that is:

•	Competitive with the market in order to help attract, motivate and retain highly qualified managers and executives. Emdeon seeks to attract talent by offering competitive base salaries, annual incentive opportunities, and the potential for long-term rewards through equity-based awards, such as stock options and restricted stock. Emdeon has, in the past, granted and expects to continue to grant equity-based awards to a large portion of its employees, not just its executives. Those awards have been, and are expected to continue to be, primarily in the form of non-qualified options to purchase Emdeon Common Stock.

•	Performance-based to link executive pay to company performance over the short and long term and to facilitate shareholder value creation. It is Emdeon’s practice to provide compensation opportunities in addition to base salary that are linked to our company’s performance and the individual’s performance. Achievement of short-term goals is rewarded through annual incentive awards, while achievement of long-term objectives is encouraged through nonqualified stock option grants and restricted stock awards that are subject to vesting over periods generally from three to four years.
The Committee reviews information regarding the compensation practices of other companies, including certain competitors and other peer companies that are likely to compete with Emdeon for the services of our executives and employees and that information is a factor in the determinations by the Committee in setting executive officer compensation (including the compensation of the Chief Executive Officer, as described below) and in its general oversight of compensation practices at Emdeon. However, the Committee does not use that information to generate specific compensation amounts or targets and does not seek to create an objective standard for Emdeon compensation based on what other companies have done. Instead, in each compensation decision, the Committee exercises its business judgment regarding the appropriateness of types and amounts of compensation in light of the value to Emdeon of specific individuals.
      Emdeon’s senior management generally applies a similar philosophy and similar policies and procedures to determine the compensation of its officers and managers who are not executive officers.
Compensation Elements

Overview
      Emdeon’s compensation program elements consist of: base salary, annual cash incentives and long-term incentives in the form of non-qualified stock options and restricted stock. An overview of each of these major compensation components follows below.
      Emdeon does not offer any deferred compensation plans to its directors or executive officers. Emdeon does not offer any retirement plans to its directors and does not offer any retirement plans to its executive officers, other than the 401(k) plans generally available to employees.

Base Salary
      The Compensation Committee reviews the base salaries of our executive officers as necessary. In general, it is the Committee’s position that increases to the pay of its executive officers should be performance-based and achieved through the annual and long-term incentive programs, rather than through an increase in base salary. However, when the Committee contemplates an adjustment to base salary, various factors are considered, including: company performance, the executive’s individual performance, scope of responsibility and changes in that scope (including as a result of promotions), tenure, prior experience and market practice. Any increase in the salary of our executive officers is at the discretion of the Compensation Committee, except as may otherwise be provided in an employment agreement previously approved by the Committee. During 2005, the Compensation Committees approved the following changes to the base salaries of our executive officers:

	Date of Base	Base Salary	Base Salary
Executive Officer	Salary Change	Change Amount	After Change

David Gang(1)	July 2005	$(110,000)	$450,000
Wayne T. Gattinella(2)	April 2005	$110,000	$560,000
Martin J. Wygod(3)	October 2005	$(285,000)	$975,000

(1)	Mr. Gang’s base salary was reduced to reflect his change in status from Co-Chief Executive Officer of our WebMD segment and WHC to Executive VP — Product & Programming and Chief Technology Officer of WHC (at which time, he ceased to be an executive officer of Emdeon).

(2)	Mr. Gattinella’s base salary was increased to reflect his promotion to Co-Chief Executive Officer of our WebMD segment. He currently serves as the sole CEO of that segment and of WHC.

(3)	At the time of the initial public offering of WHC and the award to Mr. Wygod of shares of WHC Restricted Stock and options to purchase WHC Class A Common Stock, Mr. Wygod’s base salary was reduced to $975,000.

Annual Incentive Awards
      Executives at Emdeon have the opportunity to earn performance-based cash awards through an annual cash bonus program. For executives who are not executive officers, individual target opportunities, as a percentage of their base salary, are generally established. These target percentages vary based on each executive’s level and scope of responsibility. Actual bonus amounts are determined considering an executive’s personal performance and the performance of Emdeon during the year.
      With respect to Emdeon’s executive officers, annual bonuses are generally discretionary and are determined by the Compensation Committee based upon its assessment of company and individual performance. In some cases, individual target awards are established for an executive officer, expressed as a percentage of the executive’s base salary. These target percentages vary based on the nature and scope of the executive officer’s responsibilities and competitive market practice. In some cases, particularly with respect to newly hired executive officers, bonus awards may be dictated by the terms of the executive’s employment agreement, providing for payment of a specified bonus amount or an amount within a specific range with respect to the first year of employment. No pre-established performance targets were used in determining bonus amounts for executive officers for 2005; the Compensation Committee determined such amounts based on its assessment of the performance of Emdeon and its business segments in 2005 (taking into consideration the extent to which financial and operational goals discussed by management and the Board were achieved) and its assessment of each executive officer’s individual performance and contributions during the year. In addition to receiving an annual bonus for his 2005 performance, Mr. Gang received a cash payment of $500,000 in May 2005, pursuant to the terms of his employment agreement, as an inducement to join WHC.

Long-Term Incentives
      Emdeon uses two types of long-term performance-based incentives: stock options and restricted stock. Historically, long-term incentives at Emdeon were comprised almost exclusively of stock option grants. However, in light of recent market trends and changes in the accounting treatment applicable to such option grants, Emdeon has been using Emdeon Restricted Stock as part of its mix of equity compensation for its executives and certain other employees. The Compensation Committee views equity-based compensation as an effective incentive that encourages employees to focus on and drive the long-term growth and performance of Emdeon. These awards are granted to reward employees for increasing shareholder value and to promote retention of employees over the long-term.
      In 2005, Messrs. Corbin and Gang were the only executive officers to receive grants of Emdeon Corporation equity. These grants were made in the form of stock options and restricted stock and are summarized in the Summary Compensation Table. Mr. Corbin’s award of 200,000 stock options and 40,000 shares of restricted stock was made in connection with his November 2005 appointment as President of Emdeon Practice Services. Mr. Gang’s award of 400,000 stock options and 100,000 restricted shares was made at the time of his initial hiring.
      In January 2006, Emdeon awarded Mr. Wygod a grant of options to purchase 500,000 shares of Emdeon Common Stock to recognize his continuing contributions to Emdeon. These options were granted at an exercise price of $8.77 per share and will vest over a 4 year period, with 25% of the award vesting on each anniversary date of the date of grant for the 4 year vesting period. In addition, Emdeon granted 150,000 shares of restricted stock to Mr. Wygod. These shares will vest equally over a 3 year vesting period, with one-third vesting on each anniversary of the date of grant. Prior to this January 2006 grant, the most recent equity grant by Emdeon to Mr. Wygod was a nonqualified stock option granted in September 2001 that became fully vested, under its vesting schedule, in September 2004.
      In addition, in February 2006, Emdeon granted stock option awards and, in some cases, shares of restricted stock to eligible employees, not including any executive officers. The options granted in February 2006 have an exercise price of $9.17, the fair market value of our Common Stock on the date of grant, and vest over a 4 year period, with 25% of the award vesting on each anniversary date of the date of grant for the 4 year vesting period. The total number of options to purchase Emdeon Common Stock granted in February 2006 was 5,459,500. The total number of shares of restricted stock granted was 817,700. These restricted stock awards vest over three years, with one-third of the amount granted vesting on each of the first, second and third anniversaries of the date of grant. These grants of stock options and restricted stock help focus executives on achieving Emdeon’s long-term objectives and increasing stockholder value, while providing an additional retention component to Emdeon’s total compensation program. Although no specific formula was used to determine the size of the individual equity grants, they were generally based upon factors such as the individual’s position, the nature and scope of the individual’s responsibilities, the individual’s contribution to Emdeon’s performance and expected contribution to meeting long-term strategic goals of Emdeon.

      In connection with the initial public offering of WHC in September 2005, Messrs. Wygod, Cameron, Mele, Gattinella and Gang received options to purchase WHC Class A Common Stock and, in the case of Messrs. Wygod, Gattinella and Gang, restricted WHC Class A Common Stock awards, as described in the section entitled “Executive Compensation” above. These awards were granted in recognition of the significant contributions made by these executives in leading WHC through a successful offering and the value of the services that they are expected to provide to WHC. The options were granted at an exercise price of $17.50, the initial public offering price of WHC Class A Common Stock. Both the stock options and restricted shares will vest over a 4 year period, with 25% of the awards vesting on each anniversary date of the date of grant for the 4 year vesting period.
Compensation of the Chief Executive Officer
      The Compensation Committee reviews and approves the compensation of Kevin Cameron, the Chief Executive Officer of Emdeon. Mr. Cameron was appointed as Chief Executive Officer of Emdeon in October 2004 at an annual salary of $660,000. His salary remains unchanged.
      Under his employment agreement with Emdeon, Mr. Cameron is eligible to receive an annual bonus of up to 100% of his base salary. It was determined by the Compensation Committee that, for 2005, Mr. Cameron should receive a bonus of $450,000. No pre-established performance targets were used in determining this amount, which was determined by the Compensation Committee based on its assessment of the performance of Emdeon and its business segments in 2005 and Mr. Cameron’s contributions during the year.
      In connection with the September 2005 initial public offering of WHC, Mr. Cameron received a grant of options to purchase 55,000 shares of WHC Common Stock at an exercise price of $17.50 per share. These options will vest over a 4 year period, with 25% of the award vesting on each anniversary date of the date of grant for the 4 year vesting period. Mr. Cameron did not participate in the stock option and restricted stock grant made to eligible non-executive Emdeon employees in February 2006.
      The Compensation Committee believes that Mr. Cameron’s compensation arrangements (more fully discussed under “Executive Compensation,” including under “Compensation Arrangements with Executive Officers — Arrangements with Kevin Cameron”) are appropriate in light of his responsibilities.
Policies and Practices Relating to Section 162(m)
      Section 162(m) of the Internal Revenue Code generally limits the ability of a publicly held corporation to deduct compensation in excess of $1 million paid to certain executive officers. It is the policy of the Compensation Committee to comply, where practicable, with Section 162(m) of the Code so as to maximize the tax deductibility of compensation paid to its top executive officers. Accordingly, Emdeon’s equity plans under which awards are made to officers and directors are generally designed to ensure that compensation attributable to options granted will be tax deductible by Emdeon. However, annual cash bonuses for Emdeon’s executive officers and grants of restricted stock do not qualify as performance-based within the meaning of Section 162(m) and, therefore, are subject to its limits. The Compensation Committee believes that the compensation received by Emdeon’s executive officers is appropriate under the circumstances and in the best interests of Emdeon and its stockholders.

Mark J. Adler, M.D.
Herman Sarkowsky
Joseph E. Smith
COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
      The current members of the Compensation Committee of our Board of Directors are Mark J. Adler, M.D., Herman Sarkowsky and Joseph E. Smith.
      No interlocking relationship exists between our Board of Directors or Compensation Committee and the board of directors or compensation committee of any other company, nor has any interlocking relationship existed in the past.

REPORT OF THE AUDIT COMMITTEE
      The current members of the Audit Committee of our Board of Directors are Paul A. Brooke, James V. Manning and Joseph E. Smith and Mr. Manning is the Chairman. The Audit Committee is responsible for, among other things:

•	retaining and overseeing the registered public accounting firm that serves as our independent auditor and evaluating their performance and independence;

•	reviewing the annual audit plan with Emdeon’s management and registered public accounting firm;

•	pre-approving any permitted non-audit services provided by our registered public accounting firm;

•	approving the fees to be paid to our registered public accounting firm;

•	reviewing the adequacy and effectiveness of our internal controls with Emdeon’s management, internal auditors and registered public accounting firm;

•	reviewing and discussing the annual audited financial statements and the interim unaudited financial statements with Emdeon’s management and registered public accounting firm;

•	approving our internal audit plan and reviewing reports of our internal auditors;

•	determining whether to approve related party transactions; and

•	overseeing the administration of Emdeon’s Code of Business Conduct.
The Audit Committee operates under a written charter adopted by the Board of Directors, which is included as Annex A to this Proxy Statement.
      This report reviews the actions taken by the Audit Committee with regard to our financial reporting process for 2005 and particularly with regard to our audited consolidated financial statements and the related schedule included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2005.
      Our management has the primary responsibility for Emdeon’s financial statements and reporting process, including the systems of internal controls. Our independent auditors are responsible for performing an independent audit of our consolidated financial statements and the related schedule in accordance with the standards of the Public Company Accounting Oversight Board (United States) and issuing a report thereon and a report on management’s assessment and the effectiveness of internal control over financial reporting. The Audit Committee’s responsibility is to monitor and oversee these processes. In carrying out its oversight responsibilities, the Audit Committee is not providing any expert or special assurance as to Emdeon’s financial statements or systems of internal controls or any professional certification as to the independent auditors’ work. The Audit Committee has implemented procedures to ensure that, during the course of each fiscal year, it devotes the attention that it deems necessary or appropriate to fulfill its oversight responsibilities under the Audit Committee’s charter.
      In fulfilling its oversight responsibilities, the Audit Committee reviewed and discussed with management the audited financial statements and the Report of Management on Internal Control Over Financial Report included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2005. In addition, the Audit Committee reviewed with Emdeon’s independent auditors, Ernst & Young LLP, who are responsible for expressing an opinion on the conformity of those audited financial statements with U.S. generally accepted accounting principles, their judgments as to the quality, rather than just the acceptability, of our accounting principles and such other matters as are required to be discussed with the Audit Committee under Statement on Auditing Standards No. 61, Communication with Audit Committees, as amended, other standards of the Public Company Accounting Oversight Board (United States) SEC rules, and other professional standards. The Audit Committee also reviewed with Ernst & Young, the “Report of Independent Registered Public Accounting Firm on Internal Control Over Financial Reporting” included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2005. In addition, the Audit Committee discussed with Ernst & Young their independence from management and Emdeon, including the matters in the written disclosures required of Ernst & Young by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, as adopted, on an interim basis, by the Public Company Accounting Oversight Board pursuant to Rule 3600T. The Audit Committee also considered whether the provision of audit-related services (see “Proposal 3 — Services and Fees of Ernst & Young” below) during 2005 by Ernst & Young is compatible with maintaining Ernst & Young’s independence.
      Additionally, the Audit Committee discussed with our independent auditors the overall scope and plan for their audit of our financial statements and their audits of our internal control over financial reporting. The Audit Committee met with the independent auditors, with and without management present, to discuss the results of their examination, their evaluation of Emdeon’s internal controls and the overall quality of Emdeon’s financial reporting.
      In reliance on the reviews and discussions referred to above, the Audit Committee recommended to our Board of Directors that the audited financial statements and related schedule and management’s assessment of the effectiveness of Emdeon’s internal control over financial reporting be included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2005 for filing with the SEC. The Audit Committee has also approved the retention of Ernst & Young as our independent auditors for 2006.

Paul A. Brooke
James V. Manning
Joseph E. Smith

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
Transactions with WHC
      This section describes the material provisions of agreements between WHC (or one of its subsidiaries) and Emdeon (or one of its subsidiaries other than WHC and its subsidiaries). The Consolidated Financial Statements of Emdeon include the accounts of Emdeon and all of its majority owned subsidiaries. Accordingly, transactions between Emdeon and WHC are eliminated in consolidation. For additional information regarding the financial terms of these agreements and charges from WHC to Emdeon and from Emdeon to WHC under these agreements and certain predecessor arrangements, see “Management’s Discussion and Analysis of Financial Condition and Results of Operations — Transactions with Emdeon” and Note 4 to the Consolidated Financial Statements included in WHC’s Annual Report on Form 10-K for the fiscal year ended December 31, 2005.

Services Agreement
      We have entered into a Services Agreement with WHC pursuant to which we charge WHC for specified services provided by Emdeon. Under the Services Agreement, Emdeon receives an amount that reasonably approximates its cost of providing services to WHC. The services that Emdeon provides to WHC include certain administrative services, including services relating to payroll, accounting, tax planning and compliance, employee benefit plans, legal matters and information processing. In addition, WHC reimburses Emdeon for an allocated portion of certain expenses that Emdeon incurs for outside services and similar items, including insurance and audit fees, outside personnel, facilities costs, professional fees, software maintenance fees and telecommunications costs. Emdeon has agreed to make the services available to WHC for a term of up to 5 years following WHC’s initial public offering. However, WHC is not required, under the Services Agreement, to continue to obtain services from Emdeon. In the event WHC wishes to receive those services from a third party or provide them internally, WHC has the option to terminate services, in whole or in part, at any time it chooses to do so, generally by providing, with respect to the specified services or groups of services, 60 days’ notice and, in some cases, paying a termination fee of not more than $30,000 to cover costs of Emdeon relating to the termination. Emdeon has the option to terminate the services that it provides to WHC, in whole or in part, if it ceases to provide such services for itself, upon at least 180 days’ written notice to WHC. Under the Services Agreement, WHC paid Emdeon, from the date of WHC’s initial public offering through December 31, 2005, approximately $696,000.

Registration Rights Agreement
      We have entered into a Registration Rights Agreement with WHC, which requires WHC to use its reasonable best efforts, upon our request, to register under the applicable federal and state securities laws any of the WHC equity securities owned by Emdeon for sale in accordance with our intended method of disposition, and to take such other actions as may be necessary to permit the sale in other jurisdictions, subject to specified limitations. Emdeon has the right to include the WHC equity securities it beneficially owns in other registrations of these equity securities WHC initiates. WHC is required to pay all expenses incurred in connection with each registration, excluding underwriters’ discounts, if any. Subject to specified limitations, the registration rights are assignable by Emdeon and its assigns. The Registration Rights Agreement contains customary indemnification and contribution provisions.

Tax Sharing Agreement
      We are a party to a Tax Sharing Agreement with WHC that governs the respective rights, responsibilities, and obligations of Emdeon and WHC with respect to tax liabilities and benefits, tax attributes, tax contests and other matters regarding taxes and related tax returns. In general, the Tax Sharing Agreement does not require Emdeon or WHC to reimburse the other party to the extent of any net tax savings realized by the consolidated group, as a result of the group’s utilization of WHC’s or Emdeon’s attributes, including net operating losses, during the period of consolidation. However, under the

Tax Sharing Agreement, Emdeon has agreed to compensate WHC for any use of WHC’s net operating losses that may result from certain extraordinary transactions, including a sale of Emdeon Business Services and Emdeon Practice Services. Specifically, if Emdeon or any corporation that is controlled, directly or indirectly, by Emdeon other than WHC or its subsidiaries (collectively, the “Emdeon Subgroup”) has income or gain from the sale of assets (including a subsidiary) outside the ordinary course of business, extinguishment of debt or other extraordinary transaction (“Extraordinary Gains”), Emdeon will make a payment to WHC and its subsidiaries (collectively, the “WHC Subgroup”) equal to 35% of the amount of the WHC Subgroup’s net operating losses (“NOLs”) that are absorbed in the consolidated tax return as a result of the incurrence of such Extraordinary Gains. For information regarding the application of the Tax Sharing Agreement to our sale of Emdeon Practice Services to Sage Software, Inc. announced on August 8, 2006, see “Management’s Discussion of Financial Condition and Results of Operations — Introduction — Recent Developments — Pending Sale of Emdeon Practice Services Segment” in our Quarterly Report on Form 10-Q for the quarter ended June 30, 2006.
      Although Emdeon has stated that it does not currently intend or plan to undertake a split-off, spin-off or other similar transaction, WHC has agreed in the Tax Sharing Agreement that it will not knowingly take or fail to take any action that could reasonably be expected to preclude Emdeon’s ability to undertake a split-off or spin-off on a tax-free basis. WHC has also agreed that, in the event that Emdeon decides to undertake a split-off or spin-off of our capital stock to Emdeon’s shareholders, WHC will enter into a new Tax Sharing Agreement with Emdeon that will set forth the parties’ respective rights, responsibilities and obligations with respect to any such split-off or spin-off.
      Beneficial ownership of at least 80% of the total voting power and value of WHC’s capital stock is required in order for Emdeon to continue to include the WHC Subgroup in its consolidated group for federal income tax purposes. It is the present intention of Emdeon to continue to file a single consolidated federal income tax return with its eligible subsidiaries. Each member of the consolidated group for federal income tax purposes will be jointly and severally liable for the federal income tax liability of each other member of the consolidated group. Accordingly, although the Tax Sharing Agreement allocates tax liabilities between WHC and our Emdeon during the period in which we are included in the consolidated group of Emdeon, WHC could be liable for the federal income tax liability of any other member of the consolidated group in the event any such liability is incurred and not discharged by such other member. The Tax Sharing Agreement provides, however, that Emdeon will indemnify WHC to the extent that, as a result of being a member of the consolidated group of Emdeon, WHC becomes liable for the federal income tax liability of any other member of the consolidated group, other than the WHC Subgroup. Correspondingly, the Tax Sharing Agreement requires WHC to indemnify Emdeon and the other members of the consolidated group with respect to WHC’s federal income tax liability. Similar principles generally will apply for income tax purposes in some state, local and foreign jurisdictions.

Indemnity Agreement
      WHC and Emdeon have entered into an Indemnity Agreement, under which WHC and Emdeon have agreed to indemnify each other with respect to some matters. WHC has agreed to indemnify Emdeon against liabilities arising from or based on:

•	the operations of WHC’s business;

•	any material untrue statements or omissions in the Prospectus included in the IPO Registration Statement, other than material untrue statements or omissions contained in or pertaining to information relating solely to Emdeon; and

•	guarantees or undertakings made by Emdeon to third parties in respect of WHC’s liabilities or obligations or those of WHC’s subsidiaries.

Emdeon has agreed to indemnify WHC against liabilities arising from or based on:

•	the operations of the Emdeon’s business;

•	any material untrue statements or omissions in the Prospectus included in the IPO Registration Statement, other than material untrue statements or omissions contained in or pertaining to information relating solely to WHC; and

•	certain pre-existing legal proceedings.
The agreement contains provisions governing notice and indemnification procedures.

Intellectual Property License Agreement
      The Intellectual Property License Agreement governs certain rights, responsibilities, and obligations of Emdeon and WHC with respect to the name “WebMD” and related intellectual property that Emdeon has used. Under the Intellectual Property License Agreement, WHC agreed to license certain of its trademarks, trade names and service marks back to Emdeon for an initial period of 12 months to allow Emdeon to transition to its new name. Except as provided in the Intellectual Property License Agreement, Emdeon transferred any right it may have to the name “WebMD” and the related intellectual property to WHC prior to the completion of WHC’s initial public offering.

Private Portals License
      Emdeon has licensed WHC’s private portal health and benefits management services for use by Emdeon’s employees and the employees of its other subsidiaries for a period of three years, through June 30, 2008. The fees payable by Emdeon to WHC for this license are approximately $250,000 annually.

Little Blue Book License
      Through WHC’s The Little Blue Book subsidiaries, for an annual license fee of $250,000, WHC provides a license to a subsidiary of Emdeon of certain physician-related information, such as names, addresses and hospital and HMO affiliation, for use by Emdeon’s subsidiary in communicating with physicians. This license agreement is automatically renewed for successive one-year terms unless either party elects not to renew by providing a 30-day notice.

Product Development, Marketing and Related Arrangements
      On January 31, 2006, Emdeon and WHC entered into the agreements described below. Pursuant to these agreements, the parties have agreed to support each other’s product development and marketing of certain product lines, as more fully described below. WHC will, in general, manage the product development and marketing of Emdeon’s and WHC’s product lines in the following areas:

•	online tools and applications that are displayed to physicians and consumers that provide “quality” ratings of providers and that analyze patient care (we refer to these types of applications as External Clinical Quality Applications); and

•	online tools and applications that are displayed to end-user consumers, plan members and/or patients to assist in (a) communicating with, or viewing information from, providers or payers, (b) making informed benefit, provider and/or treatment choices, through access to content, personal health records, plan comparison tools, benefit comparison tools, cost treatment indicators, calculators, etc. or (c) managing and utilizing consumer-directed health plans and the related health savings accounts and other consumer directed financial accounts (we refer to all of these types of applications as Consumer-Directed Applications).
Emdeon may continue to develop and market products and services that are principally provided for internal use by healthcare payers and that provide clinical quality measures of physicians, hospitals and providers, and analytics and reporting to such payers on the quality of patient care (we refer to these types of applications as Internal Clinical Quality Services) and WHC may develop and market its own Internal Clinical Quality Services and it may, but is not required to, sell Emdeon’s Internal Clinical Quality Services. The parties have also agreed to work together to try to develop certain other products and services.
      We believe that the growing market for Consumer Directed Health Plans (referred to as CDHPs) and related Health Savings Accounts (referred to as HSAs) presents a significant future business opportunity for WHC and that the agreements described below will help accelerate its progress in this market in several ways:

•	Under CDHPs, consumers are required to assume greater responsibility for the financial impact of their personal healthcare decisions. Accordingly, consumers in CDHPs require tools that can assist them in making more informed decisions. In providing services that help meet those needs, WHC will have access to certain Emdeon services and capabilities that we believe will further enhance WHC’s services, including its services that provide comparative information on healthcare provider cost and quality.

•	The agreements are expected to lead to new capabilities for data sharing that will enable WHC and Emdeon to develop new services that facilitate appropriate payment to providers for their services, and inform patients of their financial responsibility for a specific procedure or treatment.

•	Emdeon’s agreement to market the WHC CDHP/ HSA offering to Emdeon’s health plan customers is expected to help accelerate WHC’s market penetration of these new services.
      Business Services Agreement. The terms of this agreement, which will remain in effect for 5 years unless terminated earlier in accordance with its terms, include the following:

•	External Clinical Quality Applications. Emdeon will provide a perpetual license to WHC of Emdeon’s External Clinical Quality Applications. In addition, WHC will be permitted to develop, market and sell its own or other third party External Clinical Quality Applications. During the term of this Agreement, Emdeon will not provide External Clinical Quality Applications as stand-alone products other than through WHC Health; provided, however, that Emdeon will be permitted to offer External Clinical Quality Applications to its potential or current payer customers in connection with the integration of External Clinical Quality Applications with other Emdeon core services. During the term of this agreement, WHC will pay Emdeon a 20% royalty on net sales of Emdeon’s External Clinical Quality Applications (or, in particular instances, such other mutually agreed on royalty). In addition, if WHC requires customization or incremental development of an Emdeon External Clinical Quality Application in connection with a potential sale, and/or if WHC needs assistance in resolving a performance issue regarding an Emdeon External Clinical Quality Application, Emdeon will charge WHC customary rates for such assistance. The pricing pursuant to which WHC will make the Emdeon External Clinical Quality Applications available to an Emdeon customer will be competitive with the pricing it provides to other similar customers purchasing substantially the same products at the same volume or commitment levels. The provisions of the agreement do not apply to Emdeon’s electronic health record applications, products that provide for sending and receiving of prescriptions and lab results and other similar applications provided by Emdeon and reasonable extensions of such products. Upon termination of the agreement, Emdeon has agreed to provide WHC with a copy of the underlying source code and documentation for the External Clinical Quality Applications so that WHC may continue to use the perpetual license to such products.

•	Internal Clinical Quality Applications. Emdeon may make available to WHC customers Emdeon’s Internal Clinical Quality Services for integration with WHC’s products and services. The pricing pursuant to which Emdeon will make Emdeon’s Internal Clinical Quality Services available to WHC customers will be competitive with the pricing it provides to other similar customers purchasing substantially the same products at the same volume/commitment levels. WHC may also develop and sell its own Internal Clinical Quality Services or license and work with third parties for such services. Emdeon will pay WHC a 10% sales commission on net sales of Emdeon’s Internal Clinical Quality Services by WHC.

•	Consumer-Directed Applications. Emdeon has, in general, agreed that WHC will manage the product development and marketing of Consumer-Directed Applications and that, except as described below, Emdeon will not make such applications available itself or through a third party, other than in conjunction with WHC.

—	If Emdeon identifies a need for a Consumer-Directed Application in order to support a business requirement related to the marketing of its core services, Emdeon will first present WHC with the opportunity to meet Emdeon’s requirement. If WHC elects not to pursue this opportunity or if, after electing to do so, fails to meet the applicable delivery schedule, Emdeon may pursue that opportunity through a third party or on its own, on substantially the same terms. For each Consumer-Directed Application provided to Emdeon, WHC is paid the greater of: (a) WHC’s cost plus 50%; or (ii) WHC’s established market price for such product (which price will be competitive with the pricing WHC provides to other similar customers purchasing substantially the same products at the same volume/commitment levels). In addition, if Emdeon sells the Consumer-Directed Application to a third party, Emdeon will pay WHC a 10% royalty on net sales of the application.

—	In addition, WHC and Emdeon have agreed to work together to develop a potential Consumer Directed Application that may provide information regarding the potential cost of care or financial responsibility for individual medical and/or drug claims. Emdeon has agreed that any such product developed that provides a patient or plan member view as to the portion of the cost of care for which the patient or plan member is responsible shall be provided through WHC, and during the term of this agreement, Emdeon will not make such product available itself or through a third party other than in conjunction with WHC. If Emdeon and WHC develop such product, they have agreed to negotiate an equitable allocation between the parties of the sales price for such product.

—	The provisions of the agreement relating to Consumer-Directed Applications do not apply to the following Emdeon products and services: (a) paper and electronic invoices, statements, checks and explanation of benefits forms (EOBs), along with reasonable extensions of these products and services; (b) currently contemplated patient-facing applications linked to the practice management systems and electronic medical records systems of Emdeon Practice Services; (c) services provided by VIPS under contracts with the United States government and/or state governments; and (d) distribution (in addition to through WHC), through portals that are not competitive with the WHC Health consumer portal, of online consumer access for healthcare payment and billing services referred to above in clause (a).
      On August 7, 2006, WHC and Emdeon Practice Services, Inc. (which we refer to as EPS), a wholly owned subsidiary of Emdeon, entered into an Amended and Restated Business Services Agreement in preparation for the sale by Emdeon of EPS to Sage Software, Inc., which was announced on August 8, 2006. The amended agreement contains the provisions applicable to the relationship between EPS and WHC that were in the existing agreement and was entered into in order to separate those provisions from the provisions applicable to the other parties thereto. The existing agreement remains in effect among the other parties thereto.
      Marketing Agreement. The terms of this agreement, which will remain in effect for 5 years unless terminated earlier in accordance with its terms, include the following:

•	Emdeon’s Business Services segment will market to its payer customers, for integration into their CDHP offerings, WHC’s online decision-support tools that support CDHPs and HSAs, including retirement health care and HSA planners, cost estimator and expense alerts (we refer to these tools, collectively, as HSA Tools). During the term of the agreement, Emdeon has agreed not to market other services that are similar to the HSA Tools.

•	Emdeon will receive a commission of 10% of the net sales of HSA Tools made through Emdeon.
      Joint Development Agreement. The terms of this agreement, which will remain in effect for 5 years unless terminated earlier in accordance with its terms, include the following:

•	EPS and WHC have agreed to integrate WHC’s personal health record with the clinical products, including the electronic medical record, of EPS to allow import of data from one to the other, subject to applicable law and privacy and security requirements.

•	EPS has agreed such integration of its clinical products will be done exclusively with WHC’s personal health record; provided, however, that EPS has the right to integrate with a third party’s personal health record if, after good faith efforts to market WHC’s personal health record, a customer requests the third party personal health record and EPS would be at reasonable risk of losing the potential sale if it did not integrate with the third party.

Other Business Arrangements with WHC
      We have in the past, and may from time to time in the future, have small transactions with WHC or its subsidiaries not involving an ongoing contract. For example, from time to time, Emdeon has advertised some of its products and services on WHC’s physician portals.
Other Related Party Transactions
      On April 6, 2001, we loaned $1,450,000 to K. Robert Draughon, a former executive officer of our company, who now serves as Senior Vice President, Business Development of our WHC segment. The funds were advanced pursuant to a promissory note bearing interest at the fixed rate per annum of 4.63%. The loan was full recourse and was secured by a pledge by Mr. Draughon of all shares of Emdeon Common Stock owned by him and all options to purchase shares of Emdeon Common Stock owned by him. In August 2005, the then outstanding principal amount of the loan and all accrued interest was repaid in full. The largest amount outstanding during 2005 was $119,407.
      We were reimbursed approximately $259,000, $236,000 and $230,000 during 2005, 2004 and 2003, respectively, by Martin J. Wygod, our Chairman of the Board, and a corporation that he controls, for personal use of certain of our staff and office facilities and for the personal portion of certain travel expenses.
      We lease property in Alachua, Florida that is owned by a corporation controlled by Michael A. Singer, a former executive officer of Emdeon and a former member of our Board of Directors, and a member of his family. We are responsible for all real estate taxes, insurance and maintenance relating to the property. The term of the lease is through March 31, 2009. During 2005, the aggregate amount of rent payable under the lease was approximately $1,253,000. During 2004, the aggregate amount payable was approximately $1,203,000. During 2003, the aggregate amount payable was approximately $1,087,000.
      Mark J. Adler, M.D., a non-employee director of Emdeon, is a partner in a group medical practice that is a customer of Emdeon Practice Services. The practice purchases products and services on terms generally available, in the ordinary course of our business, to similar customers. During 2005, the aggregate amount payable to Emdeon Practice Services by this practice was approximately $31,000. During 2004, the aggregate amount payable was approximately $19,000. During 2003, the aggregate amount payable was approximately $73,000.
      During 2006, LGS DEV, LLC., a software development firm, is expected to undertake certain project work for WHC. These services include developing, installing and testing several software tools for use in the operation of WHC’s business. The aggregate fees, for all such services during 2006, to be paid by WHC are currently expected to be approximately $275,000. The brother of David Gang, one of WHC’s executive officers, is a partner in this firm.
      Affiliates of FMR Corp. provide services to us in connection with the Emdeon 401(k) Savings and Employee Stock Ownership Plan and the Porex 401(k) Savings Plan. FMR Corp. beneficial owned, based on its holdings reported in a Schedule 13G as of December 31, 2005, shares representing approximately 16.2% of Emdeon’s outstanding Common Stock and, based on its holdings reported in a Schedule 13G as of May 31, 2006, approximately 12.8% of the outstanding WHC Class A Common Stock. During 2005 and 2004, the aggregate amount charged to Emdeon for these services was approximately $38,000 and $44,000, respectively. In 2004, WHC entered into an agreement with Fidelity Human Resources Services Company LLC (“FHRS”) (formerly known as Fidelity Employer Services Company LLC) to integrate WHC’s private portals product into the services FHRS provides to its clients. FHRS provides human resources administration and benefit administration services to employers. Emdeon recorded revenue of $2,960,000 and $817,000 in 2005 and 2004, respectively, and $1,068,000 and $984,000 was included in accounts receivable as of December 31, 2005 and 2004, respectively, related to the FHRS agreement.
PROPOSAL 2:
AMENDMENT TO THE 2000 LONG-TERM INCENTIVE PLAN
TO INCREASE THE NUMBER OF SHARES ISSUABLE UNDER THE PLAN
      The Compensation Committee of our Board of Directors has determined that it is in the best interests of Emdeon and our stockholders to amend Emdeon’s 2000 Long-Term Incentive Plan to increase the number of shares of our Common Stock issuable under the 2000 Plan by 3,000,000 shares, to a total of 32,500,000 shares, subject to the approval of our stockholders. We are asking stockholders to ratify and approve this increase in the number of shares issuable under the 2000 Plan in order to comply with applicable requirements of The NASDAQ Global Market and, to the extent permitted by law, to preserve the tax deductible status for the certain awards granted under the 2000 Plan. The stock options (and, if any, stock appreciation rights) that would be granted under the 2000 Plan are intended to qualify as performance-based compensation within the meaning of Section 162(m) of the Code. In addition, the 2000 Plan would authorize performance-based stock awards that would give the Company the flexibility to structure stock-based bonus opportunities as performance-based within the meaning of Section 162(m).
      Our Board of Directors unanimously recommends that stockholders vote “FOR” Proposal 2.
      Our Compensation Committee has previously indicated its intention not to have further grants made under our ABF Stock Option Plan (which we refer to as the ABF Plan), under which a maximum of 3,600,000 shares were issuable and, as of August 11, 2006, 3,007,000 shares were available for future grants of options. In connection with the Compensation Committee’s approval of the 3,000,000 increase in the number of shares issuable under the 2000 Plan described above, the Committee formalized its intention not to have any further grants be made under the ABF Plan and amended the ABF Plan to reduce the maximum number of shares issuable under the ABF Plan by 3,007,000 to 593,000 (the number of shares issuable under the options to purchase Emdeon common stock then outstanding under the ABF Plan). After giving effect to that amendment of the ABF Plan, a total of approximately 1,137,000 shares were available for grant, as of August 11, 2006, under Emdeon equity plans that have not been approved by stockholders. For a description of the ABF Plan, see “Equity Compensation Plan Information — Description of Plans Not Approved by Stockholders — ABF Stock Plan” and, for a description of our other plans that have not been approved by our stockholders, see “Equity Compensation Plans — Description of Plans Not Approved by Stockholders.” As of August 11, 2006, approximately 3,065,000 shares were available for future grant under the 2000 Plan. Emdeon’s other stockholder approved plan, the 1996 Stock Plan, expired by its terms in February 2006 and no further grants may be made under that plan. After giving effect to the amendment of the ABF Stock Plan described above, the total number of shares available for future grants under all of Emdeon’s existing equity compensation plans was, as of August 11, 2006, approximately 4,202,000. If Proposal 2 is approved by our stockholders, an additional 3,000,000 shares would become available for future grants under the 2000 Plan.
      Persons eligible to receive awards under the 2000 Plan are employees or officers (including executive officers) of Emdeon or its subsidiaries, directors of Emdeon and certain consultants to Emdeon or any of its subsidiaries. Currently, approximately 6,130 officers and employees of Emdeon and its subsidiaries

(including all of its executive officers), as well as each of its 6 non-employee directors, are eligible to receive grants under the 2000 Plan.
      Emdeon operates in competitive and rapidly changing markets and needs to be able to attract, motivate and retain employees, including its executive officers. A competitive environment exists for attracting and retaining such personnel. The availability of additional options and/or other stock-based awards for future grants will provide Emdeon with greater ability to attract and retain executive officers and other employees in the future by offering compensation packages competitive with those available from other potential employers, while continuing to allow Emdeon to use equity as a significant component of compensation.
      As more fully described in “Report of the Compensation Committee” above, Emdeon typically grants stock options (and, in the case of certain officers, restricted stock) when officers and other employees first join our company, in connection with a significant change in responsibilities and, occasionally, to achieve equity within a peer group. We expect to continue these practices. We have in the past, from time to time, made additional grants where appropriate to retain and motivate our officers and employees and may do so in the future. See “— New Plan Benefits” below for information regarding grants under the 2000 Plan during 2005 and see “Compensation Committee Report — Compensation Elements — Long-Term Incentives” for information regarding a February 2006 grant. However, as of the date of this Proxy Statement, we have no current plans or proposals to make grants of awards under the 2000 Plan to specific employees or officers.
      As more fully described in “Compensation of Non-Employee Directors” above, our non-employee directors receive automatic annual grants of options to purchase 20,000 shares on January 1 of each year, with an exercise price equal to the closing price of our Common Stock on the last trading day of the prior year. Our Compensation Committee has in the past, from time to time, made additional grants under the 2000 Plan to our non-employee directors, including grants when non-employee directors first join our Board, and may determine to do so in the future. As of the date of this Proxy Statement, we have no current plans or proposals to make any such additional grants of awards under the 2000 Plan to our non-employee directors.
      As of August 11, 2006, the market price of our Common Stock, based upon the last sales price as reported on the Nasdaq Global Market, was $11.64 per share.
      Set forth below is a summary of the principal features of the 2000 Plan. The following summary is qualified in its entirety by the full text of the 2000 Plan, which appears as Annex E to this Proxy Statement.
Summary of the 2000 Plan
      General. The purpose of the 2000 Plan is to promote our success by linking the personal interests of our employees, officers and directors to those of our stockholders, and by providing participants with an incentive for outstanding performance.
      The 2000 Plan authorizes the granting of awards in any of the following forms:

•	options to purchase shares of our Common Stock, which may be incentive stock options or non-qualified stock options,

•	stock appreciation rights,

•	performance shares,

•	restricted stock,

•	dividend equivalents,

•	other stock-based awards,

•	any other right or interest relating to our Common Stock, or

•	cash.
Not more than 10% of the shares authorized under the 2000 Plan may be granted as awards of restricted stock or unrestricted stock awards.
      The maximum number of shares of our Common Stock with respect to one or more options, stock appreciation rights or combinations of options and stock appreciation rights that may be granted during any one calendar year under the 2000 Plan to any one person is 2,000,000, except that that limit may be increased by 2,000,000 for awards made in connection with a person’s initial hiring.
      The maximum fair market value of any awards, other than options and stock appreciation rights, that may be received by a participant, less any consideration paid by the participant for such award, during any one calendar year under the 2000 Plan is $5,000,000.
      Administration. The 2000 Plan is administered by the Compensation Committee of our Board of Directors. The Compensation Committee has the authority to:

•	designate participants,

•	determine the type or types of awards to be granted to each participant and the number, terms and conditions of award or amend the terms of such award (subject to the terms of the Plan),

•	accelerate the vesting or lapse of restrictions applicable to an award based in each case on such considerations as the Committee may determine in its discretion,

•	establish, adopt or revise any rules and regulations as it may deem advisable to administer the 2000 Plan, and

•	make all other decisions and determinations that may be required under the 2000 Plan.
The Compensation Committee has delegated much of the authority described above to Mr. Cameron with respect to persons who are not executive officers of Emdeon, subject to a limit of options to purchase up to 200,000 shares per employee per year and restricted stock with an aggregate fair market value of up to $400,000.
      Stock Options. The Compensation Committee is authorized under the 2000 Plan to grant options, which may be incentive stock options or non-qualified stock options. All options will be evidenced by a written award agreement between us and the participant, which will include any provisions specified by the Compensation Committee. The terms of an incentive stock option must meet the requirements of Section 422 of the Internal Revenue Code. In July 2006, the Committee adopted an amendment to the 2000 Plan, effective whether or not Proposal 2 is approved, that formalizes an existing policy by explicitly requiring that the exercise price applicable to nonqualified options be no less than the fair market value of Emdeon Common Stock on the date of grant.
      Stock Appreciation Rights. The Compensation Committee may also grant stock appreciation rights. Upon the exercise of a stock appreciation right, the holder has the right to receive the excess, if any, of the fair market value of one share of our Common Stock on the date of exercise, over the grant price of the stock appreciation right as determined by the Compensation Committee, which will not be less than the fair market value of one share of our Common Stock on the date of grant. All awards of stock appreciation rights will be evidenced by an award agreement reflecting the terms, methods of exercise, methods of settlement, form of consideration payable in settlement, and any other terms and conditions of the stock appreciation right, as determined by the Compensation Committee at the time of grant.
      Performance Shares. The Compensation Committee may grant performance shares to participants on terms and conditions as may be selected by the Compensation Committee. The Compensation Committee will have the complete discretion to determine the number of performance shares granted to each participant and to set performance goals and other terms or conditions to payment of the performance shares in its discretion which, depending on the extent to which they are met, will determine the number and value of performance shares that will be paid to the participant.
      Restricted Stock Awards. The Compensation Committee may make awards of restricted stock to participants, which will be subject to restrictions on transferability and other restrictions as the Compensation Committee may impose, including, without limitation, limitations on the right to vote restricted stock or the right to receive dividends, if any, on the restricted stock. These awards may be subject to forfeiture upon termination of employment or upon a failure to satisfy performance goals during the applicable restriction period.
      Dividend Equivalents. The Compensation Committee is authorized to grant dividend equivalents to participants subject to terms and conditions as may be selected by the Compensation Committee. Dividend equivalents entitle the participant to receive payments equal to dividends with respect to all or a portion of the number of shares of our Common Stock subject to an award.
      Annual Awards to Non-Employee Directors. The 2000 Plan provides for an automatic grant on January 1 of each year of options to purchase 20,000 shares to each member of the Board of Directors on that date who is not an employee of Emdeon. These options will have an exercise price equal to the fair market value of our Common Stock on the date of grant and will vest as to 25% on the first anniversary of the date of grant and monthly thereafter for a period of three years. These options will expire, to the extent not previously exercised, ten years after the date of grant.
      Other Stock-Based Awards. The Compensation Committee may, subject to limitations under applicable law, grant other awards that are payable in or valued relative to shares of our Common Stock as deemed by the Compensation Committee to be consistent with the purposes of the 2000 Plan, including shares of Common Stock awarded purely as a bonus and not subject to any restrictions or conditions. The Compensation Committee will determine the terms and conditions of any other stock-based awards.
      Performance Goals. In order to preserve full deductibility under Section 162(m) of the Internal Revenue Code, the Compensation Committee may determine that any award will be determined solely on the basis of:

•	the achievement by Emdeon or a parent or subsidiary of Emdeon of a specified target return, or target growth in return, on equity or assets,

•	total stockholder return, described as our stock price appreciation plus reinvested dividends, relative to a defined comparison group or target over a specific performance period,

•	our stock price,

•	the achievement by an individual, Emdeon or a business unit, parent or subsidiary of Emdeon, of a specified target, or target growth in, revenues, net income, earnings per share, EBIT or EBITDA, or

•	any combination of the above.
      If an award is made on this basis, the Compensation Committee must establish goals prior to the beginning of the period for which the performance goal relates, or by a later date as may be permitted under applicable tax regulations, and the Compensation Committee may for any reason reduce, but not increase, any award, notwithstanding the achievement of a specified goal. Any payment of an award granted with performance goals will be conditioned on the written certification of the Compensation Committee in each case that the performance goals and any other material conditions were satisfied.
      Limitations on Transfer and Beneficiaries. No award under the 2000 Plan is assignable or transferable other than by will or the laws of descent and distribution or, except in the case of an incentive stock option, pursuant to a qualified domestic relations order. However, the Compensation Committee may permit other transfers if it deems appropriate.

      Acceleration upon Certain Events. Upon the participant’s death or termination of employment as a result of disability, all outstanding options, stock appreciation rights and other awards in the nature of rights that may be exercised will become fully exercisable and all restrictions on outstanding awards will lapse. Any options or stock appreciation rights will thereafter continue or lapse in accordance with the other provisions of the 2000 Plan and the award agreement. In addition, the Compensation Committee may at any time in its discretion declare any or all awards to be fully or partially vested and exercisable. The Compensation Committee may discriminate among participants or among awards in exercising such discretion. In the event of a Change of Control (as defined in the 2000 Plan) of Emdeon, all awards made to our non-employee directors will automatically vest.
      No Repricing. Effective August 11, 2006, the Committee adopted an amendment to the 2000 Plan, effective whether or not stockholders approve Proposal 2, to provide that no adjustment may be made to a stock option or stock appreciation right award under the 2000 Plan (by amendment, cancellation and regrant, exchange or other means) that would constitute a repricing of the per share exercise or base price of the award without prior approval of our stockholders. The Committee is, however, required to make certain adjustments to the per share exercise price or base price, as well as certain other terms, in the case of a stock split and certain other events affecting the underlying common stock.
      Termination and Amendment. Our Board or the Compensation Committee may at any time amend or terminate this Plan without stockholder approval, but the Board or the Compensation Committee may condition any amendment on the approval of our stockholders if such approval is necessary or advisable under tax, securities or other applicable laws, policies or regulations. The Compensation Committee may amend or terminate any outstanding award without approval of the participant, but an amendment or termination may not, without the participant’s consent, reduce or diminish the value of the award determined as if it had been exercised, vested, cashed in or otherwise settled on the date of the amendment or termination, and the original term of any option may not be extended.
      New Plan Benefits. Awards to officers and other employees under the 2000 Plan are determined by the Compensation Committee in its discretion or, in the case of employees who are not executive officers, pursuant to authority delegated to the Chief Executive Officer. Awards under this Plan to our non-employee directors are determined by our Compensation Committee, in its discretion, except that our non-employee directors receive automatic annual grants of options to purchase 20,000 shares on January 1 of each year, with an exercise price equal to the closing price of our Common Stock on the last trading day of the prior year. As a result, it is not possible to determine the benefits and amounts that will be received by any individual participant or group of participants in the future. During the fiscal year ended December 31, 2005, the grants of options shown on the table below were made pursuant to the 2000 Plan to (i) our Named Executive Officers (listed individually), (ii) our current executive officers (in the aggregate), (iii) our non-employee directors (in the aggregate) and (iv) our employers who are not executive officers (in the aggregate).

		Number of Restricted
Name and Position	Number of Options	Stock Awards

Kevin M. Cameron, Chief Executive Officer	—	—
Andrew C. Corbin, Executive Vice President and Chief Financial Officer and CEO of Emdeon Business Services	200,000	40,000
David Gang, Executive Vice President — Product and Programming and Chief Technology Officer of WebMD	400,000	100,000
Wayne T. Gattinella, CEO and President of WebMD	—	—
Charles A. Mele, Executive Vice President, General Counsel and Secretary	—	—
Martin J. Wygod, Chairman of the Board	—	—
Executive Group	200,000	40,000
Non-Executive Director Group	120,000	—
Non-Executive Officer Employee Group	524,000	84,000

Federal Income Tax Information
      The following discussion is a summary of the federal income tax provisions relating to the grant and exercise of awards under the 2000 Plan and the subsequent sale of Common Stock acquired under this plan. The tax effect of exercising awards may vary depending upon the particular circumstances, and the income tax laws and regulations change frequently.
      Nonqualified Stock Options. There will be no federal income tax consequences to a participant or to us upon the grant of a nonqualified stock option. When the participant exercises a nonqualified option, however, he will realize ordinary income in an amount equal to the excess of the fair market value of the option shares that he receives upon exercise of the option at the time of exercise over the exercise price, and we will be allowed a corresponding deduction, subject to limitations under Section 162(m) of the Internal Revenue Code. Any gain that a participant realized when the participant later sells or disposes of the option shares will be short-term or long-term capital gain, depending on how long the participant held the shares.
      Incentive Stock Options. There typically will be no federal income tax consequences to a participant or to us upon the grant or exercise of an incentive stock option. If the participant holds the option shares for the required holding period of at least two years after the date the option was granted or one year after exercise of the option, the difference between the exercise price and the amount realized upon sale or disposition of the option shares will be long-term capital gain or loss, and we will not be entitled to a federal income tax deduction. If the participant disposes of the option shares in a sale, exchange or other disqualifying disposition before the required holding period ends, he will realize taxable ordinary income in an amount equal to the excess of the fair market value of the option shares at the time of exercise over the exercise price, and we will be allowed a federal income tax deduction equal to such amount, subject to certain limitations under Section 162(m) of the Internal Revenue Code. While the exercise of an incentive stock option does not result in current taxable income, the excess of the fair market value of the option shares at the time of exercise over the exercise price will be an item of adjustment for purposes of determining the participant’s alternative minimum tax income.
      Stock Appreciation Rights. The participant will not recognize income, and we will not be allowed a tax deduction, at the time a stock appreciation right is granted. When the participant exercises the stock appreciation right, the amount of cash and the fair market value of any shares of Common Stock received will be ordinary income, and we will be allowed a federal income tax deduction equal to such amount, subject to certain limitations under Section 162(m) of the Internal Revenue Code.
      Restricted Stock. Unless a participant makes an election to accelerate recognition of the income to the date of grant as described below, the participant will not recognize income, and we will not be allowed a tax deduction, at the time a restricted stock award is granted. When the restrictions lapse, the participant will recognize ordinary income equal to the fair market value of the Common Stock as of that date, less any amount he paid for the stock, and we will be allowed a corresponding tax deduction at that time, subject to certain limitations under Section 162(m) of the Internal Revenue Code. If the participant files an election under Section 83(b) of the Internal Revenue Code within 30 days after the date of grant of the restricted stock, he will recognize ordinary income as of the date of grant equal to the fair market value of the stock as of that date, less any amount a participant paid for the stock, and we will be allowed a corresponding tax deduction at that time, subject to specified limitations under Section 162(m) of the Internal Revenue Code. Any future appreciation in the stock will be taxable to the participant at capital gains rates. However, if the stock is later forfeited, he will not be able to recover the tax previously paid pursuant to his Section 83(b) election.
      Performance Shares. A participant will not recognize income, and we will not be allowed a tax deduction, at the time performance shares are granted. When the participant receives payment under the performance shares, the amount of cash and the fair market value of any shares of stock received will be ordinary income to the participant, and we will be allowed a corresponding tax deduction at that time, subject to specified limitations under Section 162(m) of the Internal Revenue Code.

Equity Compensation Plan Information
      The following table contains certain information, as of December 31, 2005, about our equity compensation plans.

			(c)
			Number of Securities
			Remaining Available
	(a)		for Future Issuance
	Number of Securities	(b)	Under Equity
	to Be Issued Upon	Weighted-Average	Compensation Plans
	Exercise of	Exercise Price of	(Excluding
	Outstanding Options,	Outstanding Options,	Securities Reflected
Plan Category(1)	Warrants and Rights	Warrants and Rights	in Column(a))

Equity compensation plans approved by security holders	37,075,526	$10.95	15,166,301	(2)
Equity compensation plans not approved by security holders(3)	15,685,138	$9.52	2,350,357	(4)

Total	52,760,664	$10.54	17,516,658(2	)(4)

(1)	This table does not include (a) outstanding options to acquire 40,973,433 shares of Emdeon Common Stock at a weighted-average exercise price of $16.10 per share that were assumed by Emdeon in mergers or acquisitions or (b) outstanding warrants to acquire 9,035 shares of Emdeon Common Stock at a weighted-average exercise price of $3.84 per share that were assumed by Emdeon in mergers or acquisitions. We cannot grant additional awards under these assumed plans. For additional information regarding the assumed options, see Note 15 to the Consolidated Financial Statements in our Annual Report on Form 10-K for the year ended December 31, 2005. In addition, this table does not include equity plans of WebMD Health Corp. providing for options to purchase shares of WHC Class A Common Stock and shares of WHC Restricted Stock. For information regarding those equity compensation plans, see Note 15 to the Consolidated Financial Statements in our Annual Report on Form 10-K for the year ended December 31, 2005.

(2)	Includes 6,218,561 shares of Common Stock reserved for issuance under our 1998 Employee Stock Purchase Plan. For additional information regarding the Employee Stock Purchase Plan, see Note 15 to the Consolidated Financial Statements in our Annual Report on Form 10-K for the year ended December 31, 2005.

(3)	The plans included in this category did not require approval of our stockholders under applicable law and NASDAQ rules at the time the plans were adopted. In accordance with the rules and regulations of the SEC, “equity compensation plans” includes warrants issued to third parties. Accordingly, this category includes warrants to acquire 5,551,002 shares of Emdeon Common Stock at a weighted-average exercise price of $13.04 per share. None of these warrants are held by Emdeon employees. We cannot grant additional awards under the relevant agreements pursuant to which those warrants were issued. The warrants were issued in a variety of transactions, including transactions with strategic partners, suppliers and service providers. For additional information regarding these warrants, see Notes 4 and 14 to the Consolidated Financial Statements in our Annual Report on Form 10-K for the year ended December 31, 2005. See “Description of Plans Not Approved by Stockholders” for descriptions of the other “equity compensation plans” in this category.

(4)	Includes 700,721 shares of Emdeon Common Stock available for grant of restricted stock awards under our 2002 Restricted Stock Plan.

Description of Plans Not Approved by Stockholders
      2001 Stock Plan. The 2001 Employee Non-Qualified Stock Option Plan authorizes the granting of awards of non-qualified stock options to purchase shares of our Common Stock to our employees who are not subject to Section 16(a) of the Securities Exchange Act of 1934. As of December 31, 2005 options to purchase 71,367 of our Common Stock were available for grant under the 2001 Stock Plan. The maximum number of shares of our Common Stock with respect to one or more options that may be granted during any one calendar year under the 2001 Stock Plan to any one person is 200,000. Generally, options become exercisable ratably over a three to five year period based on their individual grant dates and expire on the tenth anniversary of the date of grant. Options are granted with exercise prices not less than fair market value on the date of grant. The exercise price may be paid in cash or shares of Emdeon Common Stock held by the optionee for a period of at least six months or through a cashless exercise arrangement. Upon termination of employment, unvested options generally are forfeited and vested options generally expire 90 days after termination (one year in the case of termination as a result of death or disability or immediately in the event of termination for “cause”). The 2001 Stock Plan is administered by the Compensation Committee of our Board of Directors and all or a portion of such authority may be delegated to one or more officers of Emdeon. The Compensation Committee has the authority to designate participants, determine the number, terms and conditions of options, establish, adopt or revise any rules and regulations as it may deem advisable to administer the 2001 Stock Plan and make all other decisions and determinations that may be required under the 2001 Stock Plan. The Compensation Committee has delegated to Kevin Cameron, our Chief Executive Officer, the authority to grant options and determine the terms and conditions of such grants in accordance with the terms of the Plan.
      2002 Restricted Stock Plan. The 2002 Restricted Stock Plan authorizes the granting of awards of shares of Emdeon Common Stock that are subject to restrictions on transfer until such time as they are vested. As of December 31, 2005, 700,721 shares of restricted Common Stock were available for grant under the 2002 Restricted Stock Plan. All of our employees, other than those officers who are subject to Section 16(a) of the Securities Exchange Act, are eligible for grants under the plan. The vesting schedule applicable to a restricted stock grant is generally 25% per year subject to the holder’s continued employment on the applicable dates. Unvested restricted stock is subject to forfeiture upon termination of employment. The 2002 Restricted Stock Plan is administered by the Compensation Committee of our Board of Directors, with responsibilities and authority similar to those described above for the 2001 Stock Plan. The authority to grant restricted stock and determine the terms and conditions thereof in accordance with the terms of the plan has been delegated to Kevin Cameron, our Chief Executive Officer.
      Envoy Stock Plan. In January 2000, our Board of Directors adopted the Envoy Stock Plan in connection with the acquisition of Envoy Corporation. The Envoy Stock Plan authorizes the granting of awards of non-qualified stock options to purchase shares of our Common Stock and grants of shares of Common Stock. As of December 31, 2005, 328,769 shares of our Common Stock remained available for option grants or grants of shares under the Envoy Stock Plan. The maximum number of shares of our Common Stock with respect to one or more options that may be granted during any one fiscal year under the Envoy Stock Plan to any one person is 1,000,000, except that, in connection with an employee’s initial employment, he or she may be granted options to purchase an additional 500,000 shares which shall not count against the 1,000,000 limit. The terms of the Envoy Stock Plan and its administration are substantially similar to those described above for the 2001 Stock Plan.
      Option Agreement with Wayne Gattinella. The option agreement, entered into on August 20, 2001, provides for a nonqualified stock option to purchase 600,000 shares of Common Stock, at an exercise price of $4.81 per share. The exercise price is equal to the closing price of Emdeon Common Stock on the date of grant. No further shares of our Common Stock are available for grant under this option agreement. The option, which has vested with respect to all 600,000 shares and been exercised with respect to 80,300 shares, expires on the tenth anniversary of the date of grant. For additional information on this agreement, see the description of Mr. Gattinella’s compensation arrangements under “Executive Compensation — Compensation Arrangements with Named Executive Officers — Arrangements with Wayne T. Gattinella” above.
      ABF Stock Plan. The 2003 Nonqualified Stock Option Plan for Employees of Advanced Business Fulfillment, Inc., which we refer to as the ABF Stock Plan, was adopted on June 12, 2003 in connection with our acquisition of Advanced Business Fulfillment, or ABF. Grants under the plan are limited to ABF employees who are not executive officers of Emdeon. At the time of the closing of the acquisition of ABF, options to purchase 3,570,000 shares of Emdeon Common Stock were granted under the ABF Stock Plan to ABF employees. The options have an exercise price of $11.73 (the fair market value of Emdeon Common Stock on the closing date of the acquisition) and vest 25% per year subject to the holder’s continued employment on the applicable dates. As of December 31, 2005, options to purchase 1,249,500 shares of Emdeon Common Stock were available for grant under the ABF Stock Plan. However, the Compensation Committee has determined that Emdeon shall not make any further grants under this Plan. The other terms of the ABF Stock Plan and its administration are substantially similar to those described above for the 2001 Stock Plan.
      Dakota Imaging Stock Plan. The 2004 Nonqualified Stock Option Plan for Employees of Dakota Imaging, Inc., which we refer to as the Dakota Stock Plan, was adopted on April 19, 2004 in connection with our acquisition of Dakota Imaging. Grants under the plan are limited to Dakota Imaging employees who are not executive officers of Emdeon. At the time of the closing of the acquisition of Dakota Imaging, options to purchase 1,000,000 shares of Emdeon Common Stock were granted under the Dakota Imaging Stock Plan to Dakota Imaging employees. The options have an exercise price of $8.83 (the fair market value of Emdeon Common Stock on the closing date of the acquisition) and vest 25% per year subject to the holder’s continued employment on the applicable dates. No further grants will be made under this Plan. The other terms of the Dakota Imaging Stock Plan and its administration are substantially similar to those described above for the 2001 Stock Plan.
      VIPS Stock Plan. The 2004 Nonqualified Stock Option Plan for Employees of VIPS, Inc., which we refer to as the VIPS Stock Plan, was adopted on July 28, 2004 in connection with our acquisition of VIPS. Grants under the plan are limited to VIPS employees who are not executive officers of Emdeon. At the time of the closing of the acquisition of VIPS, options to purchase 989,000 shares of Emdeon Common Stock were granted under the VIPS Stock Plan to VIPS employees. The options have an exercise price of $7.27 (the fair market value of Emdeon Common Stock on the closing date of the acquisition) and vest 25% per year subject to the holder’s continued employment on the applicable dates. No further grants will be made under this Plan. The other terms of the VIPS Stock Plan and its administration are substantially similar to those described above for the 2001 Stock Plan.

PROPOSAL 3:
RATIFICATION OF APPOINTMENT OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
      The Audit Committee has appointed the firm of Ernst & Young LLP, an independent registered public accounting firm, to be Emdeon’s independent auditor for the current fiscal year and, with the endorsement of the Board of Directors, recommends to stockholders that they ratify that appointment. Ernst & Young has served as our independent auditors since 1995.
      Our Board of Directors unanimously recommends a vote “FOR” the approval of Proposal 3.
      Although stockholder approval of the Audit Committee’s appointment of Ernst & Young is not required by law, the Board of Directors believes that it is advisable and a matter of good corporate practice to give stockholders an opportunity to ratify this appointment. If this proposal is not approved at the Annual Meeting, the Audit Committee will reconsider its appointment of Ernst & Young.
      A representative of Ernst & Young is expected to be present at the Annual Meeting. The representative will be afforded an opportunity to make a statement and will be available to respond to questions by stockholders. If the selection of Ernst & Young is ratified, the Audit Committee nevertheless retains the discretion to select different accounting firms in the future, should the Audit Committee then deem such selection to be in Emdeon’s best interest and in the best interest of the stockholders. Any such selection need not be submitted to a vote of stockholders.
Services and Fees of Ernst & Young
      In addition to retaining Ernst & Young LLP to audit our consolidated financial statements for 2005 and 2004 and to review our quarterly financial statements during those years, we retained Ernst & Young to provide certain related services. The fees for Ernst & Young’s services to Emdeon were:

Type of Fees	2005	2004

Audit Fees	$4,870,853	$3,262,600
Audit-Related Fees	93,600	323,970
Tax Fees	76,512	27,680
All Other Fees	1,750	1,750

Total Fees	$5,042,715	$3,616,000

      In the above table, in accordance with applicable SEC rules:

•	“audit fees” include: (a) fees billed for professional services (i) for the audit of the consolidated financial statements included in our Annual Report on Form 10-K for that fiscal year, (ii) for review of the consolidated financial statements included in our Quarterly Reports on Form 10-Q filed for that fiscal year; (b) fees billed for the audit of internal control over financial reporting and management’s assessment of internal control over financial reporting; (c) fees billed for services that are normally provided by the principal accountant in connection with statutory and regulatory filings or engagements; and (d) for 2005, included fees billed for a standalone audit of WHC;

•	“audit-related fees” are fees billed in the year for assurance and related services that are reasonably related to the performance of the audit or review of our financial statements, and consisted of fees related to audits of our employee benefit plans and, for 2004, fees for acquisition due diligence assistance;

•	“tax fees” are fees billed in the year, if any, for professional services for tax compliance, tax advice, and tax planning and consisted of fees for tax consulting related to net operating loss analysis and for compliance assistance; and

•	“all other fees” are fees billed in the year, if any, for any products and services not included in the first three categories and consisted of a subscription to Ernst & Young’s online research tool.
      None of these services was provided pursuant to a waiver of the requirement that such services be pre-approved by the Audit Committee. The Audit Committee has determined that the provision by Ernst & Young of non-audit services to us in 2005 is compatible with Ernst & Young maintaining their independence.
      Our Audit Committee has, as of the date of this Proxy Statement, decided to consider whether to pre-approve permissible non-audit services and fees on a case-by-case basis, rather than pursuant to a general policy, with the exception of acquisition-related due diligence engagements, which have been pre-approved by the Audit Committee and are subject to monitoring by the Chairman of the Audit Committee. To ensure prompt handling of unexpected matters, our Audit Committee has delegated to its Chairman the authority to pre-approve permissible non-audit services and fees and to amend or modify pre-approvals that have been granted by the entire Audit Committee. A report of any such actions taken by the Chairman is provided to the Audit Committee at the next Audit Committee meeting.
STOCKHOLDER PROPOSALS FOR 2007 ANNUAL MEETING
      We expect to hold our 2007 Annual Meeting of Stockholders on September 18, 2007. Proposals that stockholders intend to present at that meeting must be received by us not later than April 20, 2007 if they are to be eligible for consideration for possible inclusion in Emdeon’s Proxy Statement and form of proxy relating to that meeting, unless the date of the meeting is changed to a later one, in which case such proposals must be received a reasonable time before a solicitation is made. In addition, our Bylaws establish an advance notice procedure with regard to director nominations and proposals by stockholders intended to be presented at an annual meeting, but not included in our Proxy Statement. For these nominations or other business to be properly brought before the meeting by a stockholder, the stockholder must provide written notice delivered to the Secretary of Emdeon at least 60 days and not more than 90 days in advance of the annual meeting date, which notice must contain specified information concerning the matters to be brought before the meeting and concerning the stockholder proposing these matters. All notices of proposals by stockholders, whether or not intended to be included in our proxy materials, should be sent to: Secretary, Emdeon Corporation, 669 River Drive, Center 2, Elmwood Park, New Jersey 07407-1361. If a stockholder intends to submit a proposal at the next annual meeting of stockholders which is not intended for inclusion in the Proxy Statement relating to that meeting, notice from the stockholder in accordance with the requirements in our Bylaws must be received by us no later than July 18, 2007, unless the date of the meeting is changed, in which case we will announce any change in the date by which the notice must be received by us when we first announce the change in meeting date.
WHERE YOU CAN FIND MORE INFORMATION
      We file annual, quarterly and special reports, proxy statements and other information with the SEC. You can inspect, read and copy these reports, proxy statements and other information at the public reference facilities the SEC maintains at 100 F Street, N.E., Washington, D.C. 20549. A copy of our Annual Report to Stockholders for the fiscal year ended December 31, 2005 accompanies this Proxy Statement.
      We make available free of charge at www.emdeon.com (in the “About Emdeon” section) copies of materials we file with, or furnish to, the SEC. You can also obtain copies of these materials at prescribed rates by writing to the Public Reference Section of the SEC at 100 F Street, N.E., Washington, D.C. 20549. You can obtain information on the operation of the public reference facilities by calling the SEC at 1-800-SEC-0330. The SEC also maintains a Web site at www.sec.gov that makes available reports, proxy statements and other information regarding issuers that file electronically with it.

MISCELLANEOUS
      Where information contained in this Proxy Statement rests particularly within the knowledge of a person other than Emdeon, we have relied upon information furnished by such person or contained in filings made by such person with the SEC.
      The material under the headings “Performance Graph,” “Report of the Audit Committee” (other than the description of the responsibilities of the Audit Committee in the first paragraph of that Report) and the “Report of the Compensation Committee” (other than the description of the responsibilities of the Compensation Committee in the first paragraph of that Report) shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that Emdeon specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

ANNEX A
EMDEON CORPORATION
AMENDED AND RESTATED AUDIT COMMITTEE CHARTER

AS AMENDED THROUGH JULY 27, 2006

A.	Purpose and Role
      1. General. The Audit Committee (the “Committee”) has been established by the Board of Directors (the “Board”) of Emdeon Corporation (the “Corporation”) to oversee:

•	the accounting and financial reporting processes of the Corporation,

•	the audits of the Corporation’s financial statements, and

•	related matters, including administration of the Corporation’s Code of Business Conduct;
with such oversight responsibilities being delegated by the Board to the Committee to the full extent contemplated by the requirements applicable to audit committees of companies listed for quotation on the NASDAQ Global Market under applicable law and under the listing standards of The NASDAQ Stock Market.
      2. Oversight Role. The Committee’s role is one of oversight, recognizing that the Corporation’s management is responsible for preparing the Corporation’s financial statements and that the Corporation’s registered public accounting firm is responsible for auditing those financial statements. In carrying out its oversight responsibilities, the Committee is not providing any expert or professional certification as to the Corporation’s financial statements or the registered public accounting firm’s work.
      3. Reporting Relationships; Retention Authority. The Corporation’s registered public accounting firm shall report directly to the Committee and the Committee shall have the sole authority to appoint and terminate the Corporation’s registered public accounting firm and to approve the amount of their compensation and shall have the authority to cause its payment by the Corporation. The Corporation’s internal audit function shall also report directly to the Committee. The Committee shall have the sole authority to appoint and terminate any outside parties retained by the Corporation to provide internal audit services and to approve the amount of their compensation and shall have the authority to cause its payment by the Corporation.

B.	Composition
      1. Members. The Committee shall consist of as many members as the Board shall determine, but in any event not fewer than three members. Members of the Committee shall be appointed by the Board in accordance with the By-laws of the Corporation. Committee members shall serve until the earliest of their resignation or their replacement or removal by the Board in accordance with this Charter and the By-laws of the Corporation.
      2. Qualifications. Each member of the Committee shall, in the judgment of the Board, meet the following requirements (the “Independence Requirements”):

•	all independence requirements, under applicable law, for members of audit committees of companies listed for quotation on the NASDAQ Global Market;

•	all applicable independence requirements of The NASDAQ Stock Market for members of audit committees of companies listed for quotation on the NASDAQ Global Market; and

•	being free from any relationship that, in the opinion of the Board, would interfere with the exercise of independent judgment as a member of the Committee.
In addition, the following additional requirements (together with the Independence Requirements, the “Qualification Requirements”) shall also apply:

•	each member of the Committee shall, in the judgment of the Board, meet the basic financial literacy requirements, under applicable law, for members of audit committees of companies listed for quotation on the NASDAQ Global Market;

•	each member of the Committee shall, in the judgment of the Board, meet the basic financial literacy requirements under applicable listing standards of the NASDAQ Stock Market for members of audit committees of companies listed for quotation on the NASDAQ Global Market;

•	each member of the Committee must not have participated in the preparation of the financial statements of the Corporation (or any subsidiary of the Corporation) at any time during the three years prior to appointment as a member of the Committee;

•	at least one member of the Committee shall, in the judgment of the Board, have previous employment experience in finance or accounting, requisite professional certification in accounting, or any other comparable experience or background which results in the individual’s financial sophistication, including being or having been a chief executive officer, chief financial officer, or other senior officer with financial oversight responsibilities (which member may be the one who is also an “audit committee financial expert” under applicable rules promulgated by the Securities and Exchange Commission); and

•	at least one member of the Committee shall, in the judgment of the Board, be an “audit committee financial expert” under the applicable rules promulgated by the Securities and Exchange Commission.
In the event that the Board determines that a member ceases to meet the Qualification Requirements applicable to individual members, the Board shall consider the removal and replacement of such member; provided, however, that the Board may, if necessary or appropriate in its judgment, appoint or retain Committee members in reliance on any available exceptions to any of the Qualification Requirements for the time period such exceptions are available. A failure by one or more Committee members to meet any of the Qualification Requirements (or of there to be an “audit committee financial expert” or a Committee member meeting other qualifications required one or more Committee members) shall not invalidate decisions made, or actions taken, by the Committee.
      3. Chairperson. A Chairperson of the Committee may be appointed by the Board or the Committee.
      4. Removal and Replacement. The members of the Committee may be removed or replaced, and any vacancies on the Committee shall be filled, by the Board in accordance with the By-laws of the Corporation.
AMENDED AND RESTATED AUDIT COMMITTEE CHARTER –
AS AMENDED THROUGH JULY 27, 2006
ANNEX A – PAGE 2

C.	Operations
      1. Meetings. The Committee shall determine the schedule and frequency of the Committee meetings, provided that the Committee shall meet at least four times per year. Minutes of these meetings shall be kept and filed with the Secretary of the Corporation.
      2. Agenda; Reports. The Committee shall determine the agenda for its meetings. The Committee may invite other Board members, members of management and others to attend meetings and provide pertinent information and reports, as it deems necessary; provided, however, that the Committee members shall meet regularly: with appropriate representatives of the Corporation’s registered public accounting firm without any members of management present; with the Corporation’s head of internal audit without any other members of management present; and with appropriate representatives of any outside provider of co-sourced internal audit services without any members of management present. Nothing in this Charter shall be construed to restrict the reliance by any member of the Committee, to the full extent permitted by law, on information, opinions, reports or statements presented to the Committee by any of the Corporation’s officers or employees, or other committees of the Board, or by any other person selected with reasonable care by or on behalf of the Corporation or the Committee as to matters the Committee member reasonably believes are within such other person’s professional or expert competence.
      3. Report to Board. The Committee shall report its actions and recommendations to the Board at the next Board meeting after each Committee meeting or, if so determined by the Committee, by distribution to the members of the Board of the minutes of a meeting, a unanimous written consent or other relevant documents.

D.	Authority and Responsibilities Delegated to the Committee
      1. The Committee shall assess the adequacy of this Charter and the procedures developed by the Committee to implement this Charter on at least an annual basis and shall submit any proposed amendments to this Charter that the Committee recommends be made to the Board for its approval.
      2. The Committee shall review and discuss with corporate management and the Corporation’s registered public accounting firm:

•	the unaudited quarterly financial results prior to the release of earnings and/or the quarterly financial statements prior to filing or distribution;

•	the audited financial results for the year and the proposed footnotes to the financial statements prior to filing or distribution, including disclosures of related party transactions;

•	other financial information to be included in the Corporation’s SEC filings, including in “Management’s Discussion and Analysis of Financial Condition and Results of Operations” section;

•	the “Report of Management on Internal Control Over Financial Reporting” and the registered public accounting firm’s attestation of the Report prior to filing or distribution;

•	all major accounting policy matters involved in the preparation of interim and annual financial reports and any deviations from prior practice; and

•	the application of significant accounting and auditing policies, including new pronouncements, to the Corporation’s financial reports.
AMENDED AND RESTATED AUDIT COMMITTEE CHARTER –
AS AMENDED THROUGH JULY 27, 2006
ANNEX A – PAGE 3

      3. In consultation with corporate management, the Corporation’s registered public accounting firm, and the internal auditors, the Committee shall review the Corporation’s accounting procedures, internal controls, financial reporting processes and disclosure controls and procedures, and shall take such action with respect to any of those matters as the Committee may determine to be necessary or appropriate. The Committee shall annually obtain and review a report from the Corporation’s registered public accounting firm, which shall be delivered prior to and within 90 days of the filing of the audit report with the SEC, which sets forth:

•	All critical accounting policies and practices used by the Corporation,

•	All alternative accounting treatments of financial information within GAAP related to material items that have been discussed with management, including the ramifications of the use of such alternative treatments and disclosures and the treatment preferred by the accounting firm, and

•	Other material written communications between the Corporation’s registered public accounting firm and management.
      4. The Committee shall oversee the work of the Corporation’s registered public accounting firm and evaluate their performance at least annually and shall receive and review:

•	a report by the Corporation’s registered public accounting firm describing the firm’s internal quality-control procedures and any material issues raised by the most recent internal quality-control review, or peer review, of the registered public accounting firm, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the firm, and any steps taken to deal with any such issues; and

•	any other required reports from the registered public accounting firm.
      5. At least annually, the Committee shall consider the independence of the registered public accounting firm, including whether the provision by the firm of permitted non-audit services is compatible with independence, and obtain and review a report from, and discuss with, the registered public accounting firm describing all relationships between the auditor and the Corporation.
      6. The Committee shall pre-approve, to the extent required by applicable law, all audit engagements and any permitted non-audit engagements and the related fees and terms with the Corporation’s registered public accounting firm. The Committee may establish policies and procedures for the engagement of the Corporation’s registered public accounting firm to provide permitted non-audit services. The Committee shall review with management and the registered public accounting firm, at a time when the annual audit plan is being developed, the plan’s timing, scope, staffing, locations, foreseeable issues, priorities and procedures, and the engagement team.
      7. The Committee shall review with the Corporation’s registered public accounting firm, on completion of the annual audit, their experience, any restrictions on their work, cooperation received, significant disagreements with corporate management, their findings and their recommendations. The Committee shall oversee the resolution of any disagreements between corporate management and the registered public accounting firm. The Committee shall discuss with the registered public accounting firm those matters required to be communicated to audit committees by the registered public accounting firm in accordance with law and with professional standards applicable to the registered public accounting firm.
      8. The Committee shall recommend to the Board, based on the reviews performed by the Committee, whether the annual financial statements should be included in the Annual Report on Form 10-K.
AMENDED AND RESTATED AUDIT COMMITTEE CHARTER –
AS AMENDED THROUGH JULY 27, 2006
ANNEX A – PAGE 4

      9. The Committee shall oversee the Corporation’s internal auditing program, shall receive regular reports from the Corporation’s internal auditors regarding the results of their procedures and shall receive corporate management’s response and follow-up to those reports. The Committee shall evaluate the Corporation’s internal auditors, including any outside parties retained by the Corporation to provide internal audit services.
      10. The Committee shall review the Corporation’s policies with respect to risk assessment and risk management, and review contingent liabilities and risks that may be material to the Corporation and major legislative and regulatory developments which could materially impact the Corporation’s contingent liabilities and risks.
      11. The Committee shall review and monitor any programs or procedures that the Corporation has instituted to correct any control deficiencies noted by the Corporation’s registered public accounting firm or the internal auditors in their reviews.
      12. The Committee shall oversee and confirm the rotation, in accordance with applicable law, of the lead audit partner of the Corporation’s registered public accounting firm.
      13. The Committee shall establish policies with respect to hiring by the Corporation of current or former employees of the Corporation’s registered public accounting firm.
      14. The Committee shall administer the Corporation’s Code of Business Conduct in accordance with its terms, shall construe all terms, provisions, conditions and limitations of the Code and shall make factual determinations required for the administration of the Code and, in connection with such administration shall:

•	establish procedures for (a) the receipt, retention and treatment of complaints received by the Corporation regarding accounting, internal accounting controls, or auditing matters and (b) the confidential, anonymous submission by employees of the Corporation of concerns regarding questionable accounting or auditing matters; and

•	review with management proposed related party transactions (as such term is used in Item 404 of SEC Regulation S-K) and approve any such transactions the Committee determines to be appropriate for the Corporation to enter into.
The Chairperson of the Committee shall serve on the Governance & Compliance Committee of the Board and, through such service by the Chairperson, the Committee shall coordinate with the Governance & Compliance Committee on matters relating to the Corporation’s compliance programs, implementation of the Code of Business Conduct, corporate governance and such other matters as the Committee may determine to be appropriate.
      15. The Committee shall annually prepare a report to stockholders as required to be included in the Corporation’s annual proxy statement filed with the Securities and Exchange Commission.
      16. The Chairperson of the Committee shall coordinate with the Chairperson of the Audit Committee of WebMD Health Corp. (the “WebMD Committee”) on matters for which oversight is provided by both committees and the Committee is authorized to hold joint meetings with the WebMD Committee to the extent the Chairperson of the Committee deems it to be appropriate.
      The foregoing list is not intended to be exhaustive, and the Committee shall, in addition, have such powers as may be necessary or appropriate in furtherance of the objectives set forth in this Charter or as may, from time to time, be delegated by the Board. The adoption of this Charter and any amendments
AMENDED AND RESTATED AUDIT COMMITTEE CHARTER –
AS AMENDED THROUGH JULY 27, 2006
ANNEX A – PAGE 5

hereto shall not be construed to reduce any power or authority previously delegated to the Committee by the Board.
      The Committee shall have the power to delegate its authority to subcommittees or individual members of the Committee as it deems appropriate, to the full extent permitted under applicable law and applicable listing standards of The NASDAQ Stock Market; provided, however, that any decision made pursuant to the foregoing delegation of authority with respect to the Committee authority under Paragraph 6 of this Section D shall be presented to the Committee at its next regularly-scheduled meeting. In addition, the Committee shall have the power to delegate its authority to other members of the Board who meet the Independence Requirements as it deems appropriate, to the full extent permitted by applicable law and the listing standards of The NASDAQ Stock Market applicable to the Corporation; provided, however, that in no event may it delegate its authority to such other members of the Board under Paragraphs 1 through 8 or Paragraph 15 of this Section D. The Committee shall have the power to delegate its authority under Paragraph 14 of this Section D with respect to administration of the Corporation’s Code of Business Conduct to the General Counsel of the Corporation, except with respect to the authority to amend the Code and to grant waivers to Corporation’s directors, executive officers and senior financial officers.
      The Committee shall have the power to conduct or authorize investigations into any matters within the scope of its responsibilities. The Committee shall have the power to retain consultants, accountants and other outside advisors to advise and assist it in any manner it deems appropriate. The Committee may also retain outside legal counsel, as it deems appropriate. The Committee shall have the sole authority to retain and terminate such consultants, accountants, advisors and counsel and to review and approve their fees and other retention terms and shall have the authority to cause the payment of such fees by the Corporation.
AMENDED AND RESTATED AUDIT COMMITTEE CHARTER –
AS AMENDED THROUGH JULY 27, 2006
ANNEX A – PAGE 6

ANNEX B
EMDEON CORPORATION
AMENDED AND RESTATED COMPENSATION COMMITTEE CHARTER

AS AMENDED THROUGH JULY 27, 2006

A.	Purpose
      1. General. The Compensation Committee (the “Committee”) has been established by the Board of Directors (the “Board”) of Emdeon Corporation (the “Corporation”) to determine the compensation arrangements of the executive officers of the Corporation, to assist the Board in providing oversight of the compensation programs applicable to other employees of the Corporation and to provide assistance and recommendations to the Board with respect to various other aspects of the Corporation’s compensation policies and practices and related matters.
      2. Equity Compensation Plans. The Committee has the authority under the Corporation’s existing equity compensation plans (and shall have the authority under any future equity compensation plans that so provide) to make awards in any form permitted under the respective plans.

B.	Composition
      1. Members. The Committee shall consist of as many members as the Board shall determine, but in any event not fewer than three members. Members of the Committee shall be appointed by the Board in accordance with the By-laws of the Corporation. Committee members shall serve until the earliest of their resignation or their replacement or removal by the Board in accordance with this Charter and the By-laws of the Corporation.
      2. Qualifications. Each member of the Committee shall, in the judgment of the Board, meet the following requirements (the “Independence Requirements”):

•	all independence requirements, under applicable law, for members of compensation committees of companies listed for quotation on the NASDAQ Global Market;

•	all applicable independence requirements of The NASDAQ Stock Market for members of compensation committees of companies listed for quotation on the NASDAQ Global Market; and

•	being free from any relationship that, in the opinion of the Board, would interfere with the exercise of independent judgment as a member of the Committee.
In addition, each member shall, in the judgment of the Board, also meet the following additional requirements (together with the Independence Requirements, the “Qualification Requirements”):

•	being “non-employee directors” (within the meaning of Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended); and

•	being “outside directors” (within the meaning of Section 162(m) of the Internal Revenue Code of 1986, as amended, and the regulations thereunder) (“Section 162(m)”).
In the event that the Board determines that a member ceases to meet the Qualification Requirements, the Board shall consider the removal and replacement of such member; provided, however, that the Board may, if necessary or appropriate in its judgment, appoint or retain Committee members in reliance on any available exceptions to any of the Qualification Requirements for the time period such exceptions are available. A failure by one or more Committee members to meet any of the Qualification Requirements shall not invalidate decisions made, or actions taken, by the Committee.
      3. Chairperson. A Chairperson of the Committee may be appointed by the Board or the Committee.

      4. Removal and Replacement. The members of the Committee may be removed or replaced, and any vacancies on the Committee shall be filled, by the Board in accordance with the By-laws of the Corporation.

C.	Operations
      1. Meetings. The Committee shall determine the schedule and frequency of the Committee meetings, provided that the Committee shall meet at least twice per year. Minutes of these meetings shall be kept and filed with the Secretary of the Corporation.
      2. Agenda; Reports. The Committee shall determine the agenda for its meetings. The Committee may invite other Board members, members of management and others to attend meetings and provide pertinent information and reports, as it deems necessary; provided, however, that the Chief Executive Officer of the Corporation may not be present during voting or deliberations with respect to his or her own compensation arrangements. Nothing in this Charter shall be construed to restrict the reliance by any member of the Committee, to the full extent permitted by law, on information, opinions, reports or statements presented to the Committee by any of the Corporation’s officers or employees, or other committees of the Board, or by any other person selected with reasonable care by or on behalf of the Corporation or the Committee as to matters the Committee member reasonably believes are within such other person’s professional or expert competence.
      3. Report to Board. The Committee shall report its actions and recommendations to the Board at the next Board meeting after each Committee meeting or, if so determined by the Committee, by distribution to the members of the Board of the minutes of a meeting, a unanimous written consent or other relevant documents.

D.	Authority and Responsibilities Delegated to the Committee
      1. The Committee shall review and approve compensation arrangements for the Corporation’s Chief Executive Officer and other executive officers and shall have the authority to make any determinations and take any actions it determines to be necessary or appropriate in administering any such compensation arrangements.
      2. The Committee shall provide general oversight with respect to compensation policies relating to the Corporation’s other officers and employees and make recommendations to the Board for any changes to such policies that the Committee determines to be necessary or appropriate.
      3. The Committee shall review and approve compensation arrangements for non-employee directors in their capacity as directors and members of the standing committees of the Board. The Committee shall review and approve compensation arrangements for any non-employee directors who provide services to the Corporation other than in their capacity as directors.
      4. The Committee shall evaluate the Chief Executive Officer’s performance in light of the Corporation’s goals and objectives.
      5. The Committee shall assist the Board and the Governance & Compliance Committee of the Board in overseeing the development of executive succession plans.
      6. The Committee shall administer the Corporation’s equity compensation plans and such other compensation plans as the Board may determine (the “Plans”) in accordance with their terms, shall construe all terms, provisions, conditions and limitations of the Plans and shall make factual determinations required for the administration of the Plans.
AMENDED AND RESTATED COMPENSATION COMMITTEE CHARTER –
AS AMENDED THROUGH JULY 27, 2006
ANNEX B – PAGE 2

      7. The Committee shall have, to full extent permitted by applicable law, the Certification of Incorporation of the Corporation, the By-laws of the Corporation and the listing standards of The NASDAQ Stock Market applicable to the Corporation, all of the power and authority of the Board with respect to the adoption and amendment of Plans.
      8. The Committee shall review the Plans from time to time, as it deems appropriate, and may recommend to the Board any changes in such Plans that the Committee determines to be necessary or appropriate or, to the full extent permitted by Paragraph 7 of this Section D, use the authority delegated to the Committee by the Board to approve any such changes it determines to be necessary or appropriate.
      9. The Committee shall oversee the Company’s policies on structuring compensation for executive officers to preserve tax deductibility and, as and when required, establish and certify the attainment of performance goals pursuant to Section 162(m).
      10. The Committee shall assess the adequacy of this Charter and the procedures developed by the Committee to implement this Charter on at least an annual basis and shall submit any proposed amendments to this Charter that the Committee recommends be made to the Board for its approval.
      11. The Chairperson of the Committee shall serve on the Governance & Compliance Committee of the Board and, through such service by the Chairperson, the Committee shall coordinate with the Governance & Compliance Committee on matters relating to the Corporation’s compliance programs, senior executive recruitment and management development, corporate governance and such other matters as the Committee may determine to be appropriate.
      12. The Committee shall produce a report on executive compensation as required to be included in the Corporation’s annual proxy statement filed with the Securities and Exchange Commission.
      13. The Chairperson of the Committee shall coordinate with the Chairperson of the Compensation Committee of WebMD Health Corp. (the “WebMD Committee”) on matters for which oversight is provided by both committees and the Committee is authorized to hold joint meetings with the WebMD Committee to the extent the Chairperson of the Committee deems it to be appropriate.
      The foregoing list is not intended to be exhaustive, and the Committee shall, in addition, have such powers as may be necessary or appropriate in furtherance of the objectives set forth in this Charter or as may, from time to time, be delegated by the Board. The adoption of this Charter and any amendments hereto shall not be construed to reduce any power or authority previously delegated to the Committee by the Board.
      The Committee shall, to the full extent permitted by applicable law and the listing standards of The NASDAQ Stock Market applicable to the Corporation, have the power to delegate its authority to subcommittees or individual members of the Committee as it deems appropriate. In addition, the Committee shall have the power to delegate its authority to other members of the Board and to members of management as it deems appropriate, to the full extent permitted by applicable law and the listing standards of The NASDAQ Stock Market applicable to the Corporation; provided, however, that in no event may it delegate its authority under Paragraphs 1, 3, 4, 6, 7 and 9 of this Section D.
      The Committee shall have the power to retain consultants, accountants and other outside advisors to advise and assist it in any manner it deems appropriate. The Committee may also retain outside legal counsel, as it deems appropriate. The Committee shall have the sole authority to retain and terminate such consultants, accountants, advisors and counsel and to review and approve their fees and other retention terms and shall have the authority to cause the payment of such fees by the Corporation.
AMENDED AND RESTATED COMPENSATION COMMITTEE CHARTER –
AS AMENDED THROUGH JULY 27, 2006
ANNEX B – PAGE 3

ANNEX C
EMDEON CORPORATION
AMENDED AND RESTATED NOMINATING COMMITTEE CHARTER

AS AMENDED THROUGH JULY 27, 2006

A.	Purpose
      1. General. The Nominating Committee (the “Committee”) has been established by the Board of Directors (the “Board”) of Emdeon Corporation (the “Corporation”) to assist the Board by actively identifying individuals qualified to become Board members and making recommendations to the Board regarding (a) the persons to be nominated by the Board for election as director at each annual meeting of stockholders, (b) appointments of directors to fill vacancies occurring between annual meetings and (c) appointments of directors to fill newly created directorships, if any, created by expansion of the size of the Board between annual meetings.
      2. Diversity. The Board believes that diversity is a critical attribute of a well-functioning board. It is the responsibility of the Nominating Committee to seek qualified candidates to fill vacancies on the Board that contribute distinctive and useful perspectives to governance that best serves the interests of the Company and its stockholders. The Committee shall advise the Board on matters of diversity, including gender, race, culture, thought and geography, and recommend, as necessary, procedures for achieving diversity of viewpoint, background, skills, types of experience, and areas of expertise on the Board.

B.	Composition
      1. Members. The Committee shall consist of as many members as the Board shall determine, but in any event not fewer than three members. Members of the Committee shall be appointed by the Board in accordance with the By-laws of the Corporation. Committee members shall serve until the earliest of their resignation or their replacement or removal by the Board in accordance with this Charter and the By-laws of the Corporation.
      2. Qualifications. Each member of the Committee shall, in the judgment of the Board, meet the following requirements (the “Independence Requirements”):

•	all independence requirements, under applicable law, for members of nominating committees of companies listed for quotation on the NASDAQ Global Market;

•	all applicable independence requirements of The NASDAQ Stock Market for members of nominating committees of companies listed for quotation on the NASDAQ Global Market; and

•	being free from any relationship that, in the opinion of the Board, would interfere with the exercise of independent judgment as a member of the Committee.
In the event that the Board determines that a member ceases to meet the Independence Requirements, the Board shall consider the removal and replacement of such member; provided, however, that the Board may, if necessary or appropriate in its judgment, appoint or retain Committee members in reliance on any available exceptions to any of the Independence Requirements for the time period such exceptions are available. A failure by one or more Committee members to meet any of the Independence Requirements shall not invalidate decisions made, or actions taken, by the Committee.
      3. Chairperson. A Chairperson of the Committee may be appointed by the Board or the Committee.
      4. Removal and Replacement. The members of the Committee may be removed or replaced, and any vacancies on the Committee shall be filled, by the Board in accordance with the By-laws of the Corporation.

C.	Operations
      1. Meetings. The Committee shall determine the schedule and frequency of the Committee meetings, provided that the Committee shall meet at least once per year in advance of the Board’s nomination of directors for election at the Corporation’s annual meeting. Minutes of these meetings shall be kept and filed with the Secretary of the Corporation.
      2. Agenda; Reports. The Committee shall determine the agenda for its meetings. The Committee may invite other Board members, members of management and others to attend meetings and provide pertinent information and reports, as it deems necessary. Nothing in this Charter shall be construed to restrict the reliance by any member of the Committee, to the full extent permitted by law, on information, opinions, reports or statements presented to the Committee by any of the Corporation’s officers or employees, or other committees of the Board, or by any other person selected with reasonable care by or on behalf of the Corporation or the Committee as to matters the Committee member reasonably believes are within such other person’s professional or expert competence.
      3. Report to Board. The Committee shall report its actions and recommendations to the Board at the next Board meeting after each Committee meeting or, if so determined by the Committee, by distribution to the members of the Board of the minutes of a meeting, a unanimous written consent or other relevant documents.

D.	Authority and Responsibilities Delegated to the Committee
      1. The Committee shall establish and review with the Board the qualifications and characteristics that it determines should be sought with respect to individual Board members and the Board as a whole and shall review with the Board any changes thereto that it may, from time to time, determine to be appropriate. These qualifications and characteristics shall be designed to assist the Board in meeting the objectives set forth in Section A.2 of this Charter with respect to diversity.
      2. The Committee shall assess the adequacy of this Charter and the procedures developed by the Committee to implement this Charter on at least an annual basis and shall submit any proposed amendments to this Charter that the Committee recommends be made to the Board for its approval. This assessment shall include a review of procedures developed to assist the Board in meeting the objectives set forth in Section A.2 of this Charter with respect to diversity.
      3. In order to assist the Board in meeting the objectives set forth in Section A.2 of this Charter with respect to diversity, the Committee shall develop director search processes that identify qualified Board candidates both in the corporate environment as well as other enterprises, such as government, academia, private enterprise, complex non-profit organizations, and professions that serve them, such as accounting, human resources, and legal services. The search process will be designed so that candidates are not systematically eliminated from the search process due solely to background or organizational affiliation and so that each director search affirmatively seeks to include candidates with diverse backgrounds and skills.
      4. The Committee shall, in accordance with (a) the policies and principles set forth in this Charter and (b) the relevant requirements of applicable law and requirements applicable to companies listed for quotation on the NASDAQ Global Market, identify and recommend to the Board

i. the persons to be nominated by the Board for election as director at each annual meeting of stockholders,

ii. persons to be appointed as directors to fill vacancies occurring between annual meetings, and

iii. persons to be appointed as directors to fill newly created directorships, if any, created by expansion of the size of the Board between annual meetings.
AMENDED AND RESTATED NOMINATING COMMITTEE CHARTER –
AS AMENDED THROUGH JULY 27, 2006
ANNEX C – PAGE 2

      5. The Committee shall review candidates for the Board recommended by stockholders pursuant to policies and procedures established by the Committee from time to time.
      6. The Committee shall consider whether to recommend to the Board increases or decreases in the size of the Board. The Committee shall consider whether to recommend to the Board (a) changes in the Board committee assignments of existing directors, (b) committee assignments for new directors and (c) the formation of additional Board committees.
      7. The Chairperson of the Committee shall serve on the Governance & Compliance Committee of the Board and, through such service by the Chairperson, the Committee shall coordinate with the Governance & Compliance Committee on matters relating to the Corporation’s corporate governance and such other matters as the Committee may determine to be appropriate.
      8. The Chairperson of the Committee shall coordinate with the Chairperson of the Nominating Committee of WebMD Health Corp. (the “WebMD Committee”) on matters for which oversight is provided by both committees and the Committee is authorized to hold joint meetings with the WebMD Committee to the extent the Chairperson of the Committee deems it to be appropriate.
      The foregoing list is not intended to be exhaustive, and the Committee shall, in addition, have such powers as may be necessary or appropriate in furtherance of the objectives set forth in this Charter, including the objectives set forth in Section A.2 of this Charter with respect to diversity, or as may, from time to time, be delegated by the Board. The adoption of this Charter and any amendments hereto shall not be construed to reduce any power or authority previously delegated to the Committee by the Board.
      The Committee shall, to the full extent permitted by applicable law and the listing standards of The NASDAQ Stock Market applicable to the Corporation, have the power to delegate its authority to subcommittees or individual members of the Committee as it deems appropriate.
      The Committee shall have the power to retain search firms or other advisors to identify director candidates. The Committee may also retain counsel or other advisors, as it deems appropriate. The Committee shall have the sole authority to retain and terminate such search firms, advisors or counsel and to review and approve their fees and other retention terms and shall have the authority to cause the payment of such fees by the Corporation.
AMENDED AND RESTATED NOMINATING COMMITTEE CHARTER –
AS AMENDED THROUGH JULY 27, 2006
ANNEX C – PAGE 3

ANNEX D
EMDEON CORPORATION
AMENDED AND RESTATED GOVERNANCE & COMPLIANCE COMMITTEE CHARTER

AS AMENDED THROUGH JULY 27, 2006

A.	Purpose; Membership
      1. Purpose. The Governance & Compliance Committee (the “Committee”) has been established by the Board of Directors (the “Board”) of Emdeon Corporation (the “Corporation”): (a) to evaluate and make recommendations to the Board regarding matters relating to the governance of the Corporation; (b) to assist the Board in coordinating the activities of the Board’s other standing committees, including with respect to the Corporation’s compliance programs, and to provide additional oversight of those compliance programs; and (c) to provide oversight of senior executive recruitment and management development.
      2. Membership. The Committee shall consist of the Chairpersons of the Board’s Nominating Committee, Compensation Committee and Audit Committee. Unless otherwise determined by the Committee, the Chairperson of the Nominating Committee shall serve as the Chairperson of the Committee. Committee members shall serve until the earliest of their resignation or their replacement or removal by the Board as Chairpersons of the Nominating, Compensation or Audit Committee, as the case may be.

B.	Operations
      1. Meetings. The Committee shall determine the schedule and frequency of the Committee meetings, provided that the Committee shall meet at least four times per year, one of which meetings shall be held in advance of the Board’s determination regarding proposals to be included in the Proxy Statement for the Annual Meeting of Stockholders.
      2. Agenda; Reports. The Committee shall determine the agenda for its meetings. The Committee may invite other Board members, members of management and others to attend meetings and provide pertinent information and reports, as it deems necessary. Nothing in this Charter shall be construed to restrict the reliance by any member of the Committee, to the full extent permitted by law, on information, opinions, reports or statements presented to the Committee by any of the Corporation’s officers or employees, or other committees of the Board, or by any other person selected with reasonable care by or on behalf of the Corporation or the Committee as to matters the Committee member reasonably believes are within such other person’s professional or expert competence.
      3. Report to Board. The Committee shall report its actions and recommendations to the Board at the next Board meeting after each Committee meeting or, if so determined by the Committee, by distribution to the members of the Board of the minutes of a meeting, a unanimous written consent or other relevant documents.

C.	Authority and Responsibilities Delegated to the Committee
      1. The Committee shall evaluate and make recommendations to the Board regarding (a) the governance of the Corporation; (b) Board procedures; and (c) related matters. Recommendations may include possible changes to the Corporation’s Certificate of Incorporation, By-laws, Board committee charters and other relevant constitutive documents, policy statements or similar materials.
      2. The Committee shall evaluate and make recommendations to the Board regarding any proposals for which a stockholder has provided required notice that such stockholder intends to make at the Annual

Meeting of Stockholders, including recommendations regarding the Board’s response and regarding whether to include such proposal in the Corporation’s proxy statement.
      3. The Committee may, if it deems it appropriate to do so, develop and present to the Board for its adoption a set of “Corporate Governance Guidelines,” which shall set forth guidelines in areas such as the function and operations of the Board and its committees.
      4. The Committee shall assess the adequacy of this Charter on at least an annual basis and shall submit any proposed amendments to this Charter that the Committee recommends be made to the Board for its approval.
      5. The Committee shall, to the full extent permitted by applicable law and the listing standards of The NASDAQ Stock Market applicable to the Corporation, be responsible for making any required determinations regarding the independence of the members of the Board.
      6. The Committee shall assist the Board in coordinating the activities of the Board’s other standing committees, including with respect to the Corporation’s compliance programs, and shall provide additional oversight of those compliance programs and related matters.
      7. The Committee shall provide oversight with respect to matters relating to recruitment of senior executives of the Corporation and development of management talent.
      8. The Chairperson of the Committee shall coordinate with the Chairperson of the Governance & Compliance Committee of WebMD Health Corp. (the “WebMD Committee”) on matters for which oversight is provided by both committees and the Committee is authorized to hold joint meetings with the WebMD Committee to the extent the Chairperson of the Committee deems it to be appropriate.
      The foregoing list is not intended to be exhaustive, and the Committee shall, in addition, have such powers as may be necessary or appropriate in furtherance of the objectives set forth in this Charter or as may, from time to time, be delegated by the Board. The adoption of this Charter and any amendments hereto shall not be construed to reduce any power or authority previously delegated to the Committee by the Board.
      The Committee shall, to the full extent permitted by applicable law and the listing standards of The NASDAQ Stock Market applicable to the Corporation, have the power to delegate its authority to subcommittees or individual members of the Committee as it deems appropriate.
      The Committee shall have the power to retain counsel or other advisors, as it deems appropriate. The Committee shall have the sole authority to retain and terminate such search firms, advisors or counsel and to review and approve their fees and other retention terms and shall have the authority to cause the payment of such fees by the Corporation.
AMENDED AND RESTATED GOVERNANCE & COMPLIANCE COMMITTEE CHARTER –
AS AMENDED THROUGH JULY 27, 2006
ANNEX D – PAGE 2

ANNEX E
EMDEON CORPORATION
2000 LONG-TERM INCENTIVE PLAN
(As Amended and Restated Effective August 11, 2006)
ARTICLE 1
PURPOSE
      1.1     GENERAL. The purpose of the Emdeon Corporation 2000 Long-Term Incentive Plan (as it may be amended from time to time, the “Plan”) is to promote the success, and enhance the value, of Emdeon Corporation, a Delaware corporation (the “Corporation”), by linking the personal interests of its employees, officers, directors and consultants to those of Corporation shareholders and by providing such persons with an incentive for outstanding performance. The Plan is further intended to provide flexibility to the Corporation in its ability to motivate, attract, and retain the services of employees, officers, directors and consultants upon whose judgment, interest, and special effort the successful conduct of the Corporation’s operation is largely dependent. Accordingly, the Plan permits the grant of incentive awards from time to time to selected employees and officers, directors and consultants.
ARTICLE 2
EFFECTIVE DATE
      2.1     EFFECTIVE DATE. The Plan was originally effective on the date of its approval by the Board on July 26, 2000 (the “Effective Date”) and was subject to the approval of the Company’s stockholders which was obtained on September 12, 2000. The effective date of the amendment and restatement of the Plan is August 11, 2006 (the “Amendment and Restatement Date”); provided, however, that the increase in the number of shares available for grant under this Plan as provided in Section 5.1 is subject to obtaining the approval of the Company’s stockholders at its 2006 Annual Meeting of Stockholders.
ARTICLE 3
DEFINITIONS
      3.1     DEFINITIONS. When a word or phrase appears in this Plan with the initial letter capitalized, and the word or phrase does not commence a sentence, the word or phrase shall generally be given the meaning ascribed to it in this Section or in Section 1.1 unless a clearly different meaning is required by the context. The following words and phrases shall have the following meanings:

(a) “Amendment and Restatement Date” has the meaning specified in Section 2.1.

(b) “Award” means any Option, Stock Appreciation Right, Restricted Stock Award, Performance Share Award, Dividend Equivalent Award, or Other Stock-Based Award, or any other right or interest relating to Stock or cash, granted to a Participant under the Plan.

(c) “Award Agreement” means any written agreement, contract, or other instrument or document evidencing an Award.

(d) “Board” means the Board of Directors of the Corporation.
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AS AMENDED AND RESTATED EFFECTIVE AUGUST 11, 2006
ANNEX E – PAGE 1

(e) “Cause” as a reason for a Participant’s termination of employment shall have the meaning assigned such term in the employment agreement, if any, between such Participant and the Corporation or an affiliated company, provided, however that if there is no such employment agreement in which such term is defined, “Cause” shall mean any of the following acts by the Participant, as determined by the Board: gross neglect of duty, prolonged absence from duty without the consent of the Corporation, intentionally engaging in any activity that is in conflict with or adverse to the business or other interests of the Corporation, or willful misconduct, misfeasance or malfeasance of duty which is reasonably determined to be detrimental to the Corporation.

(f) “Change of Control” means and includes the occurrence of any one of the following events:

(i) individuals who, at the Effective Date, constitute the Board (the “Incumbent Directors”) cease for any reason to constitute at least a majority of the Board, provided that any person becoming a director after the Effective Date and whose election or nomination for election was approved by a vote of at least a majority of the Incumbent Directors then on the Board (either by a specific vote or by approval of the proxy statement of the Corporation in which such person is named as a nominee for director, without written objection to such nomination) shall be an Incumbent Director; provided, however, that no individual initially elected or nominated as a director of the Corporation as a result of an actual or threatened election contest (as described in Rule 14a-11 under the 1934 Act (“Election Contest”) or other actual or threatened solicitation of proxies or consents by or on behalf of any “person” (as such term is defined in Section 3(a)(9) of the 1934 Act and as used in Sections 13(d)(3) and 14(d)(2) of the 1934 Act) other than the Board (“Proxy Contest”), including by reason of any agreement intended to avoid or settle any Election Contest or Proxy Contest, shall be deemed an Incumbent Director;

(ii) any person becomes a “beneficial owner” (as defined in Rule 13d-3 under the 1934 Act), directly or indirectly, of securities of the Corporation representing 25% or more of the combined voting power of the Corporation’s then outstanding securities eligible to vote for the election of the Board (the “Company Voting Securities”) and, in connection therewith, the Committee has determined, in its sole discretion, that a change of control of the Corporation has occurred or is reasonably expected to occur, taking into consideration all relevant facts and circumstances, including, but not limited to, any changes in the membership or structure of the Board; provided, however, that the event described in this paragraph (ii) shall not be deemed to be a Change of Control of the Corporation by virtue of any of the following acquisitions: (A) any acquisition by a person who is on the Effective Date the beneficial owner of 25% or more of the outstanding Company Voting Securities, (B) an acquisition by the Corporation which reduces the number of Company Voting Securities outstanding and thereby results in any person acquiring beneficial ownership of more than 25% of the outstanding Company Voting Securities; provided, that if after such acquisition by the Corporation such person becomes the beneficial owner of additional Company Voting Securities that increases the percentage of outstanding Company Voting Securities beneficially owned by such person, a Change of Control of the Corporation shall then occur, (C) an acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Corporation or any Parent or Subsidiary, (D) an acquisition by an underwriter temporarily holding securities pursuant to an offering of such securities, or (E) an acquisition pursuant to a Non-Qualifying Transaction (as defined in paragraph (iii)); or

(iii) the consummation of a reorganization, merger, consolidation, statutory share exchange or similar form of corporate transaction involving the Corporation that requires the approval of the Corporation’s stockholders, whether for such transaction or the issuance of securities in the transaction (a “Reorganization”), or the sale or other disposition of all or substantially all of the
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AS AMENDED AND RESTATED EFFECTIVE AUGUST 11, 2006
ANNEX E – PAGE 2

Corporation’s assets to an entity that is not an affiliate of the Corporation (a “Sale”), unless immediately following such Reorganization or Sale: (A) more than 50% of the total voting power of (x) the corporation resulting from such Reorganization or the corporation which has acquired all or substantially all of the assets of the Corporation (in either case, the “Surviving Corporation”), or (y) if applicable, the ultimate parent corporation that directly or indirectly has beneficial ownership of 100% of the voting securities eligible to elect directors of the Surviving Corporation (the “Parent Corporation”), is represented by the Corporation Voting Securities that were outstanding immediately prior to such Reorganization or Sale (or, if applicable, is represented by shares into which such Company Voting Securities were converted pursuant to such Reorganization or Sale), and such voting power among the holders thereof is in substantially the same proportion as the voting power of such Company Voting Securities among the holders thereof immediately prior to the Reorganization or Sale, (B) no person (other than (x) the Corporation, (y) any employee benefit plan (or related trust) sponsored or maintained by the Surviving Corporation or the Parent Corporation, or (z) a person who immediately prior to the Reorganization or Sale was the beneficial owner of 25% or more of the outstanding Company Voting Securities) is the beneficial owner, directly or indirectly, of 25% or more of the total voting power of the outstanding voting securities eligible to elect directors of the Parent Corporation (or, if there is no Parent Corporation, the Surviving Corporation), and (C) at least a majority of the members of the board of directors of the Parent Corporation (or, if there is no Parent Corporation, the Surviving Corporation) following the consummation of the Reorganization or Sale were Incumbent Directors at the time of the Board’s approval of the execution of the initial agreement providing for such Reorganization or Sale (any Reorganization or Sale which satisfies all of the criteria specified in (A), (B) and (C) above shall be deemed to be a “Non-Qualifying Transaction”).

Notwithstanding anything herein to the contrary, neither the consummation of the merger contemplated by that certain Agreement and Plan of Merger dated as of February 13, 2000 between the Corporation and Medical Manager Corporation, as amended, nor the consummation of the merger contemplated by that certain Agreement and Plan of Merger dated as of February 13, 2000 among the Corporation, Avicenna Systems Corporation and CareInsite, Inc., as amended, shall be deemed to be a “Change of Control” for purposes of this Section 3.1(e) In addition, under no circumstances shall a split-off, spin-off, stock dividend or similar transaction as a result of which the voting securities of WebMD Health Corp. are distributed to shareholders of the Corporation or its successors constitute a Change of Control.

(g) “Code” means the Internal Revenue Code of 1986, as amended from time to time.

(h) “Committee” means the committee of the Board described in Article 4.

(i) “Corporation” has the meaning specified in Section 1.1.

(j) “Covered Employee” means a covered employee as defined in Code Section 162(m)(3), provided that no employee shall be a Covered Employee until the deduction limitations of Code Section 162(m) are applicable to the Corporation and any reliance period under Code Section 162(m) has expired.

(k) “Disability” shall mean any illness or other physical or mental condition of a Participant that renders the Participant incapable of performing his customary and usual duties for the Corporation, or any medically determinable illness or other physical or mental condition resulting from a bodily injury, disease or mental disorder which, in either case, has lasted or can reasonably be expected to last for at least 180 days out of a period 365 consecutive days. The Committee may require such medical or other evidence as it deems necessary to judge the nature and permanency of the Participant’s
2000 LONG-TERM INCENTIVE PLAN
AS AMENDED AND RESTATED EFFECTIVE AUGUST 11, 2006
ANNEX E – PAGE 3

condition. Notwithstanding the above, with respect to an Incentive Stock Option, Disability shall mean Permanent and Total Disability as defined in Section 22(e)(3) of the Code.

(l) “Dividend Equivalent” means a right granted to a Participant under Article 11.

(m) “Effective Date” has the meaning assigned such term in Section 2.1.

(n) “Fair Market Value”, on any date, means (i) if the Stock is listed on a securities exchange or is traded over the Nasdaq National Market, the closing sales price on such exchange or over such system on such date or, in the absence of reported sales on such date, the closing sales price on the immediately preceding date on which sales were reported, or (ii) if the Stock is not listed on a securities exchange or traded over the Nasdaq National Market, the mean between the bid and offered prices as quoted by Nasdaq for such date, provided that if it is determined that the fair market value is not properly reflected by such Nasdaq quotations, Fair Market Value will be determined by such other method as the Committee determines in good faith to be reasonable; provided that for purposes of Awards to residents of Malaysia, Fair Market Value shall mean the average of the high and low sales price as quoted by Nasdaq for such date.

(o) “Incentive Stock Option” means an Option that is intended to meet the requirements of Section 422 of the Code or any successor provision thereto.

(p) “Non-Employee Director” means a member of the Board who is not an employee of the Corporation or any Parent or Subsidiary.

(q) “Non-Qualified Stock Option” means an Option that is not an Incentive Stock Option.

(r) “Option” means a right granted to a Participant under Article 7 of the Plan to purchase Stock at a specified price during specified time periods. An Option may be either an Incentive Stock Option or a Non-Qualified Stock Option.

(s) “Other Stock-Based Award” means a right, granted to a Participant under Article 12, that relates to or is valued by reference to Stock or other Awards relating to Stock.

(t) “Parent” means a corporation which owns or beneficially owns a majority of the outstanding voting stock or voting power of the Corporation. Notwithstanding the above, with respect to an Incentive Stock Option, Parent shall have the meaning set forth in Section 424(e) of the Code.

(u) “Participant” means a person who, as an employee, officer, consultant or director of the Corporation or any Parent or Subsidiary, has been granted an Award under the Plan.

(v) “Performance Share” means a right granted to a Participant under Article 9, to receive cash, Stock, or other Awards, the payment of which is contingent upon achieving certain performance goals established by the Committee.

(w) “Plan” has the meaning specified in Section 1.1.

(x) “Restricted Stock Award” means Stock granted to a Participant under Article 10 that is subject to certain restrictions and to risk of forfeiture.

(y) “Retirement” means a Participant’s termination of employment with the Corporation, Parent or Subsidiary after attaining any normal or early retirement age specified in any pension, profit sharing or other retirement program sponsored by the Corporation, or, in the event of the inapplicability thereof with respect to the person in question, as determined by the Committee in its reasonable judgment.

2000 LONG-TERM INCENTIVE PLAN
AS AMENDED AND RESTATED EFFECTIVE AUGUST 11, 2006
ANNEX E – PAGE 4

(z) “Stock” means the $.0001 par value common stock of the Corporation and such other securities of the Corporation as may be substituted for Stock pursuant to Article 15.

(aa) “Stock Appreciation Right” or “SAR” means a right granted to a Participant under Article 8 to receive a payment equal to the difference between the Fair Market Value of a share of Stock as of the date of exercise of the SAR over the grant price of the SAR, all as determined pursuant to Article 8.

(bb) “Subsidiary” means any corporation, limited liability company, partnership or other entity of which a majority of the outstanding voting stock or voting power is beneficially owned directly or indirectly by the Corporation. Notwithstanding the above, with respect to an Incentive Stock Option, Subsidiary shall have the meaning set forth in Section 424(f) of the Code.

(cc) “1933 Act” means the Securities Act of 1933, as amended from time to time.

(dd) “1934 Act” means the Securities Exchange Act of 1934, as amended from time to time.
ARTICLE 4
ADMINISTRATION
      4.1     COMMITTEE. The Plan shall be administered by a committee (the “Committee”) appointed by the Board (which Committee shall consist of two or more directors) or, at the discretion of the Board from time to time, the Plan may be administered by the Board. It is intended that the directors appointed to serve on the Committee shall be “non-employee directors” (within the meaning of Rule 16b-3 promulgated under the 1934 Act) and “outside directors” (within the meaning of Code Section 162(m) and the regulations thereunder) to the extent that Rule 16b-3 and, if necessary for relief from the limitation under Code Section 162(m) and such relief is sought by the Corporation, Code Section 162(m), respectively, are applicable. However, the mere fact that a Committee member shall fail to qualify under either of the foregoing requirements shall not invalidate any Award made by the Committee which Award is otherwise validly made under the Plan. The members of the Committee shall be appointed by, and may be changed at any time and from time to time in the discretion of, the Board. During any time that the Board is acting as administrator of the Plan, it shall have all the powers of the Committee hereunder, and any reference herein to the Committee (other than in this Section 4.1) shall include the Board.
      4.2     ACTION BY THE COMMITTEE. For purposes of administering the Plan, the following rules of procedure shall govern the Committee. A majority of the Committee shall constitute a quorum. The acts of a majority of the members present at any meeting at which a quorum is present, and acts approved unanimously in writing by the members of the Committee in lieu of a meeting, shall be deemed the acts of the Committee. Each member of the Committee is entitled to, in good faith, rely or act upon any report or other information furnished to that member by any officer or other employee of the Corporation or any Parent or Subsidiary, the Corporation’s independent certified public accountants, or any executive compensation consultant or other professional retained by the Corporation to assist in the administration of the Plan.
      4.3     AUTHORITY OF COMMITTEE. Except as provided below, the Committee has the exclusive power, authority and discretion to:

(a) Designate Participants;

(b) Determine the type or types of Awards to be granted to each Participant;

(c) Determine the number of Awards to be granted and the number of shares of Stock to which an Award will relate;
2000 LONG-TERM INCENTIVE PLAN
AS AMENDED AND RESTATED EFFECTIVE AUGUST 11, 2006
ANNEX E – PAGE 5

(d) Determine the terms and conditions of any Award granted under the Plan, including but not limited to, the exercise price, grant price, or purchase price, any restrictions or limitations on the Award, any schedule for lapse of forfeiture restrictions or restrictions on the exercisability of an Award, and accelerations or waivers thereof, based in each case on such considerations as the Committee in its sole discretion determines;

(e) Accelerate the vesting or lapse of restrictions of any outstanding Award, based in each case on such considerations as the Committee in its sole discretion determines;

(f) Determine whether, to what extent, and under what circumstances an Award may be settled in, or the exercise price of an Award may be paid in, cash, Stock, other Awards, or other property, or an Award may be canceled, forfeited, or surrendered;

(g) Prescribe the form of each Award Agreement, which need not be identical for each Participant or amend any Award Agreement;

(h) Decide all other matters that must be determined in connection with an Award;

(i) Establish, adopt or revise any rules and regulations as it may deem necessary or advisable to administer the Plan;

(j) Make all other decisions and determinations that may be required under the Plan or as the Committee deems necessary or advisable to administer the Plan; and

(k) Amend the Plan as provided herein.
      Notwithstanding the above, the Board or the Committee may expressly delegate to a special committee consisting of one or more directors who are also officers of the Corporation some or all of the Committee’s authority under subsections (a) through (g) above with respect to those eligible Participants who, at the time of grant are not, and are not anticipated to be become, either (i) Covered Employees or (ii) persons subject to Section 16 of the 1934 Act.
      Notwithstanding the foregoing authority, except as provided in or pursuant to Section 15, the Committee shall not authorize, generally or in specific cases only, for the benefit of any Participant, any adjustment in the exercise price of an Option or the base price of a Stock Appreciation Right, or in the number of shares subject to an Option or Stock Appreciation Right granted hereunder by (i) cancellation of an outstanding Option or Stock Appreciation Right and a subsequent regranting of an Option or Stock Appreciation Right, (ii) amendment to an outstanding Option or Stock Appreciation Right, (iii) substitution of an outstanding Option or Stock Appreciation Right or (iv) any other action that would be deemed to constitute a repricing of such an Award under applicable law, in each case, without prior approval of the Corporation’s stockholders.
      4.4     DECISIONS BINDING. The Committee’s interpretation of the Plan, any Awards granted under the Plan, any Award Agreement and all decisions and determinations by the Committee with respect to the Plan are final, binding, and conclusive on all parties.
ARTICLE 5
SHARES SUBJECT TO THE PLAN
      5.1     NUMBER OF SHARES. Subject to adjustment as provided in Article 15, the aggregate number of shares of Stock reserved and available for Awards or which may be used to provide a basis of measurement for or to determine the value of an Award (such as with a Stock Appreciation Right or Performance Share Award) shall be 32,500,000 (the “Base Number”); provided, however, that the
2000 LONG-TERM INCENTIVE PLAN
AS AMENDED AND RESTATED EFFECTIVE AUGUST 11, 2006
ANNEX E – PAGE 6

increase of 3,000,000 shares approved by the Committee on August 11, 2006 is subject to obtaining the approval of the Company’s stockholders at its 2006 Annual Meeting of Stockholders. Not more than 10% of such shares of Stock may be granted as Awards of Restricted Stock or unrestricted Stock Awards, and not more than the Base Number of shares of Stock shall be granted in the form of Incentive Stock Options.
      5.2     LAPSED AWARDS. To the extent that an Award is canceled, terminates, expires, is forfeited or lapses for any reason, any shares of Stock subject to the Award will again be available for the grant of an Award under the Plan and shares subject to SARs or other Awards settled in cash will be available for the grant of an Award under the Plan.
      5.3     STOCK DISTRIBUTED. Any Stock distributed pursuant to an Award may consist, in whole or in part, of authorized and unissued Stock, treasury Stock or Stock purchased on the open market.
      5.4     LIMITATION ON AWARDS. Notwithstanding any provision in the Plan to the contrary (but subject to adjustment as provided in Article 15), the maximum number of shares of Stock with respect to one or more Options and/or SARs that may be granted during any one calendar year under the Plan to any one Participant shall be 2,000,000; provided, however, that in connection with his or her initial employment with the Company, a Participant may be granted Options or SARs with respect to up to an additional 2,000,000 shares of Stock, which shall not count against the foregoing annual limit. The maximum fair market value (measured as of the date of grant) of any Awards other than Options and SARs that may be received by any one Participant (less any consideration paid by the Participant for such Award) during any one calendar year under the Plan shall be $5,000,000.
ARTICLE 6
ELIGIBILITY
      6.1     GENERAL. Awards may be granted only to individuals who are employees, officers, directors or consultants of the Corporation or a Parent or Subsidiary. In the discretion of the Committee, Awards may be made to Covered Employees which are intended to constitute qualified performance-based compensation under Code Section 162(m).
ARTICLE 7
STOCK OPTIONS
      7.1     GENERAL. The Committee is authorized to grant Options to Participants on the following terms and conditions:

(a) Exercise Price. The exercise price per share of Stock under an Option shall be determined by the Committee, provided that the exercise price for any Option shall not be less than the Fair Market Value on the date of the grant.

(b) Time and Conditions of Exercise. The Committee shall determine the time or times at which an Option may be exercised in whole or in part, subject to Sections 7.1(e) and 7.3. The Committee also shall determine the performance or other conditions, if any, that must be satisfied before all or part of an Option may be exercised. The Committee may waive any exercise provisions at any time in whole or in part based upon factors as the Committee may determine in its sole discretion so that the Option becomes exercisable at an earlier date.

(c) Payment. The Committee shall determine the methods by which the exercise price of an Option may be paid, the form of payment, including, without limitation, cash, shares of Stock, or
2000 LONG-TERM INCENTIVE PLAN
AS AMENDED AND RESTATED EFFECTIVE AUGUST 11, 2006
ANNEX E – PAGE 7

other property (including “cashless exercise” arrangements), and the methods by which shares of Stock shall be delivered or deemed to be delivered to Participants; provided, however, that if shares of Stock are used to pay the exercise price of an Option, such shares must have been held by the Participant for at least six months.

(d) Evidence of Grant. All Options shall be evidenced by a written Award Agreement between the Corporation and the Participant. The Award Agreement shall include such provisions, not inconsistent with the Plan, as may be specified by the Committee.

(e) Exercise Term. In no event may any Option be exercisable for more than ten years from the date of its grant.

      7.2     INCENTIVE STOCK OPTIONS. The terms of any Incentive Stock Options granted under the Plan must comply with the following additional rules:

(a) Exercise Price. The exercise price per share of Stock shall be set by the Committee, provided that the exercise price for any Incentive Stock Option shall not be less than the Fair Market Value on the date of the grant.

(b) Lapse of Option. An Incentive Stock Option shall lapse under the earliest of the following circumstances; provided, however, that the Committee may, prior to the lapse of the Incentive Stock Option under the circumstances described in paragraphs (3), (4) and (5) below, provide in writing that the Option will extend until a later date, but if an Option is exercised after the dates specified in paragraphs (3), (4) and (5) below, it will automatically become a Non-Qualified Stock Option:

(1) The Incentive Stock Option shall lapse as of the option expiration date set forth in the Award Agreement.

(2) The Incentive Stock Option shall lapse ten years after it is granted, unless an earlier time is set in the Award Agreement.

(3) If the Participant terminates employment for any reason other than as provided in paragraph (4) or (5) below, the Incentive Stock Option shall lapse, unless it is previously exercised, three months after the Participant’s termination of employment; provided, however, that if the Participant’s employment is terminated by the Corporation for Cause, the Incentive Stock Option shall (to the extent not previously exercised) lapse immediately.

(4) If the Participant terminates employment by reason of his Disability, the Incentive Stock Option shall lapse, unless it is previously exercised, one year after the Participant’s termination of employment.

(5) If the Participant dies while employed, or during the three-month period described in paragraph (3) or during the one-year period described in paragraph (4) and before the Option otherwise lapses, the Option shall lapse one year after the Participant’s death. Upon the Participant’s death, any exercisable Incentive Stock Options may be exercised by the Participant’s beneficiary, determined in accordance with Section 14.5.

Unless the exercisability of the Incentive Stock Option is accelerated as provided in Article 14, if a Participant exercises an Option after termination of employment, the Option may be exercised only with respect to the shares that were otherwise vested on the Participant’s termination of employment.

(c) Individual Dollar Limitation. The aggregate Fair Market Value (determined as of the time an Award is made) of all shares of Stock with respect to which Incentive Stock Options are first exercisable by a Participant in any calendar year may not exceed $100,000.00.
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AS AMENDED AND RESTATED EFFECTIVE AUGUST 11, 2006
ANNEX E – PAGE 8

(d) Ten Percent Owners. No Incentive Stock Option shall be granted to any individual who, at the date of grant, owns stock possessing more than ten percent of the total combined voting power of all classes of stock of the Corporation or any Parent or Subsidiary unless the exercise price per share of such Option is at least 110% of the Fair Market Value per share of Stock at the date of grant and the Option expires no later than five years after the date of grant.

(e) Expiration of Incentive Stock Options. No Award of an Incentive Stock Option may be made pursuant to the Plan after the day immediately prior to the tenth anniversary of the Effective Date.

(f) Right to Exercise. During a Participant’s lifetime, an Incentive Stock Option may be exercised only by the Participant or, in the case of the Participant’s Disability, by the Participant’s guardian or legal representative.

(g) Directors. The Committee may not grant an Incentive Stock Option to a non-employee director. The Committee may grant an Incentive Stock Option to a director who is also an employee of the Corporation or Parent or Subsidiary but only in that individual’s position as an employee and not as a director.
      7.3     Options Granted to Non-Employee Directors. Notwithstanding the foregoing, Options granted to Non-Employee Directors under this Article 7 shall be subject to the following additional terms and conditions:

(a) Lapse of Option. An Option granted to a Non-Employee Director under this Article 7 shall lapse under the earliest of the following circumstances:

(1) The Option shall lapse as of the option expiration date set forth in the Award Agreement.

(2) Unless the applicable Award Agreement provides for a longer period, if the Participant ceases to serve as a member of the Board for any reason other than as provided in the proviso to this paragraph (2) or in paragraph (3) below, the Option shall lapse, unless it is previously exercised, (A) in the case of Option grants made to Non-Employee Directors after January 27, 2006, three years after the Participant’s termination as a member of the Board and (B) in the case of Option grants made to Non-Employee Directors on or prior to January 27, 2006, on the later of (x) 5 1/2 months following the Participant’s termination as a member of the Board of Directors or (y) December 31 of the year in which such termination of service occurs; provided, however, that if the Participant is removed for cause (determined in accordance with the Corporation’s bylaws, as amended from time to time), the Option shall (to the extent not previously exercised) lapse immediately.

(3) Unless the applicable Award Agreement provides for a longer period, if the Participant ceases to serve as a member of the Board by reason of his Disability or death, the Option shall lapse, unless it is previously exercised, (A) in the case of Option grants made to Non-Employee Directors after January 27, 2006, three years after the Participant’s termination as a member of the Board and (B) in the case of Option grants made to Non-Employee Directors on or prior to January 27, 2006, 14 1/2 months following the Participant’s termination as a member of the Board of Directors. If the Participant dies during the post termination exercise period specified above in paragraph (2) or in paragraph (3) and before the Option otherwise lapses, the Option shall lapse one year after the Participant’s death. Upon the Participant’s death, any exercisable Options may be exercised by the Participant’s beneficiary, determined in accordance with Section 14.5.
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ANNEX E – PAGE 9

If a Participant exercises Options after termination of his service on the Board, he may exercise the Options only with respect to the shares that were otherwise exercisable on the date of termination of his service on the Board. Such exercise otherwise shall be subject to the terms and conditions of this Article 7.

(b) Acceleration Upon Change of Control. Notwithstanding Section 7.1(b), in the event of a Change of Control of the Corporation, each Option granted to a Non-Employee Director under this Article 7 that is then outstanding immediately prior to such Change of Control shall become immediately vested and exercisable in full on the date of such Change of Control.
ARTICLE 8
STOCK APPRECIATION RIGHTS
      8.1     GRANT OF STOCK APPRECIATION RIGHTS. The Committee is authorized to grant Stock Appreciation Rights to Participants on the following terms and conditions:

(a) Right to Payment. Upon the exercise of a Stock Appreciation Right, the Participant to whom it is granted has the right to receive the excess, if any, of:

(1) The Fair Market Value of one share of Stock on the date of exercise; over

(2) The grant price of the Stock Appreciation Right as determined by the Committee, which shall not be less than the Fair Market Value of one share of Stock on the date of grant in the case of any Stock Appreciation Right related to an Incentive Stock Option.

(b) Other Terms. All awards of Stock Appreciation Rights shall be evidenced by an Award Agreement. The terms, methods of exercise, methods of settlement, form of consideration payable in settlement, and any other terms and conditions of any Stock Appreciation Right shall be determined by the Committee at the time of the grant of the Award and shall be reflected in the Award Agreement.
ARTICLE 9
PERFORMANCE SHARES
      9.1     GRANT OF PERFORMANCE SHARES. The Committee is authorized to grant Performance Shares to Participants on such terms and conditions as may be selected by the Committee. The Committee shall have the complete discretion to determine the number of Performance Shares granted to each Participant, subject to Section 5.4. All Awards of Performance Shares shall be evidenced by an Award Agreement.
      9.2     RIGHT TO PAYMENT. A grant of Performance Shares gives the Participant rights, valued as determined by the Committee, and payable to, or exercisable by, the Participant to whom the Performance Shares are granted, in whole or in part, as the Committee shall establish at grant or thereafter. The Committee shall set performance goals and other terms or conditions to payment of the Performance Shares in its discretion which, depending on the extent to which they are met, will determine the number and value of Performance Shares that will be paid to the Participant.
      9.3     OTHER TERMS. Performance Shares may be payable in cash, Stock, or other property, and have such other terms and conditions as determined by the Committee and reflected in the Award Agreement.
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ARTICLE 10
RESTRICTED STOCK AWARDS
      10.1     GRANT OF RESTRICTED STOCK. The Committee is authorized to make Awards of Restricted Stock to Participants in such amounts and subject to such terms and conditions as may be selected by the Committee. All Awards of Restricted Stock shall be evidenced by a Restricted Stock Award Agreement.
      10.2     ISSUANCE AND RESTRICTIONS. Restricted Stock shall be subject to such restrictions on transferability and other restrictions as the Committee may impose (including, without limitation, limitations on the right to vote Restricted Stock or the right to receive dividends on the Restricted Stock). These restrictions may lapse separately or in combination at such times, under such circumstances, in such installments, upon the satisfaction of performance goals or otherwise, as the Committee determines at the time of the grant of the Award or thereafter.
      10.3     FORFEITURE. Except as otherwise determined by the Committee at the time of the grant of the Award or thereafter, upon termination of employment during the applicable restriction period or upon failure to satisfy a performance goal during the applicable restriction period, Restricted Stock that is at that time subject to restrictions shall be forfeited and reacquired by the Corporation; provided, however, that the Committee may provide in any Award Agreement that restrictions or forfeiture conditions relating to Restricted Stock will be waived in whole or in part in the event of terminations resulting from specified causes, and the Committee may in other cases waive in whole or in part restrictions or forfeiture conditions relating to Restricted Stock.
      10.4     CERTIFICATES FOR RESTRICTED STOCK. Restricted Stock granted under the Plan may be evidenced in such manner as the Committee shall determine. If certificates representing shares of Restricted Stock are registered in the name of the Participant, certificates must bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such Restricted Stock.
ARTICLE 11
DIVIDEND EQUIVALENTS
      11.1     GRANT OF DIVIDEND EQUIVALENTS. The Committee is authorized to grant Dividend Equivalents to Participants subject to such terms and conditions as may be selected by the Committee. Dividend Equivalents shall entitle the Participant to receive payments equal to dividends with respect to all or a portion of the number of shares of Stock subject to an Award, as determined by the Committee. The Committee may provide that Dividend Equivalents be paid or distributed when accrued or be deemed to have been reinvested in additional shares of Stock, or otherwise reinvested.
ARTICLE 12
OTHER STOCK-BASED AWARDS
      12.1     GRANT OF OTHER STOCK-BASED AWARDS. The Committee is authorized, subject to limitations under applicable law, to grant to Participants such other Awards that are payable in, valued in whole or in part by reference to, or otherwise based on or related to shares of Stock, as deemed by the Committee to be consistent with the purposes of the Plan, including without limitation shares of Stock awarded purely as a “bonus” and not subject to any restrictions or conditions, convertible or exchangeable debt securities, other rights convertible or exchangeable into shares of Stock, and Awards valued by
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reference to book value of shares of Stock or the value of securities of or the performance of specified Parents or Subsidiaries. The Committee shall determine the terms and conditions of such Awards.
ARTICLE 13
ANNUAL AWARD OF OPTIONS TO NON-EMPLOYEE DIRECTORS
      13.1     GRANT OF OPTIONS. Each Non-Employee Director who is serving in such capacity as of January 1 of each year that the Plan is in effect shall be granted a Non-Qualified Option to purchase 20,000 shares of Stock, subject to adjustment as provided in Article 15. Each such day that Options are to be granted under this Article 13 is referred to hereinafter as a “Grant Date.”
      If on any Grant Date, shares of Stock are not available under the Plan to grant to Non-Employee Directors the full amount of a grant contemplated by the immediately preceding paragraph, then each Non-Employee Director shall receive an Option (a “Reduced Grant”) to purchase shares of Stock in an amount equal to the number of shares of Stock then available under the Plan divided by the number of Non-Employee Directors as of the applicable Grant Date. Fractional shares shall be ignored and not granted.
      If a Reduced Grant has been made and, thereafter, during the term of the Plan, additional shares of Stock become available for grant, then each person who was a Non-Employee Director both on the Grant Date on which the Reduced Grant was made and on the date additional shares of Stock become available (a “Continuing Non-Employee Director”) shall receive an additional Option to purchase shares of Stock. The number of newly available shares shall be divided equally among the Options granted to the Continuing Non-Employee Directors; provided, however, that the aggregate number of shares of Stock subject to a Continuing Non-Employee Director’s additional Option plus any prior Reduced Grant to the Continuing Non-Employee Director on the applicable Grant Date shall not exceed 20,000 shares (subject to adjustment pursuant to Article 15). If more than one Reduced Grant has been made, available Options shall be granted beginning with the earliest such Grant Date.
      13.2     OPTION PRICE. The option price for each Option granted under this Article 13 shall be the Fair Market Value on the date of grant of the Option.
      13.3     TERM. Each Option granted under this Article 13 shall, to the extent not previously exercised, terminate and expire on the date ten (10) years after the date of grant of the Option, unless earlier terminated as provided in Section 13.4.
      13.4     LAPSE OF OPTION. An Option granted under this Article 13 shall not automatically lapse by reason of the Participant ceasing to qualify as a Non-Employee Director but remaining as a member of the Board. An Option granted under this Article 13 shall lapse under the earliest of the following circumstances:

(1) The Option shall lapse ten years after it is granted.

(2) Unless the applicable Award Agreement provides for a longer period, if the Participant ceases to serve as a member of the Board for any reason other than as provided in the proviso to this paragraph (2) or paragraph (3) below, the Option shall lapse, unless it is previously exercised, (A) in the case of Option grants made to Non-Employee Directors after January 27, 2006, three years after the Participant’s termination as a member of the Board and (B) in the case of Option grants made to Non-Employee Directors on or prior to January 27, 2006, on the later of (x) 5 1/2 months following the Participant’s termination as a member of the Board of Directors or (y) December 31 of the year in which such termination of service occurs; provided, however, that if the Participant is removed for
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cause (determined in accordance with the Corporation’s bylaws, as amended from time to time), the Option shall (to the extent not previously exercised) lapse immediately.

(3) Unless the applicable Award Agreement provides for a longer period, if the Participant ceases to serve as a member of the Board by reason of his Disability or death, the Option shall lapse, unless it is previously exercised, (A) in the case of Option grants made to Non-Employee Directors after January 27, 2006, three years after the Participant’s termination as a member of the Board and (B) in the case of Option grants made to Non-Employee Directors on or prior to January 27, 2006, 14 1/2 months following the Participant’s termination as a member of the Board of Directors. If the Participant dies during the post termination exercise period specified above in paragraph (2) or in paragraph (3) and before the Option otherwise lapses, the Option shall lapse one year after the Participant’s death. Upon the Participant’s death, any exercisable Options may be exercised by the Participant’s beneficiary, determined in accordance with Section 14.5.

      If a Participant exercises Options after termination of his service on the Board, he may exercise the Options only with respect to the shares that were otherwise exercisable on the date of termination of his service on the Board. Such exercise otherwise shall be subject to the terms and conditions of this Article 13.
      13.5     EXERCISABILITY. Subject to Section 13.6, each Option granted under this Article 13 shall be exercisable as to one fourth (1/4) of the Option shares on the first anniversary of the Grant Date and, thereafter, as to one forty-eighth (1/48) of the Option shares on each monthly anniversary of the Grant Date, such that the Options will be fully vested and exercisable after four years from the Grant Date
      13.6     ACCELERATION UPON CHANGE OF CONTROL. Notwithstanding Section 13.5, in the event of a Change of Control of the Corporation, each Option granted under this Article 13 that is then outstanding immediately prior to such Change of Control shall become immediately vested and exercisable in full on the date of such Change of Control.
      13.7     EXERCISE AND PAYMENT. An Option granted under this Article 13 shall be exercised by written notice directed to the Secretary of the Company (or his designee) and accompanied by payment in full of the exercise price in cash, by check, in shares of Stock, or in any combination thereof; provided that if shares of Stock surrendered in payment of the exercise price were themselves acquired otherwise than on the open market, such shares shall have been held by the Participant for at least six months. To the extent permitted under Regulation T of the Federal Reserve Board, and subject to applicable securities laws, such Options may be exercised through a broker in a so-called “cashless exercise” whereby the broker sells the Option shares and delivers cash sales proceeds to the Corporation in payment of the exercise price.
      13.8     TRANSFERABILITY OF OPTIONS. Any Option granted pursuant to this Article 13 shall be assignable or transferable by the Participant by will, by the laws of descent and distribution, or pursuant to a qualified domestic relations order that would satisfy Section 414(p)(1)(A) of the Code if such section applied to an Award under the Plan. In addition, any Option granted pursuant to this Article 13 shall be transferable by the Participant to any of the following permitted transferees, upon such reasonable terms and conditions as the Committee may establish (and, unless specifically permitted by the Board in advance, such transfers shall be limited to one transfer per Participant to no more than four transferees): (i) one or more of the following family members of the Participant: any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, including adoptive relationships, (ii) a trust, partnership or other entity established and existing for the sole benefit of, or under the sole control of, one or more of the above family members of the Participant, or (iii) any other transferee specifically approved by the Committee after taking into account any state or federal tax, securities or other laws applicable to transferable options.
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      13.9     TERMINATION OF ARTICLE 13. No Options shall be granted under this Article 13 after January 1, 2010.
      13.10     NON-EXCLUSIVITY. Nothing in this Article 13 shall prohibit the Committee from making discretionary Awards to Non-Employee Directors pursuant to the other provisions of the Plan before or after January 1, 2010. Options granted pursuant to this Article 13 shall be governed by the provisions of this Article 13 and by other provisions of the Plan to the extent not inconsistent with the provisions of Article 13.
ARTICLE 14
PROVISIONS APPLICABLE TO AWARDS
      14.1     STAND-ALONE, TANDEM, AND SUBSTITUTE AWARDS. Awards granted under the Plan may, in the discretion of the Committee, be granted either alone or in addition to, in tandem with, or (subject to the last sentence of Section 4.3) in substitution for, any other Award granted under the Plan. If an Award is granted in substitution for another Award, the Committee may require the surrender of such other Award in consideration of the grant of the new Award. Awards granted in addition to or in tandem with other Awards may be granted either at the same time as or at a different time from the grant of such other Awards.
      14.2     TERM OF AWARD. The term of each Award shall be for the period as determined by the Committee, provided that in no event shall the term of any Incentive Stock Option or a Stock Appreciation Right granted in tandem with the Incentive Stock Option exceed a period of ten years from the date of its grant (or, if Section 7.2(d) applies, five years from the date of its grant).
      14.3     FORM OF PAYMENT FOR AWARDS. Subject to the terms of the Plan and any applicable law or Award Agreement, payments or transfers to be made by the Corporation or a Parent or Subsidiary on the grant or exercise of an Award may be made in such form as the Committee determines at or after the time of grant, including without limitation, cash, Stock, other Awards, or other property, or any combination, and may be made in a single payment or transfer, in installments, or on a deferred basis, in each case determined in accordance with rules adopted by, and at the discretion of, the Committee.
      14.4     LIMITS ON TRANSFER. No right or interest of a Participant in any unexercised or restricted Award may be pledged, encumbered, or hypothecated to or in favor of any party other than the Corporation or a Parent or Subsidiary, or shall be subject to any lien, obligation, or liability of such Participant to any other party other than the Corporation or a Parent or Subsidiary. No unexercised or restricted Award shall be assignable or transferable by a Participant other than by will or the laws of descent and distribution or, except in the case of an Incentive Stock Option, pursuant to a domestic relations order that would satisfy Section 414(p)(1)(A) of the Code if such Section applied to an Award under the Plan; provided, however, that the Committee may (but need not) permit other transfers where the Committee concludes that such transferability (i) does not result in accelerated taxation, (ii) does not cause any Option intended to be an Incentive Stock Option to fail to be described in Code Section 422(b), and (iii) is otherwise appropriate and desirable, taking into account any factors deemed relevant, including without limitation, state or federal tax or securities laws applicable to transferable Awards.
      14.5     BENEFICIARIES. Notwithstanding Section 14.4, a Participant may, in the manner determined by the Committee, designate a beneficiary to exercise the rights of the Participant and to receive any distribution with respect to any Award upon the Participant’s death. A beneficiary, legal guardian, legal representative, or other person claiming any rights under the Plan is subject to all terms and conditions of the Plan and any Award Agreement applicable to the Participant, except to the extent the Plan and Award Agreement otherwise provide, and to any additional restrictions deemed necessary or
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appropriate by the Committee. If no beneficiary has been designated or survives the Participant, payment shall be made to the Participant’s estate. Subject to the foregoing, a beneficiary designation may be changed or revoked by a Participant at any time provided the change or revocation is filed with the Committee.
      14.6     STOCK CERTIFICATES. All Stock issuable under the Plan are subject to any stop-transfer orders and other restrictions as the Committee deems necessary or advisable to comply with federal or state securities laws, rules and regulations and the rules of any national securities exchange or automated quotation system on which the Stock is listed, quoted, or traded. The Committee may place legends on any Stock certificate or issue instructions to the transfer agent to reference restrictions applicable to the Stock.
      14.7     ACCELERATION UPON DEATH OR DISABILITY. Notwithstanding any other provision in the Plan or any Participant’s Award Agreement to the contrary, upon the Participant’s death or Disability during his employment or service as a director, all outstanding Options, Stock Appreciation Rights, and other Awards in the nature of rights that may be exercised shall become fully exercisable and all restrictions on outstanding Awards shall lapse. Any Option or Stock Appreciation Rights Awards shall thereafter continue or lapse in accordance with the other provisions of the Plan and the Award Agreement. To the extent that this provision causes Incentive Stock Options to exceed the dollar limitation set forth in Section 7.2(c), the excess Options shall be deemed to be Non-Qualified Stock Options.
      14.8     ACCELERATION. Subject to Sections 7.3(b) and 13.6, the Committee may in its sole discretion at any time determine that all or a portion of a Participant’s Options, Stock Appreciation Rights, and other Awards in the nature of rights that may be exercised shall become fully or partially exercisable, and/or that all or a part of the restrictions on all or a portion of the outstanding Awards shall lapse, in each case, as of such date as the Committee may, in its sole discretion, declare. The Committee may discriminate among Participants and among Awards granted to a Participant in exercising its discretion pursuant to this Section 14.8. All Awards made to Non-Employee Directors shall become fully vested and, in the case of Options, Stock Appreciation Rights and other Awards in the nature of rights that may be exercised, fully exercisable in the event of the occurrence of a Change of Control as of the date of such Change of Control.
      14.9     EFFECT OF ACCELERATION. If an Award is accelerated under Sections 7.3(b), 13.6 and/or 14.8, the Committee may, in its sole discretion, provide (i) that the Award will expire after a designated period of time after such acceleration to the extent not then exercised, (ii) that the Award will be settled in cash rather than Stock, (iii) that the Award will be assumed by another party to a transaction giving rise to the acceleration or otherwise be equitably converted in connection with such transaction, or (iv) any combination of the foregoing. The Committee’s determination need not be uniform and may be different for different Participants whether or not such Participants are similarly situated.
      14.10     PERFORMANCE GOALS. In order to preserve the deductibility of an Award under Code Section 162(m), the Committee may determine that any Award granted pursuant to this Plan to a Participant is or is expected to become a Covered Employee shall be determined solely on the basis of (a) the achievement by the Corporation or a Parent or Subsidiary of a specified target return, or target growth in return, on equity or assets, (b) the Corporation’s stock price, (c) the Corporation’s total shareholder return (stock price appreciation plus reinvested dividends) relative to a defined comparison group or target over a specific performance period, (d) the achievement by the Corporation or a Parent or Subsidiary, or a business unit of any such entity, of a specified target, or target growth in, revenues, net income, earnings per share, earnings before income and taxes, and earnings before income, taxes, depreciation and amortization, or (e) any combination of the goals set forth in (a) through (d) above. If an Award is made on such basis, the Committee shall establish goals prior to the beginning of the period
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for which such performance goal relates (or such later date as may be permitted under Code Section 162(m) or the regulations thereunder), and the Committee has the right for any reason to reduce (but not increase) the Award, notwithstanding the achievement of a specified goal. Any payment of an Award granted with performance goals shall be conditioned on the written certification of the Committee in each case that the performance goals and any other material conditions were satisfied.
      14.11     TERMINATION OF EMPLOYMENT. Whether military, government or other service or other leave of absence shall constitute a termination of employment shall be determined in each case by the Committee at its discretion, and any determination by the Committee shall be final and conclusive. A termination of employment shall not occur (i) in a circumstance in which a Participant transfers from the Corporation to one of its Parents or Subsidiaries, transfers from a Parent or Subsidiary to the Corporation, or transfers from one Parent or Subsidiary to another Parent or Subsidiary, or (ii) in the discretion of the Committee as specified at or prior to such occurrence, in the case of a spin-off, sale or other disposition of the Participant’s employer from the Corporation or any Parent or Subsidiary. To the extent that this provision causes Incentive Stock Options to extend beyond three months from the date a Participant is deemed to be an employee of the Corporation, a Parent or Subsidiary for purposes of Section 424(f) of the Code, the Options held by such Participant shall be deemed to be Non-Qualified Stock Options.
      14.12     LOAN PROVISIONS. Subject to applicable laws, rules and regulations, including, without limitation, the Sarbanes-Oxley Act of 2002, with the consent of the Committee, the Corporation may make, guarantee or arrange for a loan or loans to a Participant with respect to the exercise of any Option granted under this Plan and/or with respect to the payment of the purchase price, if any, of any Award granted hereunder and/or with respect to the payment by the Participant of any or all federal and/or state income taxes due on account of the granting or exercise of any Award hereunder. The Committee shall have full authority to decide whether to make a loan or loans hereunder and to determine the amount, terms and provisions of any such loan(s), including the interest rate to be charged in respect of any such loan(s), whether the loan(s) are to be made with or without recourse against the borrower, the collateral or other security, if any, securing the repayment of the loan(s), the terms on which the loan(s) are to be repaid and the conditions, if any, under which the loan(s) may be forgiven.
ARTICLE 15
CHANGES IN CAPITAL STRUCTURE
      15.1     GENERAL. Upon or in contemplation of (a) any reclassification, recapitalization, stock split (including a stock split in the form of a stock dividend) or reverse stock split, (b) any merger, combination, consolidation, or other reorganization, (c) any spin-off, split-up, or similar extraordinary dividend distribution in respect of the Stock (whether in the form of securities or property), (d) any exchange of Stock or other securities of the Corporation, or any similar, unusual or extraordinary corporate transaction in respect of the Stock, or (e) a sale of all or substantially all the business or assets of the Corporation as an entirety, then the Committee shall, in such manner, to such extent (if any) and at such time as it deems appropriate and equitable in the circumstances:

(i) proportionately adjust any or all of (A) the number and type of shares of Stock (or other securities) that thereafter may be made the subject of Awards (including the specific share limits, maximums and numbers of shares set forth elsewhere in this Plan), (B) the number, amount and type of shares of Stock (or other securities or property) subject to any or all outstanding Awards, (C) the grant, purchase, or exercise price (which term includes the base price of any SAR or similar right) of any or all outstanding Awards, (D) the securities, cash or other property deliverable upon exercise or payment of any outstanding Awards, or (E) the performance standards applicable to any outstanding Awards, or
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(ii) make provision for a cash payment or for the assumption, substitution or exchange of any or all outstanding share-based Awards or the cash, securities or property deliverable to the holder of any or all outstanding share-based Awards, based upon the distribution or consideration payable to holders of the Stock upon or in respect of such event.
      The Committee may adopt such valuation methodologies for outstanding Awards as it deems reasonable in the event of a cash or property settlement and, in the case of Options, SARs or similar rights, but without limitation on other methodologies, may base such settlement solely upon the excess if any of the per share amount payable upon or in respect of such event over the exercise or base price of the Award. With respect to any Award of an Incentive Stock Option, the Committee may make such an adjustment that causes the option to cease to qualify as an Incentive Stock Option without the consent of the affected Participant.
      In any of such events, the Committee may take such action prior to such event to the extent that the Committee deems the action necessary to permit the Participant to realize the benefits intended to be conveyed with respect to the underlying shares in the same manner as is or will be available to stockholders generally. In the case of any stock split or reverse stock split, if no action is taken by the Committee, the proportionate adjustments contemplated by clause (i) above shall nevertheless be made.
ARTICLE 16
AMENDMENT, MODIFICATION AND TERMINATION
      16.1     AMENDMENT, MODIFICATION AND TERMINATION. The Board or the Committee may, at any time and from time to time, amend, modify or terminate the Plan without shareholder approval; provided, however, that the Board or Committee may condition any amendment or modification on the approval of shareholders of the Corporation if such approval is necessary or deemed advisable with respect to tax, securities or other applicable laws, policies or regulations.
      16.2     AWARDS PREVIOUSLY GRANTED. At any time and from time to time, but subject to Section 4.3, the Committee may amend, modify or terminate any outstanding Award without approval of the Participant; provided, however, that, subject to the terms of the applicable Award Agreement, such amendment, modification or termination shall not, without the Participant’s consent, reduce or diminish the value of such Award determined as if the Award had been exercised, vested, cashed in or otherwise settled on the date of such amendment or termination and provided further that the original term of any Option may not be extended. No termination, amendment, or modification of the Plan shall adversely affect any Award previously granted under the Plan, without the written consent of the Participant.
ARTICLE 17
GENERAL PROVISIONS
      17.1     NO RIGHTS TO AWARDS. No Participant or any eligible participant shall have any claim to be granted any Award under the Plan, and neither the Corporation nor the Committee is obligated to treat Participants or eligible participants uniformly.
      17.2     NO STOCKHOLDER RIGHTS. No Award gives the Participant any of the rights of a shareholder of the Corporation unless and until shares of Stock are in fact issued to such person in connection with such Award.
      17.3     WITHHOLDING. The Corporation or any Parent or Subsidiary shall have the authority and the right to deduct or withhold, or require a Participant to remit to the Corporation, an amount sufficient to satisfy federal, state, and local taxes (including the Participant’s FICA obligation) required by law to be
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withheld with respect to any taxable event arising as a result of the Plan. With respect to withholding required upon any taxable event under the Plan, the Committee may, at the time the Award is granted or thereafter, require or permit that any such withholding requirement be satisfied, in whole or in part, by withholding from the Award shares of Stock having a Fair Market Value on the date of withholding equal to the minimum amount (and not any greater amount) required to be withheld for tax purposes, all in accordance with such procedures as the Committee establishes.
      17.4     NO RIGHT TO CONTINUED SERVICE. Nothing in the Plan or any Award Agreement shall interfere with or limit in any way the right of the Corporation or any Parent or Subsidiary to terminate any Participant’s employment or status as an officer, director or consultant at any time, nor confer upon any Participant any right to continue as an employee, officer, director or consultant of the Corporation or any Parent or Subsidiary.
      17.5     UNFUNDED STATUS OF AWARDS. The Plan is intended to be an “unfunded” plan for incentive and deferred compensation. With respect to any payments not yet made to a Participant pursuant to an Award, nothing contained in the Plan or any Award Agreement shall give the Participant any rights that are greater than those of a general creditor of the Corporation or any Parent or Subsidiary.
      17.6     INDEMNIFICATION. To the extent allowable under applicable law, each member of the Committee shall be indemnified and held harmless by the Corporation from any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by such member in connection with or resulting from any claim, action, suit, or proceeding to which such member may be a party or in which he may be involved by reason of any action or failure to act under the Plan and against and from any and all amounts paid by such member in satisfaction of judgment in such action, suit, or proceeding against him provided he gives the Corporation an opportunity, at its own expense, to handle and defend the same before he undertakes to handle and defend it on his own behalf. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Corporation’s Certificate of Incorporation or Bylaws, as a matter of law, or otherwise, or any power that the Corporation may have to indemnify them or hold them harmless.
      17.7     RELATIONSHIP TO OTHER BENEFITS. No payment under the Plan shall be taken into account in determining any benefits under any pension, retirement, savings, profit sharing, group insurance, welfare or benefit plan of the Corporation or any Parent or Subsidiary unless provided otherwise in such other plan.
      17.8     EXPENSES. The expenses of administering the Plan shall be borne by the Corporation and its Parents or Subsidiaries.
      17.9     TITLES AND HEADINGS. The titles and headings of the Sections in the Plan are for convenience of reference only, and in the event of any conflict, the text of the Plan, rather than such titles or headings, shall control.
      17.10     GENDER AND NUMBER. Except where otherwise indicated by the context, any masculine term used herein also shall include the feminine; the plural shall include the singular and the singular shall include the plural.
      17.11     FRACTIONAL SHARES. No fractional shares of Stock shall be issued and the Committee shall determine, in its discretion, whether cash shall be given in lieu of fractional shares or whether such fractional shares shall be eliminated by rounding up.
      17.12     GOVERNMENT AND OTHER REGULATIONS. The obligation of the Corporation to make payment of awards in Stock or otherwise shall be subject to all applicable laws, rules, and regulations, and to such approvals by government agencies as may be required. The Corporation shall be under no obligation to
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register under the 1933 Act, or any state securities act, any of the shares of Stock issued in connection with the Plan. The shares issued in connection with the Plan may in certain circumstances be exempt from registration under the 1933 Act, and the Corporation may restrict the transfer of such shares in such manner as it deems advisable to ensure the availability of any such exemption.
      17.13     GOVERNING LAW. To the extent not governed by federal law, the Plan and all Award Agreements shall be construed in accordance with and governed by the laws of the State of Delaware.
      17.14     ADDITIONAL PROVISIONS. Each Award Agreement may contain such other terms and conditions as the Committee may determine; provided that such other terms and conditions are not inconsistent with the provisions of this Plan. In the event of any conflict or inconsistency between the Plan and an Award Agreement, the Plan shall govern and the Award Agreement shall be interpreted to minimize or eliminate such conflict or inconsistency.
      17.15     SECTION 409A OF THE CODE. If any provision of the Plan or an Award Agreement contravenes any regulations or Treasury guidance promulgated under Section 409A of the Code or could cause an Award to be subject to the interest and penalties under Section 409A of the Code, such provision of the Plan or any Award Agreement shall be modified to maintain, to the maximum extent practicable, the original intent of the applicable provision without violating the provisions of Section 409A of the Code. Moreover, any discretionary authority that the Board or the Committee may have pursuant to the Plan shall not be applicable to an Award that is subject to Section 409A of the Code to the extent such discretionary authority will contravene Section 409A of the Code or the Treasury guidance promulgated thereunder.
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EMDEON CORPORATION
ANNUAL MEETING OF STOCKHOLDERS
September 12, 2006
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
     The undersigned hereby appoints each of Andrew C. Corbin, Lewis H. Leicher and Charles A. Mele as proxies, each with full power of substitution, to represent the undersigned and to vote all shares of stock which the undersigned is entitled in any capacity to vote at the 2006 Annual Meeting of Stockholders of EMDEON CORPORATION, to be held at The Marriott at Glenpointe, 100 Frank W. Burr Boulevard, Teaneck, New Jersey 07666 on September 12, 2006 at 10:00 a.m, Eastern time, and at any adjournment or postponement thereof, on the matters set forth below and, in their discretion, upon all matters incident to the conduct of the Annual Meeting and upon such other matters as may properly be brought before the Annual Meeting. This proxy revokes all prior proxies given by the undersigned.
     WHEN PROPERLY EXECUTED AND RETURNED IN A TIMELY MANNER, THIS PROXY WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER OR, IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED “FOR” EACH OF THE PROPOSALS SET FORTH BELOW.

Please date, sign and mail your proxy card in the envelope provided as soon as possible.

☒	Please mark your votes as in this example.
The Board of Directors recommends a vote FOR Proposals 1, 2 and 3.

			WITHHOLD	FOR ALL
			AUTHORITY	EXCEPT
		FOR ALL	FOR ALL	(See
		NOMINEES	NOMINEES	instructions below)
1.	To elect the persons listed below to each serve a three year term as a Class II director.	☐	☐	☐

NOMINEES:

O Paul A. Brooke

O James V. Manning

O Martin J. Wygod

(INSTRUCTIONS: To withhold authority to vote for any individual nominee, mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here:● )

		FOR	AGAINST	ABSTAIN

2.	To approve an amendment to Emdeon’s 2000 Long-Term Incentive Plan to increase the number of shares reserved for issuance.	☐	☐	☐

3.	To ratify the appointment of Ernst & Young LLP as the independent registered public accounting firm to serve as Emdeon’s independent auditor for the fiscal year ending December 31, 2006.	☐	☐	☐
The undersigned acknowledges receipt of the accompanying Notice of Annual Meeting and Proxy Statement.

Signature:	Signature:

Date:	Date:

NOTE:	Please sign exactly as your name or names appear on this Proxy Card. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give your full title as such. If the signer is a corporation, please print the full corporate name and the full title of the duly authorized officer executing on behalf of the corporation. If the signer is a partnership, please print full partnership name and the full title of the duly authorized person executing on behalf of the partnership.